Exhibit 99.3

DRAFT LETTER OF OFFER

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

The Draft Letter of Offer (“Draft Letter of Offer”/”DLoF”) is being sent to you as a Public Shareholder (as defined below) of J.B. Chemicals & Pharmaceuticals Limited. If you require any clarification about the action to be taken, you may consult your stock broker or investment consultant or the Manager (as defined below)/Registrar to the Offer (as defined below). In case you have recently sold your Equity Shares (as defined below), please hand over the Draft Letter of Offer and the accompanying On Market Form of Acceptance-cum-Acknowledgement (as defined below)/Off-Market Form of Acceptance-cum-Acknowledgement (as defined below) (as applicable) to the member of stock exchange through whom the said sale was effected.

OPEN OFFER (“OPEN OFFER”/”OFFER”)

BY

TAU INVESTMENT HOLDINGS PTE. LTD. (“Acquirer”)

Regd. office: 10, Changi Business Park Central 2, #05-01, Hansapoint, 486030, Singapore

Company Registration number: 202009323W
(Tel: +65 6922 5800; Fax: +65 6922 5801)

ALONGWITH

TAU HOLDCO PTE. LTD. (“PAC 1”)

Regd. office: 10, Changi Business Park Central 2, #05-01, Hansapoint, 486030, Singapore

Company Registration number: 202016454K
(Tel: +65 6922 5800; Fax: +65 6922 5801)

AND

KKR ASIA III FUND INVESTMENTS PTE. LTD. (“PAC 2”)

Regd. office: 10, Changi Business Park Central 2, #05-01, Hansapoint, 486030, Singapore

Company Registration number: 201713656M
(Tel: +65 6922 5800; Fax: +65 6922 5801)

(PAC 1 and PAC 2 are collectively referred to as “PACs”)

TO ACQUIRE UP TO 20,093,346 (TWENTY MILLION NINETY-THREE THOUSAND THREE HUNDRED FORTY-SIX) FULLY PAID-UP EQUITY SHARES OF FACE VALUE OF ₹ 2 (INDIAN RUPEES TWO ONLY) EACH, REPRESENTING 26% (TWENTY-SIX PER CENT.) OF THE VOTING SHARE CAPITAL (AS DEFINED BELOW) OF THE TARGET COMPANY (AS DEFINED BELOW) FROM THE PUBLIC SHAREHOLDERS (AS DEFINED BELOW)

OF

J.B. CHEMICALS & PHARMACEUTICALS LIMITED

Regd. office: B Wing, Neelam Centre, 4th Floor, Hind Cycle Road, Worli, Mumbai — 400030, Maharashtra, India

Corporate identification Number: L24390MH1976PLC019380
(Tel: 022-2439 5200/5500; Fax: 022-2431 5334) (“Target Company”)

AT A PRICE OF ₹ 745 (INDIAN RUPEES SEVEN HUNDRED AND FORTY-FIVE ONLY) PER EQUITY SHARE (“OFFER PRICE”) PAYABLE IN CASH, PURSUANT TO THE SECURITIES AND EXCHANGE BOARD OF INDIA (SUBSTANTIAL ACQUISITION OF SHARES AND TAKEOVERS) REGULATIONS, 2011 AS AMENDED (“SEBI (SAST) REGULATIONS”)

1.                 This Open Offer is made pursuant to and in compliance with the provisions of Regulation 3(1), Regulation 4 and other applicable regulations of the SEBI (SAST) Regulations.

2.                 This Open Offer is not a conditional offer in terms of Regulation 19 of the SEBI (SAST) Regulations and is not subject to any minimum level of acceptance.

3.                 This Open Offer is not a competing offer in terms of Regulation 20 of the SEBI (SAST) Regulations.

4.                 NRI (as defined below) and OCB (as defined below) holders of Equity Shares, if any, must obtain all requisite approvals required to tender the Equity Shares held by them in this Offer (including, without limitation, approval from the RBI (as defined below), or any other relevant statutory or regulatory authority, as may be applicable, since the Equity Shares validly tendered in this Open Offer will be acquired by a non-resident entity) and submit copies of such approvals, along with the On Market Form of Acceptance-cum-Acknowledgement/Off-Market Form of Acceptance-cum-Acknowledgement (as applicable) and other documents required in terms of this Draft Letter of Offer. Further, if holders of the Equity Shares who are not persons resident in India (including NRIs, OCBs, and FPIs (as defined below)) had required any approvals (including from the RBI, the FIPB (as defined below) or any other regulatory/statutory authority) in respect of the Equity Shares held by them, they will be required to submit copies of such previous approvals, along with the other documents required to be tendered to accept this Open Offer. In the event such approvals are not submitted, the Acquirer and the PACs reserve the right to reject such Equity Shares tendered in this Open Offer. If the Equity Shares are held under general permission of the RBI, the non-resident Public Shareholder should state that the Equity Shares are held under general permission and clarify whether the Equity Shares are held on a repatriable or a non-repatriable basis.

5.                 Where any statutory or other approval extends to some but not all of the Public Shareholders, the Acquirer and the PACs shall have the option to make payment to such Public Shareholders in respect of whom no statutory or other approvals are required in order to complete this Open Offer.

6.                 Other than as set out in Part C (Statutory and Other Approvals) of Section VIII (Terms and Conditions of the Open Offer), as on the date of this Draft Letter of Offer, to the best knowledge of the Acquirer and the PACs, there are no other statutory or regulatory approvals required by the Acquirer and/or the PACs, to acquire the Equity Shares validly tendered by Public Shareholders pursuant to this Open Offer. However, in case of any other statutory or regulatory approvals being required and/or becoming applicable at a later date before the closing of the Tendering Period (as defined below), this Open Offer would be subject to the receipt of such approvals.

7.                 In the event that the number of Equity Shares validly tendered by the Public Shareholders under this Open Offer is more than the number of Offer Shares (as defined below), the Acquirer and/or PACs shall accept those Equity Shares validly tendered by the Public Shareholders on a proportionate basis in consultation with the Manager, taking care to ensure that the basis of acceptance is decided in a fair and equitable manner and does not result in non-marketable lots, provided that the acquisition of Equity Shares from a Public Shareholder shall not be less than the minimum marketable lot, or the entire holding if it is less than the marketable lot. The marketable lot for the Equity Shares for the purpose of this Offer shall be 1 (one) only.

8.                 The Acquirer and the PACs may withdraw the Open Offer in accordance with the terms and conditions specified in Part C (Statutory and Other Approvals) of Section VIII (Terms and Conditions of the Open Offer) of this Draft Letter of Offer. In the event of a withdrawal of the Open Offer, the Acquirer and the PACs (through the Manager) shall, within two (2) Working Days (as defined below) of such withdrawal, make a public announcement, in the same Newspapers (as defined below) in which the Detailed Public Statement (as defined below) was published, stating the grounds for withdrawal in accordance with Regulation 23(2) of the SEBI (SAST) Regulations.

9.                 The Offer Price may be subject to upward revision, if any, pursuant to the SEBI (SAST) Regulations or at the discretion of the Acquirer and the PACs at any time prior to the commencement of the last one (1) Working Day before the commencement of the Tendering Period, in accordance with Regulation 18(4) of the SEBI (SAST) Regulations. In the event of acquisition of the Equity Shares by the Acquirer and/or the PACs, during the Open Offer period, whether by subscription or purchase, at a price higher than the Offer Price per equity share, the Offer Price will be revised upwards to be equal to or more than the highest price paid for such acquisition in terms of Regulation 8(8) of the SEBI (SAST) Regulations. In the event of such revision, the Acquirer and the PACs shall (i) make corresponding increase to the Escrow Amount and/or Bank Guarantee; (ii) make a public announcement in the same Newspapers in which the DPS was published; and (iii) simultaneously with the issue of such public announcement, inform SEBI, the Stock Exchanges, and the Target Company at its registered office of such revision. However, the Acquirer and the PACs shall not acquire any Equity Shares after the third (3rd) Working Day prior to the commencement of the Tendering Period, and until the expiry of the Tendering Period. The same price shall be payable by the Acquirer and PACs for all the Equity Shares tendered anytime during the Open Offer.

10.            There has been no competing offer as of the date of this Draft Letter of Offer. If there is a competing offer, the offers under all subsisting bids will open and close on the same date.

A copy of the Public Announcement (as defined below), the Detailed Public Statement, this Draft Letter of Offer (including the On Market Form of Acceptance-cum- Acknowledgement/Off-Market Form of Acceptance-cum-Acknowledgement (as applicable) are also available on the website of SEBI (www.sebi.gov.in).

MANAGER TO THE OPEN OFFER	REGISTRAR TO THE OPEN OFFER

ICICI Securities Limited
ICICI Centre, H.T. Parekh Marg,
Churchgate,
Mumbai - 400 020
Tel: +91 22 2288 2460
Fax: +91 22 2282 6580
E-mail: jbopenoffer2020@icicisecurities.com
Website: www.icicisecurities.com
Contact Person: Sameer Purohit/Nidhi Wangnoo
SEBI Registration Number: INM000011179

Link Intime India Private Limited
Address: C-101, 247 Park, Lal Bahadur Shastri Marg,
Vikhroli (West), Mumbai — 400 083
Tel: + 91 22 49186170/72
Fax: + 91 22 49186195
Website: www.linkintime.co.in
Email: jbchem.offer@linkintime.co.in
Contact Person: Mr. Sumeet Deshpande
SEBI Registration Number: INR000004058

TENTATIVE SCHEDULE OF MAJOR ACTIVITIES RELATING TO THE OFFER

No.	Name of Activity	Schedule of Activities (Date and Day)#
1.	Issue of Public Announcement	2 July 2020; Thursday
2.	Publication of the Detailed Public Statement in Newspapers	9 July 2020; Thursday
3.	Date on which the Draft Letter of Offer is filed with SEBI	15 July 2020; Wednesday
4.	Last date for public announcement for competing offer(s)	30 July 2020; Thursday
5.	Last date for receipt of comments from SEBI on the Draft Letter of Offer (in the event SEBI has not sought clarification or additional information from the Manager to the Open Offer)	5 August 2020; Wednesday
6.	Identified Date*	7 August 2020; Friday
7.	Last date for dispatch of the Letter of Offer to the Public Shareholders of the Target Company whose names appear in the records of Depositories on the Identified Date	14 August 2020; Friday
8.	Last date by which a committee of independent directors of the Target Company is required to give its recommendation to the Public Shareholders of the Target Company for this Open Offer	19 August 2020; Wednesday
9.	Last date for upward revision of the Offer Price and/or the Offer Size	19 August 2020; Wednesday
10.	Date of publication of Open Offer opening public announcement, in the Newspapers in which the DPS has been published	20 August 2020; Thursday
11.	Date of commencement of the Tendering Period	21 August 2020; Friday
12.	Date of closure of the Tendering Period	3 September 2020; Thursday
13.	Last date of communicating the rejection/acceptance and completion of payment of consideration or refund of Equity Shares to the Public Shareholders of the Target Company	17 September 2020; Thursday
14.	Last date for publication of post Open Offer public announcement in the Newspapers in which the Detailed Public Statement has been published	24 September 2020; Thursday

*Date falling on the 10th Working Day prior to the commencement of the Tendering Period. The Identified Date is only for the purpose of determining the Public Shareholders as on such date to whom the Letter of Offer would be sent. All the Public Shareholders (registered or unregistered) of the Equity Shares of the Target Company are eligible to participate in this Open Offer at any time prior to the closure of the Tendering Period.

# The above timelines are indicative (prepared on the basis of timelines provided under the SEBI (SAST) Regulations) and are subject to receipt of relevant approvals from various statutory/regulatory authorities and may have to be revised accordingly.

RISK FACTORS

The risk factors set forth below are limited to this Open Offer, the Underlying Transaction contemplated under the Share Purchase Agreement, the Acquirer and the PACs, and are not in relation to the present or future business operations of the Target Company or other related matters. These are neither exhaustive nor intended to constitute a complete analysis of all the risks involved in the participation by Public Shareholders in this Open Offer, or in association with the Acquirer and the PACs, but are merely indicative in nature. Public Shareholders are advised to consult their stockbrokers, investment consultants and/or tax advisors, for understanding and analysing all risks associated with respect to their participation in this Open Offer.

1.              Risks relating to the Open Offer and the Underlying Transaction:

•                  The Open Offer is an open offer under the SEBI (SAST) Regulations to acquire up to 20,093,346 (twenty million ninety-three thousand three hundred forty-six) Equity Shares representing 26% (twenty-six per cent.) of the Voting Share Capital, from the Public Shareholders. If the number of Equity Shares validly tendered by the Public Shareholders under this Open Offer is more than the Offer Size (as defined below), then the Offer Shares validly tendered by the Public Shareholders will be accepted on a proportionate basis, subject to acquisition of a maximum of 20,093,346 (twenty million ninety-three thousand three hundred forty-six) Equity Shares, representing 26% (twenty-six per cent.) of the Voting Share Capital. Accordingly, there is no assurance that all the Equity Shares tendered by the Public Shareholders in the Open Offer will be accepted. The unaccepted Equity Shares will be returned to the Public Shareholders in accordance with the schedule of activities for the Open Offer.

•                  The consummation of the Underlying Transaction (as defined below) and the Open Offer is subject to the receipt of all Required Statutory Approvals (as defined below) and satisfaction of certain conditions precedent specified in the Share Purchase Agreement (as defined below) (as set out in paragraph 5(iii) of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer below) (unless waived by the Acquirer in accordance with the Share Purchase Agreement). In the event that either: (a) any of the Required Statutory Approvals and satisfaction of certain conditions precedent, are not obtained, granted or satisfied, or are delayed, as applicable; (b) there is any litigation leading to a stay/injunction on the Open Offer or that restricts/restrains the Acquirer/PACs from performing its obligations hereunder; or (c) SEBI instructs the Acquirer/PACs not to proceed with the Open Offer, then the Open Offer process may be delayed beyond the schedule of activities indicated in this Draft Letter of Offer or may be withdrawn in terms of Regulation 23 of the SEBI (SAST) Regulations. In case any statutory approval or other governmental approval that may be required by the Acquirer and/or PACs, is not received in time, SEBI may, if satisfied, grant an extension of time to the Acquirer and/or PACs for making payment of the consideration to the Public Shareholders whose Offer Shares have been accepted in the Open Offer, subject to such terms and conditions as may be specified by SEBI, including payment of interest, if any, in accordance with the SEBI (SAST) Regulations. In addition, where any statutory approval extends to some but not all of the Public Shareholders, the Acquirer and/or PACs shall have the option to make payment to such Public Shareholders in respect of whom no statutory approvals are required in order to complete this Open Offer.

•                  To the best of the knowledge of the Acquirer and the PACs, except as set out above, there are no other statutory or governmental approvals required for the consummation of the Underlying Transaction and the Open Offer. If any other statutory or governmental approval(s) are required or become applicable prior to completion of the Open Offer, the Underlying Transaction and the Open Offer would also be subject to such other statutory or other governmental approval(s) and the Acquirer and/or the PACs shall make the necessary applications for such other approvals.

•                  The acquisition of Equity Shares under the Open Offer from all Public Shareholders (resident and non-resident) is subject to all approvals required to be obtained by such Public Shareholders in relation to the Open Offer and the transfer of Equity Shares held by them to the Acquirer and/or PACs. Further, if the Public Shareholders who are not persons resident in India require or had required any approvals in respect of the transfer of Equity Shares held by them, they will be required to submit such previous approvals that they would have obtained for holding the Equity Shares, to tender the Equity Shares held by them pursuant to this Open Offer, along with the other documents required to be tendered to accept this Open Offer. In the event such prior approvals are not submitted, the Acquirer and/or PACs reserve their right to reject such Equity Shares tendered in this Open Offer. If the Equity Shares are held under general permission of the RBI, the non-resident Public Shareholder should state that the Equity Shares are held under general permission and clarify whether the Equity Shares are held on repatriable basis or non-repatriable basis.

•                  Public Shareholders who have lodged their acceptance to this Open Offer are not entitled to withdraw such acceptance during the Tendering Period, even if the acceptance of their Equity Shares in this Open Offer and payment of consideration are delayed. The Public Shareholders will not be able to trade in such Equity Shares which have been tendered in the Open Offer. During such period, there may be fluctuations in the market price of the Equity Shares. The Acquirer/PACs make no assurance with respect to the market price of the Equity Shares, both during the period that the Open Offer is open and upon completion of the Open Offer, and disclaim any responsibility with respect to any decision taken by the Public Shareholders with respect to whether or not to participate in the Open Offer. The Public Shareholders will be solely responsible for their decisions regarding their participation in this Open Offer.

•                  This Draft Letter of Offer has not been filed, registered or approved in any jurisdiction outside India. Recipients of the Letter of Offer resident in jurisdictions outside India should inform themselves of and observe any applicable legal requirements. This Open Offer is not directed towards any person or entity in any jurisdiction or country where the same would be contrary to the applicable laws or regulations or would subject the Acquirer, the PACs or the Manager to the Open Offer to any new or additional registration requirements. This is not an offer for sale, or a solicitation of an offer to buy in, any foreign jurisdictions covered under the ‘General Disclaimer’ clause in Section II (Disclaimer Clause) of this Draft Letter of Offer, and cannot be accepted by any means or instrumentality from within any such foreign jurisdictions.

•                  The Open Offer is being made for securities of an Indian company and Public Shareholders of the Target Company in the U.S. should be aware that this Draft Letter of Offer and any other documents relating to the Open Offer have been or will be prepared in accordance with Indian procedural and disclosure requirements, including requirements regarding the offer timetable and timing of payments, all of which differ from those in the United States. Any financial information included in this Draft Letter of Offer or in any other documents relating to the Open Offer, has been or will be prepared in accordance with non-U.S. accounting standards that may not be comparable to financial statements of companies in the U.S. or other companies whose financial statements are prepared in accordance with the U.S. generally accepted accounting principles.

•                  The receipt of cash pursuant to the Open Offer by a Public Shareholder of the Target Company may be a taxable transaction for the U.S. federal income tax purposes and under the applicable U.S. state and local, as well as foreign and other, tax laws. Each Public Shareholder of the Target Company is urged to consult his independent professional adviser immediately regarding the tax consequences of accepting the Open Offer.

•                  Neither the U.S. Securities Exchange Commission nor any U.S. state securities commission has approved or disapproved the Open Offer or passed any comment upon the adequacy or completeness of this Draft Letter of Offer. Any representation to the contrary is a criminal offence in the U.S. It is expected that the Open Offer will be subject to a Tier I exemption pursuant to Rule 14D-1(C) of the U.S. Securities Exchange Act of 1934, as amended.

•                  The Public Shareholders are advised to consult their respective tax advisors for assessing the tax liability pursuant to this Open Offer, and in respect of other aspects such as the treatment that may be given by their respective assessing officers in their case, and the appropriate course of action that they should take. The Acquirer, the PACs and the Manager do not accept any responsibility for the accuracy or otherwise of the tax provisions set forth in this Draft Letter of Offer.

•                  The information contained in this Draft Letter of Offer is as of the date of this Draft Letter of Offer unless expressly stated otherwise. The Acquirer, PACs and the Manager are under no obligation to update the information contained herein at any time after the date of this Draft Letter of Offer.

•                  It may be noted that the Acquirer and PACs are not persons resident in India under applicable Indian foreign exchange control regulations. If for any reason, the Acquirer does not have control over the Target Company, the mechanism for acquisition of Equity Shares of the Target Company through stock exchange in terms of the Acquisition Window Circulars will not be available for this Open Offer, in accordance with the applicable Indian foreign exchange control regulations. Therefore, in such case, the Acquirer/PACs will acquire the Equity Shares tendered by the Public Shareholders under the Open Offer, in accordance with the ‘tender offer method’ as prescribed by SEBI. Accordingly, then the Equity Shares tendered in the Open Offer will be held in trust by the Registrar to the Offer until the completion of the Offer formalities and the Public Shareholders who have tendered their Equity Shares will not be able to trade such Equity Shares. During such period, there may be fluctuations in the market price of the Equity Shares that may adversely impact the Public Shareholders who have tendered their Equity Shares in this Offer. It is understood that the Public Shareholders will be solely responsible for their decisions regarding the participation in this Open Offer. None of the Acquirer, the PACs nor the Manager to the Offer makes any assurance with respect to the market price of the Equity Shares before the commencement of the Offer, during the period that the Offer is open and upon completion of the Offer and each of them disclaims any responsibility with respect to any decision by the Public Shareholders on whether or not to participate in the Offer.

2.              Risks involved in associating with the Acquirer and PACs

•                  None of the Acquirer and the PACs make any assurance with respect to the financial performance of the Target Company or the continuance of past trends in the financial performance of the Target Company nor do they make any assurance with respect to the market price of the Equity Shares before, during or after the Offer. Each of the Acquirer and the PACs expressly disclaim any responsibility or obligation of any kind (except as required under applicable law) with respect to any decision by any Public Shareholder on whether to participate or not in this Open Offer.

•                  The information pertaining to the Target Company and/or the Sellers contained in the Public Announcement or the Detailed Public Statement, this Draft Letter of Offer or the Letter of Offer or any other advertisement/publications/corrigendum made in connection with the Open Offer has been compiled from information published or provided by the Target Company or the Sellers, as the case may be, or publicly available sources which has not been independently verified by the Acquirer or the PACs or the Manager. The Acquirer, the PACs and the Manager do not accept any responsibility with respect to such information relating to the Target Company and/or the Sellers. Any person placing reliance on any other source of information (not released by the Acquirer, the PACs, or the Manager to the Open Offer) would be doing so at its/his/her own risk.

•                  None of the Acquirer, the PACs, the Manager or the Registrar to the Offer accepts any responsibility for any loss of documents during transit (including but not limited to Open Offer acceptance forms, copies of delivery instruction slips, etc.), and Public Shareholders are advised to adequately safeguard their interest in this regard.

•                  The Acquirer and the PACs make no assurance with respect to their investment/divestment decisions relating to its proposed shareholding in the Target Company.

•                  As per Regulation 38 of the SEBI (LODR) Regulations read with Rule 19A of the SCRR, the Target Company is required to maintain at least 25% (twenty-five per cent.) public shareholding, as determined in accordance with the SCRR, on a continuous basis for listing. If as a result of acquisition of Equity Shares pursuant to the Share Purchase Agreement and/or the Open Offer, the public shareholding in the Target Company falls below the minimum public  shareholding requirement as per SCRR, and the SEBI (LODR) Regulations, then the Sellers have agreed to take necessary steps to bring down the promoters and promoter group shareholding in the Target Company to the level specified, and within the time prescribed, under applicable law, in a manner acceptable to the Acquirer and in accordance with the Share Purchase Agreement. Any failure to comply with the conditions of aforesaid regulations could have an adverse effect on the price and tradability of Equity Shares of the Target Company.

CURRENCY OF PRESENTATION

In this Draft Letter of Offer, any discrepancy in any table between the total and sums of the amounts listed are due to rounding off and/or regrouping.

In this Draft Letter of Offer, all references to (i) “₹”, “Rupees”, “Rs.” or INR are references to Indian National Rupees(s) (INR); (ii) “US$” or “USD” are references to United States Dollar(s); (iii) “A$” are references to Australian Dollar(s); and (iv) “S$” are references to Singapore Dollar(s). Unless otherwise stated, the conversion has been done at the rate USD 1= INR 63.93, INR 69.79, INR 71.27 and INR 75.38, as on 31 December 2017, 31 December 2018, 31 December 2019 and 31 March 2020 respectively. (Source: www.rbi.org.in and www.fbil.org.in). In case the period end is a non-working day, the exchange rate is assumed as on the earliest working day.

TABLE OF CONTENTS

I.	KEY DEFINITIONS	9
II.	DISCLAIMER CLAUSE	14
III.	DETAILS OF THE OPEN OFFER	17
IV.	BACKGROUND OF THE ACQUIRER AND THE PACs	24
V.	DETAILS OF THE SELLERS	31
VI.	BACKGROUND OF THE TARGET COMPANY	34
VII.	OFFER PRICE AND FINANCIAL ARRANGEMENTS	39
VIII.	TERMS AND CONDITIONS OF THE OPEN OFFER	42
IX.	PROCEDURE FOR ACCEPTANCE AND SETTLEMENT OF THE OPEN OFFER	45
X.	COMPLIANCE WITH TAX REQUIREMENTS	56
XI.	DOCUMENTS FOR INSPECTION	75
XII.	DECLARATION BY THE ACQUIRER AND THE PACs	76
ON MARKET FORM OF ACCEPTANCE-CUM-ACKNOWLEDGEMENT		78
OFF-MARKET FORM OF ACCEPTANCE-CUM-ACKNOWLEDGEMENT		87

I.                                        KEY DEFINITIONS

Particulars	Details/Definition
Acquirer	Tau Investment Holdings Pte. Ltd., a private company limited by shares, incorporated under the laws of Republic of Singapore (Company Registration Number: 202009323W) on 20 March 2020
Acquisition Window Circulars	As has been defined in paragraph 9.2 of Section IX (Procedure for Acceptance and Settlement of the Open Offer) of this Draft Letter of Offer
Acquisition Window	As has been defined in paragraph 9.2 of Section IX (Procedure for Acceptance and Settlement of the Open Offer) of this Draft Letter of Offer
AOP	Association of Persons
Bank Guarantee

An unconditional, irrevocable, and on demand bank guarantee dated 26 June 2020 for an amount of ₹ 2,250,000,000 (Indian Rupees two billion two hundred and fifty million only) from The Hongkong And Shanghai Banking Corporation Limited, issued in favour of the Manager to the Open Offer

Buying Broker	As has been defined in paragraph 9.7 of Section IX (Procedure for Acceptance and Settlement of the Open Offer) of this Draft Letter of Offer
BOI	Body of Individuals
BSE	BSE Limited
CDSL	Central Depository Services Limited
Depositories	CDSL and NSDL
Detailed Public Statement/DPS	The detailed public statement dated 8 July 2020, published on behalf of the Acquirer and the PACs on 9 July 2020
Draft Letter of Offer/DLoF	This Draft Letter of Offer dated 15 July 2020 filed with SEBI pursuant to Regulation 16(1) of the SEBI (SAST) Regulations.
DTAA	Double Taxation Avoidance Agreement
Equity Share(s)	Fully paid-up equity shares of the Target Company with face value of ₹ 2 (Indian Rupees Two Only) each
Escrow Account	The account named “HSBC - JB Chemicals and Pharmaceuticals - Open Offer Escrow Account” opened with the Escrow Agent in accordance with Regulation 17(4) of the SEBI (SAST) Regulations
Escrow Agent

The Hongkong And Shanghai Banking Corporation Limited a scheduled commercial bank in India, acting through its branch office at 11th Floor, Building 3, NESCO - IT Park, NESCO Complex, Western Express Highway, Goregaon (East), Mumbai 400063

Escrow Agreement	Escrow agreement dated 22 June 2020 entered into by the Acquirer with the Escrow Agent and the Manager
Escrow Amount	The amount aggregating to ₹ 150,000,000 (Indian Rupees one hundred fifty million only) maintained by the Acquirer with the Escrow Agent in accordance with the Open Offer Escrow Agreement

Particulars	Details/Definition
Escrow Demat Account	As has been defined in paragraph 9.21.1 of Section IX (Procedure for Acceptance and Settlement of the Open Offer) of this Draft Letter of Offer
Finance Act	The Finance Act, 2018
FEMA	Foreign Exchange Management Act, 1999, as amended
FIIs	Erstwhile Foreign Institutional Investor(s), as defined under Section 2(1)(f) of the Securities and Exchange Board of India (Foreign Institutional Investors) Regulations, 1995, as amended.
FIPB

Erstwhile Foreign Investment Promotion Board or the Foreign Investment Facilitation Portal, and which shall include the erstwhile Department of Industrial Policy and Promotion, Ministry of Commerce and Industry, Government of India, and which shall include the Department for Promotion of Industry and Internal Trade, Ministry of Commerce and Industry, Government of India

FPIs	Foreign Portfolio Investor(s), as defined under Regulation 2(1)(j) of the Securities and Exchange Board of India (Foreign Portfolio Investors) Regulations, 2019, as amended
GAAR	General Anti Avoidance Rule
HUF	Hindu Undivided Family
Identified Date	The date falling on the 10th Working Day prior to the commencement of the Tendering Period
Income Tax Act/IT Act	The Income Tax Act, 1961, as amended
KRA	KYC Registration Agency
Letter of Offer/LoF	The Letter of Offer dated [•], which shall be dispatched to the Public Shareholders of the Target Company
MAT	Minimum Alternate Tax
MLI	Multilateral Instrument
Manager/Manager to the Open Offer/ Manager to the Offer	ICICI Securities Limited
Newspapers

Financial Express (English - all editions), Jansatta (Hindi - all editions), Navshakti (Marathi - Mumbai edition), being the newspapers wherein the Detailed Public Statement was published on behalf of the Acquirer and PACs on 9 July 2020

NOC	No-objection certificate
NRIs	Non-resident Indians
NSDL	National Securities Depository Limited
NSE	National Stock Exchange of India Limited

Particulars	Details/Definition
On Market Form of Acceptance-cum-Acknowledgement	As has been defined in paragraph 9 of Section VIII(A) (Operational Terms and Conditions) of this Draft Letter of Offer
Off-Market Form of Acceptance-cum-Acknowledgement	As has been defined in paragraph 9 of Section VIII(A) (Operational Terms and Conditions) of this Draft Letter of Offer
Offer/Open Offer

Open offer being made by the Acquirer and PACs to the Public Shareholders of the Target to acquire up to 20,093,346 (twenty million ninety-three thousand three hundred forty-six) Equity Shares, representing 26% (twenty-six per cent.) of the Voting Share Capital, at a price of ₹ 745 (Indian Rupees seven hundred and forty-five only) per Equity Share

Offer Period	Shall have the same meaning ascribed to it in the SEBI (SAST) Regulations
Offer Price	₹ 745 (Indian Rupees seven hundred and forty-five only) per Equity Share
Offer Shares	20,093,346 (twenty million ninety-three thousand three hundred forty-six) Equity Shares, representing 26% (twenty-six per cent.) of the Voting Share Capital
Offer Size/Maximum Consideration

₹ 14,969,542,770 (Rupees fourteen billion nine hundred sixty-nine million five hundred forty-two thousand seven hundred seventy only), being the maximum consideration payable under this Open Offer assuming full acceptance

OCBs	Overseas Corporate Bodies
PA/Public Announcement	The public announcement dated 2 July 2020 issued by the Manager on behalf of the Acquirer and the PACs, in connection with the Open Offer
Persons Acting in Concert/PACs	PAC 1 and PAC 2, collectively
PAC 1	Tau Holdco Pte. Ltd., a private company limited by shares, incorporated under the laws of the Republic of Singapore (Company Registration Number: 202016454K) on 12 June 2020
PAC 2	KKR Asia III Fund Investments Pte. Ltd., a private company limited by shares, incorporated under the laws of Republic of Singapore (Company Registration Number: 201713656M) on 17 May 2017
PAN	Permanent Account Number
Public Shareholders

All the equity shareholders of the Target Company excluding: (i) the promoters and members of the promoter group of the Target Company; (ii) the Acquirer, the PACs and any persons deemed to be acting in concert with the Acquirer and the PACs; and (iii) the parties to the Share Purchase Agreement and any persons deemed to be acting in concert with the parties to the Share Purchase Agreement

RBI	Reserve Bank of India

Particulars	Details/Definition
Registrar/Registrar to the Open Offer/Registrar to the Offer	Link Intime India Private Limited
Required Statutory Approvals

(i) The unconditional approval or approval on terms reasonably satisfactory to the Acquirer and the Sellers, of the: (A) Competition Commission of India under the Competition Act, 2002; (B) Federal Antimonopoly Service (the FAS) of Russia under the Federal Law No. 135-FZ dated 26 July 2006 “On Protection of Competition”; (C) the Competition Commission of South Africa under the Competition Act 89 of 1998; and (ii) approval under the rules and regulations issued under the FEMA (including the Foreign Exchange Management (Non-Debt Instruments) Rules, 2019) (if applicable)

RTGS	Real Time Gross Settlement
SCRR	Securities Contracts (Regulation) Rules, 1957, as amended
SEBI	Securities and Exchange Board of India
SEBI Act	Securities and Exchange Board of India Act, 1992, as amended
SEBI (LODR) Regulations	Securities and Exchange Board of India (Listing Obligations and Disclosure Requirements) Regulations, 2015, as amended
SEBI (SAST) Regulations	Securities and Exchange Board of India (Substantial Acquisition of Shares and Takeovers) Regulations, 2011, as amended
Sellers	The promoters and members of the promoter group of the Target Company, as more particularly set out in paragraph 1 of Section V (Details of the Sellers) of this Draft Letter of Offer
Selling Broker(s)	As has been defined in paragraph 9.6 of Section IX (Procedure for Acceptance and Settlement of the Open Offer) of this Draft Letter of Offer
Share Purchase Agreement/SPA	As has been defined in paragraph 2 of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer
SPA Price	As has been defined in paragraph 2 of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer
STT	Securities Transaction Tax
Stock Exchanges	BSE and NSE, collectively
Target/Target Company	J.B. Chemicals & Pharmaceuticals Limited
Tendering Period	The 10 (ten) Working Days period from 21 August 2020 (Friday) to 3 September 2020 (Thursday) within which Public Shareholders may tender their Equity Shares in acceptance of the Open Offer
Tranche 1	As has been defined in paragraph 3(i) of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer
Tranche 2	As has been defined in paragraph 3(ii) of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer

Particulars	Details/Definition
Tranche 3	As has been defined in paragraph 3(iii) of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer
Tranche 4	As has been defined in paragraph 3(iv) of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer
TRC	Tax Residency Certificate
Underlying Transaction	As has been defined in paragraph 3 of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer
UCC	Unique Client Code
Voting Share Capital	Fully paid-up, fully diluted voting equity share capital of the Target Company as of the tenth (10th) Working Day from the date of closure of the Tendering Period
Working Day(s)	Shall have the same meaning ascribed to it in the SEBI (SAST) Regulations

* All capitalized terms used in this Draft Letter of Offer, but not otherwise defined herein, shall have the meanings ascribed thereto in the SEBI (SAST) Regulations.

II.                                   DISCLAIMER CLAUSE

IT IS TO BE DISTINCTLY UNDERSTOOD THAT FILING OF THIS DRAFT LETTER OF OFFER WITH SEBI SHOULD NOT IN ANY WAY BE DEEMED OR CONSTRUED THAT THE SAME HAS BEEN CLEARED, VETTED OR APPROVED BY SEBI. THE DRAFT LETTER OF OFFER HAS BEEN SUBMITTED TO SEBI FOR A LIMITED PURPOSE OF OVERSEEING WHETHER THE DISCLOSURES CONTAINED THEREIN ARE GENERALLY ADEQUATE AND ARE IN CONFORMITY WITH THE SEBI (SAST) REGULATIONS. THIS REQUIREMENT IS TO FACILITATE THE SHAREHOLDERS OF THE TARGET COMPANY TO TAKE AN INFORMED DECISION WITH REGARD TO THE OPEN OFFER. SEBI DOES NOT TAKE ANY RESPONSIBILITY EITHER FOR FINANCIAL SOUNDNESS OF THE ACQUIRER, THE PACs OR THE TARGET COMPANY WHOSE SHARES/CONTROL IS PROPOSED TO BE ACQUIRED OR FOR THE CORRECTNESS OF THE STATEMENTS MADE OR OPINIONS EXPRESSED IN THIS DRAFT LETTER OF OFFER. IT SHOULD ALSO BE CLEARLY UNDERSTOOD THAT WHILE THE ACQUIRER AND THE PACs ARE PRIMARILY RESPONSIBLE FOR THE CORRECTNESS, ADEQUACY AND DISCLOSURE OF ALL RELEVANT INFORMATION IN THIS DRAFT LETTER OF OFFER, THE MERCHANT BANKER IS EXPECTED TO EXERCISE DUE DILIGENCE TO ENSURE THAT THE ACQUIRER AND THE PACs DULY DISCHARGE THEIR RESPONSIBILITIES ADEQUATELY. IN THIS BEHALF, AND TOWARDS THIS PURPOSE, THE MERCHANT BANKER, ICICI SECURITIES LIMITED, HAS SUBMITTED A DUE DILIGENCE CERTIFICATE DATED 15 JULY 2020 TO SEBI IN ACCORDANCE WITH THE SEBI (SAST) REGULATIONS. THE FILING OF THIS DRAFT LETTER OF OFFER DOES NOT, HOWEVER, ABSOLVE THE ACQUIRER AND THE PACs FROM THE REQUIREMENT OF OBTAINING SUCH STATUTORY CLEARANCES AS MAY BE REQUIRED FOR THE PURPOSE OF THE OPEN OFFER.

UNITED STATES OF AMERICA

THE OPEN OFFER IS BEING MADE FOR SECURITIES OF AN INDIAN COMPANY AND PUBLIC SHAREHOLDERS OF THE TARGET COMPANY IN THE U.S. SHOULD BE AWARE THAT THIS DRAFT LETTER OF OFFER AND ANY OTHER DOCUMENTS RELATING TO THE OPEN OFFER HAVE BEEN OR WILL BE PREPARED IN ACCORDANCE WITH INDIAN PROCEDURAL AND DISCLOSURE REQUIREMENTS, INCLUDING REQUIREMENTS REGARDING THE OPEN OFFER TIMETABLE AND TIMING OF PAYMENTS, ALL OF WHICH DIFFER FROM THOSE IN THE U.S. ANY FINANCIAL INFORMATION INCLUDED IN THIS DRAFT LETTER OF OFFER OR IN ANY OTHER DOCUMENTS RELATING TO THE OPEN OFFER HAS BEEN OR WILL BE PREPARED IN ACCORDANCE WITH NON-U.S. ACCOUNTING STANDARDS THAT MAY NOT BE COMPARABLE TO FINANCIAL STATEMENTS OF COMPANIES IN THE U.S. OR OTHER COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

THE RECEIPT OF CASH PURSUANT TO THE OPEN OFFER BY A PUBLIC SHAREHOLDER OF THE TARGET COMPANY MAY BE A TAXABLE TRANSACTION FOR U.S. FEDERAL INCOME TAX PURPOSES AND UNDER APPLICABLE U.S. STATE AND LOCAL, AS WELL AS FOREIGN AND OTHER, TAX LAWS. EACH PUBLIC SHAREHOLDER OF THE TARGET COMPANY IS URGED TO CONSULT HIS INDEPENDENT PROFESSIONAL ADVISER IMMEDIATELY REGARDING THE TAX CONSEQUENCES OF ACCEPTING THE OPEN OFFER.

IT MAY BE DIFFICULT FOR U.S. HOLDERS OF EQUITY SHARES TO ENFORCE THEIR RIGHTS AND ANY CLAIMS THEY MAY HAVE ARISING UNDER THE U.S. FEDERAL SECURITIES LAWS IN CONNECTION WITH THE OPEN OFFER, SINCE THE TARGET COMPANY, THE ACQUIRER AND THE PACs ARE INCORPORATED IN COUNTRIES OTHER THAN THE U.S., AND SOME OR ALL OF THEIR OFFICERS AND DIRECTORS MAY BE RESIDENTS OF COUNTRIES OTHER THAN THE U.S. U.S. HOLDERS OF EQUITY SHARES IN THE TARGET COMPANY MAY NOT BE ABLE TO SUE THE TARGET COMPANY, THE ACQUIRER, THE PACs OR THEIR RESPECTIVE OFFICERS OR DIRECTORS IN A NON-U.S. COURT FOR VIOLATIONS OF U.S. SECURITIES LAWS. FURTHER, IT MAY BE DIFFICULT TO COMPEL THE TARGET COMPANY, THE ACQUIRER, THE PACs OR THEIR RESPECTIVE AFFILIATES TO SUBJECT THEMSELVES TO THE JURISDICTION OR JUDGMENT OF A U.S. COURT.

NEITHER THE U.S. SECURITIES EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OPEN OFFER, OR PASSED ANY COMMENT UPON THE ADEQUACY OR COMPLETENESS OF THIS DRAFT LETTER OF OFFER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE IN THE U.S.

IT IS EXPECTED THAT THE OPEN OFFER WILL BE SUBJECT TO A TIER I EXEMPTION PURSUANT TO RULE 14D-1(C) OF THE U.S. SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

UNITED KINGDOM

IN THE UNITED KINGDOM, THE LETTER OF OFFER TOGETHER WITH THE DETAILED PUBLIC STATEMENT AND THE PUBLIC ANNOUNCEMENT IN CONNECTION WITH THE OPEN OFFER SHALL BE DISTRIBUTED ONLY TO, AND ARE DIRECTED ONLY AT, PERSONS WHO ARE (I) PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”), OR (II) HIGH NET WORTH ENTITIES FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, OR (III) PERSONS TO WHOM IT WOULD OTHERWISE BE LAWFUL TO DISTRIBUTE THEM, ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”. THE LETTER OF OFFER TOGETHER WITH THE DETAILED PUBLIC STATEMENT AND THE PUBLIC ANNOUNCEMENT IN CONNECTION WITH THE OPEN OFFER AND THEIR CONTENTS ARE CONFIDENTIAL AND SHOULD NOT BE DISTRIBUTED, PUBLISHED OR REPRODUCED (IN WHOLE OR IN PART) OR DISCLOSED BY ANY RECIPIENTS TO ANY OTHER PERSON IN THE UNITED KINGDOM, AND ANY PERSON IN THE UNITED KINGDOM THAT IS NOT A RELEVANT PERSON SHOULD NOT ACT OR RELY ON THEM.

GENERAL DISCLAIMER

THIS DRAFT LETTER OF OFFER TOGETHER WITH THE DETAILED PUBLIC STATEMENT AND THE PUBLIC ANNOUNCEMENT IN CONNECTION WITH THE OPEN OFFER, HAVE BEEN PREPARED FOR THE PURPOSES OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS OF INDIA, INCLUDING THE SEBI ACT AND THE SEBI (SAST) REGULATIONS, AND HAS NOT BEEN REGISTERED OR APPROVED UNDER ANY LAWS OR REGULATIONS OF ANY COUNTRY OUTSIDE OF INDIA. THE DISCLOSURES IN THIS DRAFT LETTER OF OFFER AND THE OPEN OFFER PARTICULARS INCLUDING BUT NOT LIMITED TO THE OFFER PRICE, OFFER SIZE AND PROCEDURES FOR ACCEPTANCE AND SETTLEMENT OF THE OPEN OFFER ARE GOVERNED BY SEBI (SAST) REGULATIONS, AND OTHER APPLICABLE LAWS, RULES AND REGULATIONS OF INDIA, THE PROVISIONS OF WHICH MAY BE DIFFERENT FROM THOSE OF ANY JURISDICTION OTHER THAN INDIA. ACCORDINGLY, THE INFORMATION DISCLOSED MAY NOT BE THE SAME AS THAT WHICH WOULD HAVE BEEN DISCLOSED IF THIS DOCUMENT HAD BEEN PREPARED IN ACCORDANCE WITH THE LAWS AND REGULATIONS OF ANY JURISDICTION OUTSIDE OF INDIA. THE INFORMATION CONTAINED IN THIS DRAFT LETTER OF OFFER IS AS OF THE DATE OF THIS DRAFT LETTER OF OFFER. THE ACQUIRER, PACs, THE MANAGER TO THE OPEN OFFER AND ANY DEEMED PERSONS ACTING IN CONCERT WITH THE ACQUIRER ARE UNDER NO OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN AT ANY TIME AFTER THE DATE OF THIS DRAFT LETTER OF OFFER.

NO ACTION HAS BEEN OR WILL BE TAKEN TO PERMIT THIS OPEN OFFER IN ANY JURISDICTION WHERE ACTION WOULD BE REQUIRED FOR THAT PURPOSE. THE LETTER OF OFFER SHALL BE DISPATCHED TO ALL PUBLIC SHAREHOLDERS HOLDING THE EQUITY SHARES WHOSE NAMES APPEAR IN THE RECORDS OF DEPOSITORIES, AT THEIR STATED ADDRESS, AS OF THE IDENTIFIED DATE. HOWEVER, RECEIPT OF THE LETTER OF OFFER BY ANY PUBLIC SHAREHOLDER IN A JURISDICTION IN WHICH IT WOULD BE ILLEGAL TO MAKE THIS OPEN OFFER, OR WHERE MAKING THIS OPEN OFFER WOULD REQUIRE ANY ACTION TO BE TAKEN (INCLUDING, BUT NOT RESTRICTED TO, REGISTRATION OF THE LETTER OF OFFER UNDER ANY LOCAL SECURITIES LAWS OF SUCH JURISDICTION), SHALL NOT BE TREATED BY SUCH PUBLIC SHAREHOLDER AS AN OFFER BEING MADE TO THEM AND SHALL BE CONSTRUED BY THEM AS BEING SENT FOR INFORMATION PURPOSES ONLY.

PERSONS IN POSSESSION OF THE LETTER OF OFFER ARE REQUIRED TO INFORM THEMSELVES OF ANY RELEVANT RESTRICTIONS IN THEIR RESPECTIVE JURISDICTIONS. ANY PUBLIC SHAREHOLDER WHO TENDERS HIS, HER OR ITS EQUITY SHARES IN THIS OPEN OFFER SHALL BE DEEMED TO HAVE DECLARED, REPRESENTED, WARRANTED AND AGREED THAT HE, SHE OR IT IS AUTHORISED UNDER THE PROVISIONS OF ANY APPLICABLE LOCAL LAWS, RULES, REGULATIONS AND STATUTES TO PARTICIPATE IN THIS OPEN OFFER.

III.                              DETAILS OF THE OPEN OFFER

A.                                    Background to the Open Offer

1.                                      This Open Offer is a mandatory open offer being made by the Acquirer and the PACs in terms of Regulation 3(1) and Regulation 4 of the SEBI (SAST) Regulations pursuant to the execution of the Share Purchase Agreement to acquire in excess of 25% (twenty-five per cent.) of the equity share capital of the Target Company and control over the Target Company.

2.                                      The Acquirer has entered into a share purchase agreement dated 2 July 2020 with the Sellers (the “Share Purchase Agreement” or “SPA”), pursuant to which the Acquirer has agreed to acquire from the Sellers up to 41,732,332 (forty-one million seven hundred thirty-two thousand three hundred thirty-two) Equity Shares of the Target Company representing 54% (fifty-four per cent.) of the Voting Share Capital, completion of which is subject to the satisfaction of certain conditions precedent (including, but not limited to, receipt of the Required Statutory Approvals) under the Share Purchase Agreement (as explained in detail in paragraph 5 of Section III(A) (Details of the Open Offer) of this Draft Letter of Offer). Once the Acquirer has acquired 54% (fifty-four per cent.) of the Voting Share Capital, the Sellers have the right (but not an obligation) to sell such number of additional Equity Shares to the Acquirer under the Share Purchase Agreement subject to certain limits as set out in the Share Purchase Agreement including: (a) the Acquirer’s aggregate shareholding in the Target Company not exceeding 64.90% (sixty-four point nine zero per cent.) of the Voting Share Capital; and (b) the total foreign shareholding in the Target Company not exceeding 74% (seventy-four per cent.) of the Voting Share Capital. The sale of such Equity Shares under the Share Purchase Agreement is proposed to be executed at a price of ₹ 745 (Indian Rupees seven hundred and forty-five only) per Equity Share (“SPA Price”).

3.                                      As per the Share Purchase Agreement, the Acquirer has agreed to acquire:

(i)                                     7,728,210 (seven million seven hundred twenty-eight thousand two hundred ten) Equity Shares of the Target Company from the Sellers under the Share Purchase Agreement, constituting 10% (ten per cent.) of the Voting Share Capital, during a specified period within the Offer Period in compliance with SEBI (SAST) Regulations, including Regulation 22(2) of the SEBI (SAST) Regulations, subject to receipt of the Required Statutory Approvals and satisfaction of certain other conditions precedent specified in the Share Purchase Agreement (“Tranche 1”). Tranche 1 will be consummated at the SPA Price as an off-market trade. In addition, simultaneously with the acquisition of 10% (ten per cent.) of the Voting Share Capital, the Acquirer shall, in accordance with applicable law, including the SEBI (SAST) Regulations, nominate certain individuals for appointment as directors on the board of directors of the Target Company (while certain existing directors of the Target Company who have been nominated as directors of the Target Company by Sellers shall resign from the board of directors of the Target Company), pursuant to which the Acquirer intends to obtain control over the Target Company;

(ii)                                  up to 22,334,527 (twenty-two million three hundred thirty-four thousand five hundred twenty-seven) Equity Shares of the Target Company from the Sellers under the Share Purchase Agreement, constituting up to 28.90% (twenty-eight point nine zero per cent.) of the Voting Share Capital, during a specified period within the Offer Period in compliance with SEBI (SAST) Regulations (“Tranche 2”). Tranche 2 is intended to be consummated at the SPA Price as an on-market trade subject to the satisfaction of certain conditions as set out in the Share Purchase Agreement and, in case such conditions are not satisfied, Tranche 2 will be consummated along with (and as a part of) Tranche 3 in the manner set out below;

(iii)                               if, after taking into consideration the number of Equity Shares acquired under Tranche 1 and Tranche 2 (if any) pursuant to the Share Purchase Agreement and the number of Equity Shares validly tendered and acquired under the Open Offer, the Acquirer holds less than 54% (fifty-four per cent.) of the Voting Share Capital, such number of Equity Shares (by way of one tranche or multiple sub-tranches) of the Target Company from the Sellers under the Share Purchase Agreement, within thirty (30) days from the completion of the Offer Period, such that after such further acquisition, the shareholding of the Acquirer in aggregate shall be 54% (fifty-four per cent.) of the Voting Share Capital (i.e., 41,732,332 (forty-one million seven hundred thirty-two thousand three hundred thirty-two) Equity Shares) (“Tranche 3”). Subject to the satisfaction of certain conditions specified in the Share Purchase Agreement (including the total foreign shareholding in the Target Company not exceeding 74% (seventy-four per cent.) of the Voting Share Capital), Tranche 3 will be consummated at the SPA Price as an on-market trade or an off-market trade; and

(iv)                              after having acquired 54% (fifty-four per cent.) or more of the Voting Share Capital as per Tranche 1, Tranche 2, Open Offer and Tranche 3 (as applicable), the Sellers have the right (but not an obligation) to sell such number of additional Equity Shares to the Acquirer under the Share Purchase Agreement (“Tranche 4”) that are subject to certain limits as set out in the Share Purchase Agreement including: (a) the Acquirer’s aggregate shareholding in the Target Company not exceeding 64.90% (sixty-four point nine zero per cent.) of the Voting Share Capital; and (b) the total foreign shareholding in the Target Company not exceeding 74% (seventy-four per cent.) of the Voting Share Capital. Tranche 4 will be consummated at the SPA Price as an on-market trade or an off-market trade, as per applicable law and in accordance with the Share Purchase Agreement.

The proposed sale and purchase of Equity Shares under the Share Purchase Agreement (as explained in paragraph 2 and paragraph 3 of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer is referred to as the “Underlying Transaction”.

4.                                      Since the Acquirer has entered into an agreement to acquire shares and voting rights in excess of 25% (twenty-five per cent.) of the equity share capital of the Target Company and control over the Target Company, this Open Offer is being made under Regulation 3(1) and Regulation 4 of the SEBI (SAST) Regulations. Pursuant to the Open Offer and upon consummation of the transactions (in multiple tranches) contemplated under the Share Purchase Agreement, the Acquirer will have acquired control over the Target Company and the Acquirer shall become the promoter of the Target Company in accordance with the provisions of the SEBI (LODR) Regulations.

5.                                      The salient features of the Share Purchase Agreement are set out below:

(i)                                     The Share Purchase Agreement sets forth the terms and conditions on which the Sellers have agreed to sell and the Acquirer has agreed to acquire up to 41,732,332 (forty-one million seven hundred thirty-two thousand three hundred thirty-two) Equity Shares under the Share Purchase Agreement.

(ii)                                  As mentioned above in paragraph 3(i) of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer above, simultaneously with the acquisition of 10% (ten per cent.) of the Voting Share Capital, the Acquirer shall, in accordance with applicable laws, including the SEBI (SAST) Regulations, nominate certain individuals for appointment as directors on the board of directors of the Target Company (while certain existing directors of the Target Company who have been nominated as directors of the Target Company by Sellers shall resign from the board of directors of the Target Company), pursuant to which the Acquirer intends to obtain control over the Target Company.

(iii)                               The consummation of Tranche 1 under the Share Purchase Agreement is subject to the fulfilment of the conditions precedent as specified under the Share Purchase Agreement, including the following:

(a)                                 SEBI having given its final observations on this Draft Letter of Offer to the Manager to the Open Offer in writing;

(b)                                 the Required Statutory Approvals having been obtained either unconditionally or on terms reasonably satisfactory to the Acquirer and the Sellers;

(c)                                  written consents having been obtained under certain contracts (including certain facility agreements and agreements relating to use of immovable property) to which the Target Company is a party, either unconditionally or on terms reasonably satisfactory to the Acquirer;

(d)                                 the Target Company having met the gap requirements (as prescribed under the Share Purchase Agreement) with respect to certain software licenses;

(e)                                  no Material Adverse Effect (as defined in the Share Purchase Agreement) shall have occurred;

(f)                                   Sellers being in compliance with their obligations and covenants under the Share Purchase Agreement;

(g)                                  in the event the disclosures made under the Updated Disclosure Letter (as defined in the Share Purchase Agreement) relate to any Critical Warranties (as defined in the Share Purchase Agreement) or any fact, matter, event or circumstance indicates that criminal proceedings have been initiated or a notice threatening the initiation of criminal proceedings has been received, then such disclosures under the Updated Disclosure Letter (as defined in the Share Purchase Agreement) shall be in agreed terms;

(h)                                 Sellers Warranties (as defined in the Share Purchase Agreement) being true, accurate and complete and not misleading in all respects at the time of completion of the acquisition of Equity Shares under Tranche 1 of the Share Purchase Agreement;

(i)                                     no injunction, restraining order or other order or any other legal or regulatory restraint or prohibition being in effect or having been issued or made by any court of competent jurisdiction or any other person which prevents or restricts the consummation of Tranche 1 or the consummation of the transactions and arrangements contemplated under the Share Purchase Agreement;

(j)                                    Sellers having caused the Target Company to make certain applications under applicable laws;

(k)                                 completion of, to the reasonable satisfaction of the Acquirer, all transactions and arrangements contemplated under a business transfer agreement to which the Target Company is a party and by virtue of which the Target Company acquires the identified business of the counter-party;

(l)                                     take all necessary action to cause the termination of all dealings in, with, or relating to certain identified geographies by certain employees;

(m)                             termination of an agreement or entering into a new agreement or renegotiating the agreement in connection with certain identified counterparties and if so required under such new or renegotiated agreement, to obtain consent; and

(n)                                 execution of a deed of assignment with an identified counter-party for the acquisition of certain trademarks by the Target Company.

(iv)                              The consummation of Tranche 2 under the Share Purchase Agreement is subject to the fulfilment of conditions precedent as specified under the Share Purchase Agreement including the acquisition of Equity Shares under Tranche 1 of the Share Purchase Agreement in accordance with the provisions of the Share Purchase Agreement.

(v)                                 The consummation of Tranche 3 under the Share Purchase Agreement is subject to the completion of the Open Offer in accordance with the SEBI (SAST) Regulations (i.e., payment of consideration by the Acquirer and/or PACs to the Public Shareholders of the Target Company who have accepted the Open Offer, and whose Equity Shares are required to be acquired by the Acquirer and PACs in accordance with the SEBI (SAST) Regulations).

6.                                      The Sellers and the Acquirer have entered into a voting arrangement pursuant to which, inter alia, post the completion of Tranche 1, for such time that the Sellers hold more than 10% (ten per cent.) of the Voting Share Capital, the Sellers have the right to nominate one (1) director on the board of directors of the Target Company.

7.                                      If the Sellers cumulatively hold less than 10% (ten per cent.) of the Equity Shares, the Sellers may, if permitted under applicable law, be eligible to apply to the Target Company for being reclassified as public shareholders of the Target Company.

8.                                      The Offer Price shall be payable in cash in accordance with Regulation 9(1)(a) of the SEBI (SAST) Regulations, and subject to the terms and conditions set out in the DPS and the Letter of Offer that will be dispatched to the Public Shareholders in accordance with the provisions of the SEBI (SAST) Regulations.

9.                                      In accordance with Regulation 26(7) of the SEBI (SAST) Regulations, the committee of independent directors of the Target Company is required to provide their written reasoned recommendations on the Open Offer to the Public Shareholders and such recommendations are required to be published in the specified form at least two (2) Working Days before the commencement of the Tendering Period.

B.                                    Details of the Open Offer

1.                                      The Public Announcement in connection with the Open Offer was filed on 2 July 2020 with the Stock Exchanges. The Public Announcement was sent to the Target Company and SEBI with a letter dated 2 July 2020.

2.                                      In accordance with Regulation 14(3) of the SEBI (SAST) Regulations, the Detailed Public Statement was published in the following Newspapers on 9 July 2020:

Newspaper	Language	Editions
Financial Express	English	All
Jansatta	Hindi	All
Navshakti	Marathi	Mumbai

Simultaneously, a copy of the Detailed Public Statement was sent through the Manager to the Offer to: (i) SEBI; (ii) BSE; (iii) NSE; and (iv) the Target Company.

3.                                      A copy of the Public Announcement and the Detailed Public Statement is also available on the website of SEBI (www.sebi.gov.in).

4.                                      This Open Offer is a mandatory open offer being made by the Acquirer and the PACs in terms of Regulation 3(1) and Regulation 4 of the SEBI (SAST) Regulations pursuant to the execution of the Share Purchase Agreement to acquire in excess of 25% (twenty-five per cent.) of the equity share capital of the Target Company and control over the Target Company. Please refer to Section III(A) (Background to the Open Offer) of this Draft Letter of Offer above for further information on the Share Purchase Agreement.

5.                                      This Open Offer is being made by the Acquirer and the PACs to the Public Shareholders, to acquire up to 20,093,346 (twenty million ninety-three thousand three hundred forty-six) Equity Shares of the Target Company, constituting 26% (twenty-six per cent.) of the Voting Share Capital, at the Offer Price i.e., ₹ 745 (Indian Rupees seven hundred and forty-five only) per Equity Share, subject to the terms and conditions mentioned in the Public Announcement, the Detailed Public Statement and this Draft Letter of Offer.

6.                                      The Offer Price has been arrived at, in accordance with Regulation 8 of the SEBI (SAST) Regulations. Assuming full acceptance of the Open Offer, the total consideration payable by the Acquirer and the PACs in accordance with the SEBI (SAST) Regulations will be ₹ 14,969,542,770 (Indian Rupees fourteen billion nine hundred sixty-nine million five hundred forty-two thousand seven hundred seventy only).

7.                                      The Offer Price is payable in cash by the Acquirer and PACs in accordance with Regulation 9(1)(a) of the SEBI (SAST) Regulations.

8.                                      If the aggregate number of Equity Shares validly tendered in this Open Offer by the Public Shareholders, is more than the Offer Size, then the Equity Shares validly tendered by the Public Shareholders will be accepted on a proportionate basis, subject to acquisition of a maximum of 20,093,346 (twenty million ninety-three thousand three hundred forty-six) Equity Shares, representing 26% (twenty-six per cent.) of the Voting Share Capital, in consultation with the Manager to the Open Offer, taking care to ensure that the basis of acceptance is decided in a fair and equitable manner and does not result in non-marketable lots, provided that the acquisition of Equity Shares from a Public Shareholder shall not be less than the minimum marketable lot, or the entire holding if it is less than the marketable lot. The marketable lot for the Equity Shares for the purpose of this Offer shall be 1 (one) only.

9.                                      As on the date of this Draft Letter of Offer, there are no: (a) partly paid-up Equity Shares; and/or (b) outstanding convertible securities; and/or (c) warrants issued by the Target Company.

10.                               The Public Shareholders who tender their Equity Shares in this Open Offer shall ensure that the Equity Shares are clear from all liens, charges and encumbrances. The Offer Shares will be acquired, subject to such Offer Shares being validly tendered in this Open Offer, together with all the rights attached thereto, including all the rights to dividends, bonuses and right offers, if any, declared thereof and in accordance with the terms and conditions set forth in the Public Announcement, the Detailed Public Statement and in this Draft Letter of Offer, and the tendering Public Shareholders shall have obtained all necessary consents required by them to tender the Offer Shares.

11.                               As on the date of this Draft Letter of Offer, to the best of the knowledge of the Acquirer and the PACs, other than as set out in Part C (Statutory and Other Approvals) of Section VIII (Terms and Conditions of the Open Offer) of this Draft Letter of Offer below, there are no statutory approvals required by the Acquirer and/or the PACs to complete this Open Offer. However, in case any further statutory approvals are required by the Acquirer and/or the PACs at a later date before closure of the Tendering Period, this Open Offer shall be subject to such statutory approvals and the Acquirer and/or the PACs shall make the necessary applications for such statutory approvals. In the event that the Required Statutory Approvals are not received within 6 (six) calendar months from the date of the PA (or such other later date as the Acquirer and Sellers may agree in writing under the Share Purchase Agreement, not beyond 3 (three) calendar months post the expiry of 6 (six) calendar months from the date of the PA) or refused for any reason, or if the conditions precedent as specified in the Share Purchase Agreement (as set out at paragraph 5 of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer, which are outside the reasonable control of the Acquirer and the PACs, are not satisfied, the Acquirer and the PACs shall have the right to withdraw this Open Offer in terms of Regulation 23 of the SEBI (SAST) Regulations. In the event of withdrawal of the Open Offer, a public announcement will be made within two (2) Working Days of such withdrawal, in the same Newspapers in which the Detailed Public Statement has been published and such public announcement will also be sent to the Stock Exchanges, SEBI and the Target Company at its registered office.

12.                               If Public Shareholders who are not persons resident in India (including NRIs, OCBs and FIIs/FPIs) had required any approvals (including from the RBI) or any other regulatory body) in respect of the Equity Shares held by them, they will be required to submit such previous approvals that they would have obtained for acquiring/holding the Equity Shares, to tender the Equity Shares held by them in this Open Offer, along with the other documents required to be furnished to tender shares in this Open Offer. In the event such approvals and relevant documents are not submitted, the Acquirer and the PACs reserve their right to reject such Equity Shares tendered in this Open Offer.

13.                               This Open Offer is not conditional upon any minimum level of acceptance in terms of Regulation 19(1) of the SEBI (SAST) Regulations.

14.                               This Open Offer is not a competing offer in terms of Regulation 20 of the SEBI (SAST) Regulations.

15.                               The Acquirer and the PACs have not acquired any Equity Shares of the Target Company between the date of the Public Announcement i.e., 2 July 2020, and the date of this Draft Letter of Offer.

16.                               Where any statutory or other approval extends to some but not all of the Public Shareholders, the Acquirer and the PACs shall have the option to make payment to such Public Shareholders in respect of whom no statutory or other approvals are required in order to complete this Open Offer.

17.                               As per Regulation 38 of the SEBI (LODR) Regulations read with Rule 19A of the SCRR, the Target Company is required to maintain at least 25% (twenty-five per cent.) public shareholding, as determined in accordance with the SCRR, on a continuous basis for listing. If as a result of acquisition of Equity Shares pursuant to the Share Purchase Agreement and/or the Open Offer, the public shareholding in the Target Company falls below the minimum public shareholding requirement as per SCRR, and the SEBI (LODR) Regulations, then the Sellers have agreed to take necessary steps to bring down the promoters and promoter group shareholding in the Target Company to the level specified, and within the time prescribed, under applicable law, in a manner acceptable to the Acquirer and in accordance with the Share Purchase Agreement.

18.                               The Manager to the Offer does not hold any Equity Shares of the Target Company. The Manager to the Offer shall not deal, on its own account, in the Equity Shares of the Target Company during the Offer Period.

C.                                    Object of the Open Offer

1.                                      The Open Offer is being made under Regulation 3(1) and Regulation 4 of the SEBI (SAST) Regulations since the Acquirer has entered into an agreement to acquire shares and voting rights in excess of 25% (twenty-five per cent.) of the equity share capital of the Target Company and control over the Target Company. Following the completion of the Open Offer, the Acquirer intends to support the management of the Target Company in their efforts towards the sustained growth of the Target Company.

2.                                      The Acquirer and the PACs reserve the right to streamline/restructure their holding in the Target Company and/or the operations, assets, liabilities and/or businesses of the Target Company and/or its subsidiaries through arrangements, reconstructions, restructurings, mergers (including but not limited to, mergers with or between its subsidiaries), demergers, sale of assets or undertakings and/or re-negotiation or termination of existing contractual/operating arrangements, at a later date. Such decisions will be taken in accordance with procedures set out under applicable laws, pursuant to business requirements, and in line with opportunities or changes in economic circumstances from time to time. Other than the above, as on the date of this Draft Letter of Offer, in terms of Regulation 25(2) of SEBI (SAST) Regulations, the Acquirer and the PACs do not have any intention to dispose of or otherwise encumber any material assets of the Target Company or of any of its subsidiaries in the next 2 (two) years, except: (a) in the ordinary course of business (including for the disposal of assets and creation of encumbrances in accordance with business requirements); or (b) with the prior approval of the shareholders as required under applicable law; or (c) in accordance with the prior decision of the board of directors of the Target Company.

D.                                    SHAREHOLDING AND ACQUISITION DETAILS

1.                                      The current and proposed shareholding of the Acquirer and the PACs in the Target Company and the details of their acquisition are as follows:

	Acquirer		PAC 1		PAC 2
Details	No.	%	No.	%	No.	%
Shareholding as on the PA date.	Nil	Nil	Nil	Nil	Nil	Nil
Shares acquired between the PA date and the DPS date.	Nil	Nil	Nil	Nil	Nil	Nil
Post Offer shareholding calculated on the Voting Share Capital (assuming the entire 26% (twenty-six per cent.) of the Voting Share Capital is tendered in the Open Offer).	50,156,083 Equity Shares@	64.9%@	Nil	Nil	Nil	Nil

@ Under the SPA, the Acquirer has agreed to acquire up to 54% (fifty-four per cent.) of the Voting Share Capital (i.e., 41,732,332 (forty-one million seven hundred thirty-two thousand three hundred thirty-two) Equity Shares from the Sellers which shall be completed in multiple tranches, as explained in paragraph 3 of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer above. For the proposed shareholding of the Acquirer post acquisition of Equity Shares: (a) under Tranche 1 and Tranche 2 (as explained in paragraph 3(i) and paragraph 3(ii) of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer respectively); (b) validly tendered by the Public Shareholders and accepted by the Acquirer and/or PACs in the Open Offer; and (c) under Tranche 3 and Tranche 4 (if applicable) (as explained in paragraph 3(iii) and paragraph 3(iv) of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer respectively), please refer to paragraph 3 of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer above. Further, as mentioned in paragraph 3 of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer above, at no point in time should the aggregate foreign shareholding of the Target Company exceed 74% (seventy-four per cent.) of the Voting Share Capital.

2.                                      The Acquirer, the PACs and their respective directors do not have any shareholding in the Target Company as on the date of the Public Announcement, the Detailed Public Statement and this Draft Letter of Offer.

IV.                               BACKGROUND OF THE ACQUIRER AND THE PACs

A.                                    Details of Tau Investment Holdings Pte. Ltd. (Acquirer):

1.                                      The Acquirer is a private company limited by shares, incorporated under the laws of Republic of Singapore (Company Registration Number: 202009323W) on 20 March 2020. There has been no change in the name of the Acquirer since its incorporation.

2.                                      The Acquirer has its registered office at 10, Changi Business Park Central 2, #05-01, Hansapoint, 486030, Singapore.

3.                                      The Acquirer is an affiliate of funds, vehicles and/or entities managed and/or advised by Kohlberg Kravis Roberts & Co. L.P., which is an indirect subsidiary of KKR & Co. Inc.

4.                                      The Acquirer is an investment holding company and wholly owned by PAC 1. PAC 2 indirectly holds 100% (one hundred per cent.) of the equity share capital of the Acquirer.

5.                                      As on the date of this Draft Letter of Offer, the issued and paid up share capital of the Acquirer is US$ 1 (United States Dollars one only) comprising of 1 (one) ordinary share.

6.                                      The details of shareholder of the Acquirer are set out below:

Name of the shareholder	Number of shares	% of the total issued shares
Tau Holdco Pte. Ltd.	1	100%
Total	1	100%

7.                                      Neither the Acquirer nor any securities issued by the Acquirer are listed on any stock exchange in India or abroad.

8.                                      As on the date of this Draft Letter of Offer, the Acquirer, its directors and key employees do not have any relationship with or interest in the Target Company except for the Underlying Transaction, as detailed in paragraph 3 of Section III(A) (Details of the Open Offer) of this Draft Letter of Offer, that has triggered this Open Offer.

9.                                      As on the date of this Draft Letter of Offer, the Acquirer does not hold any Equity Shares in the Target Company. The Acquirer has not acquired any Equity Shares of the Target Company between the date of the Public Announcement i.e., 2 July 2020 and the date of this Draft Letter of Offer.

10.                               As on the date of this Draft Letter of Offer, the Acquirer is not prohibited by SEBI, from dealing in securities, in terms of directions issued by SEBI under Section 11B of the SEBI Act or any other regulations made under the SEBI Act.

11.                               The details of the board of directors of the Acquirer, as on the date of this Draft Letter of Offer, are as follows:

Details	Qualifications and Experience
Name: Jaka Prasetya Date of Appointment: 12 June 2020 Designation: Director

Jaka Prasetya joined KKR in 2014 and is a Partner on the Private Equity team in Southeast Asia. Prior to joining KKR, he founded Leafgreen Capital Partners to provide mezzanine and structured growth funding for mid-cap companies in the region. Mr. Prasetya was previously chief executive officer of Singapore-listed United Fiber System and worked in the investment banking groups at UBS, Merrill Lynch and Deutsche Bank.

He holds a B.Eng from the Institut Teknologi Bandung in Indonesia and a Master of Business Administration from MIT Sloan School of Management.

Name: Wong Wai Kin Date of Appointment: 7 July 2020 Designation: Director

Wong Wai Kin joined KKR in 2012 as a member of the private equity team. Prior to joining KKR, he was with Bank of America Merrill Lynch, as a member of the Global Mergers and Acquisitions team.

He holds a dual degree in Operations Research & Information Engineering (ORIE) and Economics with Summa Cum Laude from Cornell University.

Name: Ooi Yi Jun Date of Appointment: 20 March 2020 Designation: Director

Ooi Yi Jun joined KKR in 2016 as a member of the funds operation team. Previously, she worked at Citco (Singapore) Pte Ltd, and prior to that, Capital Dynamics (S) Pte Ltd, overseeing operations, legal and regulatory, portfolio accounting, planning and implementation.

She holds a Bachelor of Business and Commerce from Monash University.

12.                               As on the date of this Draft Letter of Offer, none of the directors of the Acquirer are on the board of directors of the Target Company.

13.                               The Acquirer was incorporated on 20 March 2020 and this being its first year of operations, there are no financial statements related to the Acquirer.

B.                                    Details of Tau Holdco Pte. Ltd. (PAC 1):

1.                                      PAC 1 is a private company limited by shares, incorporated under the laws of the Republic of Singapore (Company Registration Number: 202016454K) on 12 June 2020. There has been no change in the name of PAC 1 since its incorporation.

2.                                      PAC 1 has its registered office at 10, Changi Business Park Central 2, #05-01, Hansapoint, 486030, Singapore.

3.                                      PAC 1 is an affiliate of funds, vehicles and/or entities managed and/or advised by Kohlberg Kravis Roberts & Co. L.P., which is an indirect subsidiary of KKR & Co. Inc.

4.                                      PAC 1 is an investment holding company and wholly owned by PAC 2.

5.                                      As on the date of this Draft Letter of Offer, the issued and paid up share capital of PAC 1 is US$ 1 (United States Dollars one only) comprising of 1 (one) ordinary share.

6.                                      The details of shareholder of PAC 1 are set out below:

Name of the shareholder	Number of shares	% of the total issued shares
KKR Asia III Fund Investments Pte. Ltd.	1	100
Total	1	100

7.                                      Neither PAC 1 nor any securities issued by PAC 1 are listed on any stock exchange in India or abroad.

8.                                      As on the date of this Draft Letter of Offer, PAC 1, its directors and key employees do not have any relationship with or interest in the Target Company, except for the Underlying Transaction, as detailed in paragraph 3 of Section III(A) (Details of the Open Offer) of this Drat Letter of Offer below, that has triggered this Open Offer.

9.                                      As on the date of this Draft Letter of Offer, PAC 1 does not hold any Equity Shares in the Target Company. PAC 1 has not acquired any Equity Shares of the Target Company between the date of the Public Announcement i.e., 2 July 2020 and the date of this Draft Letter of Offer.

10.                               As on the date of this Draft Letter of Offer, PAC 1 has not been prohibited by the SEBI, from dealing in securities, in terms of directions issued by the SEBI under Section 11B of the SEBI Act or any other regulations made under the SEBI Act.

11.                               The details of the board of directors of PAC 1, as on the date of this Draft Letter of Offer, are as follows:

Details	Qualifications and Experience
Name: Jaka Prasetya Date of Appointment: 22 June 2020 Designation: Director

Jaka Prasetya joined KKR in 2014 and is a Partner on the Private Equity team in Southeast Asia. Prior to joining KKR, he founded Leafgreen Capital Partners to provide mezzanine and structured growth funding for mid-cap companies in the region. Mr. Prasetya was previously chief executive officer of Singapore-listed United Fiber System and worked in the investment banking groups at UBS, Merrill Lynch and Deutsche Bank.

He holds a B.Eng from the Institut Teknologi Bandung in Indonesia and a Master of Business Administration from MIT Sloan School of Management.

Name: Wong Wai Kin Date of Appointment: 22 June 2020 Designation: Director

Wong Wai Kin joined KKR in 2012 as a member of the private equity team. Prior to joining KKR, he was with Bank of America Merrill Lynch, as a member of Global Mergers and Acquisitions team.

He holds a dual degree in Operations Research & Information Engineering (ORIE) and Economics with Summa Cum Laude from Cornell University.

Name: Ooi Yi Jun Date of Appointment: 12 June 2020 Designation: Director

Ooi Yi Jun joined KKR in 2016 as a member of the funds operation team. Previously, she worked at Citco (Singapore) Pte Ltd, and prior to that, Capital Dynamics (S) Pte Ltd, overseeing operations, legal and regulatory, portfolio accounting, planning and implementation.

She holds a Bachelor of Business and Commerce from Monash University.

12.                               As on the date of this Draft Letter of Offer, none of the directors of PAC 1 are on the board of directors of the Target Company.

13.                               PAC 1 was incorporated on 12 June 2020 and this being its first year of operations, there are no financial statements related to PAC 1.

C.                                    Details of KKR Asia III Fund Investments Pte. Ltd. (PAC 2):

1.                                      PAC 2 is a private company limited by shares, incorporated under the laws of Republic of Singapore (Company Registration Number: 201713656M) on 17 May 2017. There has been no change in the name of PAC 2 since its incorporation.

2.                                      PAC 2 has its registered office at 10, Changi Business Park Central 2, #05-01, Hansapoint, 486030, Singapore.

3.                                      PAC 2 is an affiliate of funds, vehicles and/or entities managed and/or advised by Kohlberg Kravis Roberts & Co. L.P., which is an indirect subsidiary of KKR & Co. Inc.

4.                                      PAC 2 is an investment holding company and wholly owned by KKR Asian Fund III L.P.

5.                                      As on the date of this Draft Letter of Offer, the issued and paid up share capital of PAC 2 is as follows: (i) A$ 35,886,466 (Australian Dollars thirty-five million eight hundred eighty-six thousand four hundred sixty-six only) comprising of 32,725,631 (thirty-two million seven hundred twenty-five thousand six hundred thirty-one) ordinary shares; (ii) A$ 322,978,192 (Australian Dollars three hundred twenty-two million nine hundred seventy-eight thousand one hundred ninety-two only) comprising of 294,530,679 (two hundred ninety-four million five hundred thirty thousand six hundred seventy-nine) preference shares; (iii) S$ 11,979,390 (Singapore Dollars eleven million nine hundred seventy-nine thousand three hundred ninety only) comprising of 11,710,571 (eleven million seven hundred ten thousand five hundred seventy-one) ordinary shares; (iv) S$ 107,814,511 (Singapore Dollars one hundred seven million eight hundred fourteen thousand five hundred eleven only) comprising of 105,395,135 (one hundred five million three hundred ninety-five thousand one hundred thirty-five) preference shares; (v) US$ 164,392,612.2 (United States Dollars one hundred sixty-four million three hundred ninety-two thousand six hundred twelve point two only) comprising of 164,392,612 (one hundred sixty-four million three hundred ninety-two thousand six hundred twelve) ordinary shares; and (vi) US$ 1,514,673,464.8 (United States Dollars one billion five hundred fourteen million six hundred seventy-three thousand four hundred sixty-four point eight only) comprising of 1,514,673,464 (one billion five hundred fourteen million six hundred seventy-three thousand four hundred sixty-four) preference shares.

6.                                      The details of shareholder of PAC 2 are set out below:

Ordinary shares (Australian Dollars)
Name of the shareholder	Number of shares	% of the total issued shares
KKR Asian Fund III L.P.	32,725,631	100
Total	32,725,631	100

Preference shares (Australian Dollars)
Name of the shareholder	Number of shares	% of the total issued shares
KKR Asian Fund III L.P.	294,530,679	100
Total	294,530,679	100

Ordinary shares (Singapore Dollars)
Name of the shareholder	Number of shares	% of the total issued shares
KKR Asian Fund III L.P.	11,710,571	100
Total	11,710,571	100

Preference shares (Singapore Dollars)
Name of the shareholder	Number of shares	% of the total issued shares
KKR Asian Fund III L.P.	105,395,135	100
Total	105,395,135	100

Ordinary shares (United States Dollars)
Name of the shareholder	Number of shares	% of the total issued shares
KKR Asian Fund III L.P.	164,392,612	100
Total	164,392,612	100

Preference shares (United States Dollars)
Name of the shareholder	Number of shares	% of the total issued shares
KKR Asian Fund III L.P.	1,514,673,464	100
Total	1,514,673,464	100

7.                                      Neither PAC 2 nor any securities issued by PAC 2 are listed on any stock exchange in India or abroad.

8.                                      As on the date of this Draft Letter of Offer, PAC 2, its directors and key employees do not have any relationship with or interest in the Target Company, except for the Underlying Transaction, as detailed in paragraph 3 of Section III(A) (Details of the Open Offer) of this Draft Letter of Offer, that has triggered this Open Offer.

9.                                      As on the date of this Draft Letter of Offer, PAC 2 does not hold any Equity Shares in the Target Company. PAC 2 has not acquired any Equity Shares of the Target Company between the date of the Public Announcement i.e., 2 July 2020 and the date of this Draft Letter of Offer.

10.                               As on the date of this Draft Letter of Offer, PAC 2 has not been prohibited by SEBI, from dealing in securities, in terms of directions issued by the SEBI under Section 11B of the SEBI Act or any other regulations made under the SEBI Act.

11.                               The details of the board of directors of PAC 2, as on the date of this Draft Letter of Offer, are as follows:

Details	Qualifications and Experience
Name: Jaka Prasetya Date of Appointment: 17 May 2017 Designation: Director

Jaka Prasetya joined KKR in 2014 and is a Partner on the Private Equity team in Southeast Asia. Prior to joining KKR, he founded Leafgreen Capital Partners to provide mezzanine and structured growth funding for mid-cap companies in the region. Mr. Prasetya was previously chief executive officer of Singapore-listed United Fiber System and worked in the investment banking groups at UBS, Merrill Lynch and Deutsche Bank.

He holds a B.Eng from the Institut Teknologi Bandung in Indonesia and a Master of Business Administration from MIT Sloan School of Management.

Name: Terence Lee Chi Hur Date of Appointment: 17 May 2017 Designation: Director

Terence Lee joined KKR in 2010 and leads Technology, Media & Telecommunications private equity and growth equity investments in Southeast Asia. He also serves as a member of the firm’s Global Impact Investment Committee. He is currently a member of the board of directors of Voyager Innovations, PropertyGuru, Go-Jek, and Weststar Aviation Services and has been involved in KKR’s investments in Voyager Innovations, PropertyGuru, Go-Jek, Emerald Media, Weststar Aviation Services, and Masan Consumer. Prior to joining KKR, Mr. Lee was with CVC Capital Partners Asia Pacific in Singapore, where he was involved in a number of private equity investments, including Matahari Department Store, Magnum Corporation, and Interplex Holdings. Prior to CVC, he was in investment banking and equity research with Morgan Stanley in Singapore and Lehman Brothers in New York.

He holds a B.Sc in Economics from The Wharton School of the University of Pennsylvania and a Master of Business Administration, with high honors, from the University of Chicago’s Booth School of Business.

Name: Wong Wai Kin Date of Appointment: 19 March 2019 Designation: Director

Wong Wai Kin joined KKR in 2012 as a member of the private equity team. Prior to joining KKR, he was with Bank of America Merrill Lynch, as a member of Global Mergers and Acquisitions team.

He holds a dual degree in Operations Research & Information Engineering (ORIE) and Economics with Summa Cum Laude from Cornell University.

12.                               As on the date of this Draft Letter of Offer, none of the directors of PAC 2 are on the board of directors of the Target Company.

13.                               The financial information below of PAC 2 for the period ended on 31 December 2017, 31 December 2018 and 31 December 2019 are based on extracts from the standalone audited financial statement for the said periods, and for the first quarter ended on 31 March 2020 is based on extracts from the standalone unaudited provisional financial statement for the said period:

Profit & Loss Statement

	Statement of profit or loss and other comprehensive income
	(on a standalone basis)
	Dec-17		Dec-18		Dec-19		Mar-20
Particulars	US$	INR (Lakh)	US$	INR (Lakh)	US$	INR (Lakh)	US$	INR (Lakh)
Income from Operations/Operating Income	—	—	—	—	—	—	—	—
Other Income (1)	11,768,440.00	7,523.56	68,411,310.00	47,744.25	534,652,214.00	381,046.63	(414,651,885.00)	(312,564.59)
Dividend Income	—	—	—	—	897,990.00	640.00	—	—
Total Income	11,768,440.00	7,523.56	68,411,310.00	47,744.25	535,550,204.00	381,686.63	(414,651,885.00)	(312,564.59)
Total Expenditure (2)	52,661.00	33.67	228,026.00	159.14	80,355.00	57.27	112,786.0	85.02
Profit Before Depreciation, Interest and Tax	11,715,779.0	7,489.90	68,183,284.0	47,585.11	535,469,849.00	381,629.36	(414,764,671.00)	(312,649.61)
Depreciation	—	—	—	—	—	—	—	—
Interest (3)	—	—	—	—	187,141.00	133.38	541,298.0	408.03
Profit Before Tax	11,715,779.00	7,489.90	68,183,284.00	47,585.11	535,282,708.00	381,495.99	(415,305,969.00)	(313,057.64)
Provision for Tax	—	—	—	—	—	—	—	—
Profit After Tax	11,715,779.00	7,489.90	68,183,284.00	47,585.11	535,282,708.00	381,495.99	(415,305,969.00)	(313,057.64)

(1) Comprises of change in fair value on financial asset at fair value through profit or loss.

(2) Comprises of management fee, operating expenses. Net gain/loss on forex fluctuation, if any, are adjusted to total expenditure.

(3) Comprises of finance cost.

Note: Since the financial numbers of PAC 2 are presented in United States Dollar (USD), the financial information has been converted to INR for the purpose of convenience. The conversion has been done at the rate USD 1= INR 63.93, INR 69.79, INR 71.27 and INR 75.38, as on 31 December 2017, 31 December 2018 and 31 December 2019 and 31 March 2020, respectively. (Source: www.rbi.org.in and www.fbil.org.in). In case the period end is a non-working day, the exchange rate is assumed as of the earliest working day.

Balance Sheet

	Statement of Financial Position
	(on a standalone basis)
	Dec-17		Dec-18		Dec-19		Mar-20
Particulars	US$	INR (Lakh)	US$	INR (Lakh)	US$	INR (Lakh)	US$	INR (Lakh)
Sources of Funds
Share capital	335,312,653.00	214,365.38	912,288,264.00	636,685.98	1,854,819,718.00	1,321,930.01	1,876,593,983.00	1,414,576.54
Reserves and Retained Earnings (excluding revaluation reserves) (1)	347,028,430.00	221,855.28	1,021,504,361.00	712,907.89	2,586,436,190.00	1,843,353.07	2,246,684,750.00	1,693,550.96
Net worth/Total Equity	682,341,083.00	436,220.65	1,933,792,625.00	1,349,593.87	4,441,255,908.00	3,165,283.09	4,123,278,733.00	3,108,127.51
Bank loan (2)	—	—	—	—	65,571,687.00	46,732.94	66,173,954.00	49,881.93
Unsecured loans	—	—	—	—	—	—	—	—
Total	682,341,083.00	436,220.65	1,933,792,625.00	1,349,593.87	4,506,827,595.00	3,212,016.03	4,189,452,687.00	3,158,009.44
Uses of funds
Net fixed assets	—	—	—	—	—	—	—	—
Investments	681,893,124.00	435,934.27	1,937,235,009.00	1,351,996.31	4,540,747,320.00	3,236,190.61	4,223,368,326.00	3,183,575.04
Net current assets (3)	447,959.00	286.38	(3,442,384.00)	(2,402.44)	(33,919,725.00)	(24,174.59)	(33,915,639.00)	(25,565.61)
Total miscellaneous expenditure not written off	—	—	—	—	—	—	—	—
Total	682,341,083.00	436,220.65	1,933,792,625.00	1,349,593.87	4,506,827,595.00	3,212,016.03	4,189,452,687.00	3,158,009.44
Total Current Assets	474,132.00	303.11	116,182,259.00	81,083.60	1,356,370.00	966.68	1,324,238.00	998.21
Total Assets (4)	682,367,256.00	436,237.39	2,053,417,268.00	1,433,079.91	4,542,103,690.00	3,237,157.30	4,224,692,564.00	3,184,573.25
Total Current Liabilities	26,173.00	16.73	119,624,643.00	83,486.04	35,276,095.00	25,141.27	35,239,877.00	26,563.82
Total Liabilities and Equity (5)	682,367,256.00	436,237.39	2,053,417,268.00	1,433,079.91	4,542,103,690.00	3,237,157.30	4,224,692,564.00	3,184,573.25

(1) Comprises of Capital Reserve and Retained Earnings

(2) Comprises of finance cost

(3) Comprises of Total Current Assets less Total Current Liabilities

(4) Comprises of Total Current Assets and Investments

(5) Comprises of Total Current Liabilities, Bank Loan and Total Equity

Note: Since the financial numbers of PAC 2 are presented in United States Dollar (USD), the financial information has been converted to INR for the purpose of convenience. The conversion has been done at the rate USD 1= INR 63.93, INR 69.79, INR 71.27 and INR 75.38, as on December 31, 2017, December 31, 2018 and December 31, 2019 and March 31, 2020, respectively. (Source: www.rbi.org.in and www.fbil.org.in). In case the period end is a non-working day, the exchange rate is assumed as of the earliest working day.

Other Financial Data

	Other Financial Data (on a standalone basis)
	Dec-17		Dec-18		Dec-19		Mar-20
Particulars	US$	INR (Lakhs)	US$	INR (Lakhs)	US$	INR (Lakhs)	US$	INR (Lakhs)

Dividend	Nil	Nil	4,012,309.00	2,800.19	Nil	Nil	Nil	Nil
Earnings per share
- Basic	NA	NA	NA	NA	NA	NA	NA	NA
- Diluted	NA	NA	NA	NA	NA	NA	NA	NA
Net worth/Total Equity	682,341,083.00	436,220.65	1,933,792,625.00	1,349,593.87	4,441,255,908.00	3,165,283.09	4,123,278,733.00	3,108,127.51

Note: Since the financial numbers of PAC 2 are presented in United States Dollar (USD), the financial information has been converted to INR for the purpose of convenience. The conversion has been done at the rate USD 1= INR 63.93, INR 69.79, INR 71.27 and INR 75.38, as on December 31, 2017, December 31, 2018 and December 31, 2019 and March 31, 2020, respectively. (Source: www.rbi.org.in and www.fbil.org.in) . In case the period end is a non-working day, the exchange rate is assumed as of the earliest working day.

14.                               As of 31 March 2020, PAC 2 has no major contingent liabilities.

V.                                    DETAILS OF THE SELLERS

1.                                      The details of the Sellers (i.e., selling shareholders under the Share Purchase Agreement) is as follows (collectively, referred to as “Sellers”):

					Part of the Promoter		Name of the Stock Exchange in India or	Shares or voting rights held in the Target Company before entering into the SPA with the Acquirer
Serial No.	Name of the Sellers	Changes in the name in the past	Nature of the Entity/Individual	Registered Office/Residential Address	Group of the Target Company	Name of the Group	Abroad where listed (if applicable)	Number of Equity Shares	% of Voting Share Capital
1.	Jyotindra B Mody	Not Applicable (“NA”)	Individual	7, Avillion Little Gibbs Road, Malabar Hill, Mumbai 400006	Yes	NA	NA	4,943,445	6.40%
2.	Pallavi Bharat Mehta	NA	Individual	5 Avillion, Little Gibbs Road, L.D Ruparel Marg, Malabar Hill Mumbai 400006	Yes	NA	NA	4,786,363	6.19%

					Part of the Promoter		Name of the Stock Exchange in India or	Shares or voting rights held in the Target Company before entering into the SPA with the Acquirer
Serial No.	Name of the Sellers	Changes in the name in the past	Nature of the Entity/Individual	Registered Office/Residential Address	Group of the Target Company	Name of the Group	Abroad where listed (if applicable)	Number of Equity Shares	% of Voting Share Capital
3.	Jay Bharat Mehta	NA	Individual	7, Avillion Little Gibbs Road, Malabar Hill, Mumbai 400006	Yes	NA	NA	2,262,512	2.93%
4.	Bharat P Mehta	NA	Individual	5 Avillion, Little Gibbs Road, L.D Ruparel Marg, Malabar Hill Mumbai 400006	Yes	NA	NA	2,445,412	3.16%
5.	DB Mody HUF	NA	HUF	Neelam Centre B Wing, 3rd Floor Hind Cycle Road Mumbai 400030	Yes	NA	NA	462,422	0.60%
6.	Kumud Dinesh Mody	NA	Individual	601 Citadel 18 L D Ruparel Marg Mumbai 400006	Yes	NA	NA	4,453,914	5.76%
7.	Pranabh Dinesh Mody	NA	Individual	202 Citadel L D Ruparel Marg, Malabar Hill Mumbai 400006	Yes	NA	NA	7,346,459	9.51%
8.	P D Mody HUF (Karta P D Mody)	NA	HUF	601 Citadel 18/B L D Ruparel Marg Mumbai, 400006	Yes	NA	NA	6,443	0.01%
9.	Sejal Pranabh Mody	NA	Individual	202 Citadel L D Ruparel Marg, Malabar Hill Mumbai 400006	Yes	NA	NA	46,013	0.06%
10.	Jinali Pranabh Mody	NA	Individual	202 Citadel L D Ruparel Marg, Malabar Hill Mumbai 400006	Yes	NA	NA	2,763	0.00%
11.	Purvi Uday Asher	NA	Individual	37/38 Guide Bldg. 10th Floor L.D.Ruparel Marg, Mumbai 400006	Yes	NA	NA	1,905,733	2.47%

					Part of the Promoter		Name of the Stock Exchange in India or	Shares or voting rights held in the Target Company before entering into the SPA with the Acquirer
Serial No.	Name of the Sellers	Changes in the name in the past	Nature of the Entity/Individual	Registered Office/Residential Address	Group of the Target Company	Name of the Group	Abroad where listed (if applicable)	Number of Equity Shares	% of Voting Share Capital
12.	Uday Madhavdas Asher	NA	Individual	37/38 Guide Bldg. 10th Floor L.D.Ruparel Marg, Mumbai 400006	Yes	NA	NA	124,236	0.16%
13.	Boxcare Packagings Private Limited	NA	Company	83 B And C (Basement) Seth Govindrao Smriti Dr Anne Besant Road Worli Mumbai 400018	Yes	NA	NA	8,830	0.01%
14.	Shirish Bhagwanlal Mody	NA	Individual	232 Kshitij, 47 L Jagmohandas Road, Mumbai 400026	Yes	NA	NA	4,653,025	6.02%
15.	Bharati S Mody	NA	Individual	232 Kshitij, 47 L Jagmohandas Road, Mumbai 400026	Yes	NA	NA	4,567,157	5.91%
16.	Nirav Shirish Mody	NA	Individual	232 Kshitij, 47 L Jagmohandas Road, Mumbai 400026	Yes	NA	NA	4,587,381	5.94%
17.	Priti Rajen Shah	NA	Individual	232 Kshitij, 47 L Jagmohandas Road, Mumbai 400026	Yes	NA	NA	9,204	0.01%
18.	Priti Family Trust (Held By Nirav Shirish Mody - Trustee)	NA	Trust	232 Kshitij, 47 L Jagmohandas Road, Mumbai 400026	Yes	NA	NA	207,055	0.27%
19.	Deepali Family Trust (Held By Nirav Shirish Mody - Trustee)	NA	Trust	232 Kshitij, 47 L Jagmohandas Road, Mumbai 400026	Yes	NA	NA	207,055	0.27%

Serial No.	Name of the Sellers	Changes in the name in the past	Nature of the Entity/Individual	Registered Office/Residential Address	Part of the Promoter Group of the Target Company	Name of the Group	Name of the Stock Exchange in India or Abroad where listed (if applicable)	Shares or voting rights held in the Target Company before entering into the SPA with the Acquirer
								Number of Equity Shares	% of Voting Share Capital
20.	Mody Trading Co. (Held By Pallavi Bharat Mehta - Partner)	NA	Partnership Firm	Sheth Govindrao Smriti Bldg 83 B And C Dr Annie Besant Road Worli Mumbai 400018	Yes	NA	NA	48,991	0.06%
21.	Mody Bros. (Held By Jyotindra B. Mody - Partner)	NA	Partnership Firm	7, Avillion Little Gibbs Road, Malabar Hill, Mumbai 400006	Yes	NA	NA	17,517	0.02%
22.	Synit Drugs Pvt Ltd	NA	Company	Neelam Centre B Wing, 3rd Floor Hind Cycle Road Mumbai 400030	Yes	NA	NA	500	0.00%
23.	Namplas Chemicals Pvt Ltd	NA	Company	83 B And C Seth Govindrao Smirti Bldg Basement Dr A B Road Worli Mumbai 400018	Yes	NA	NA	113,292	0.15%
	Total							43,205,722	55.91%

2.                                      None of the Sellers have been prohibited by the SEBI from dealing in securities under Section 11B of the SEBI Act.

VI.                               BACKGROUND OF THE TARGET COMPANY

1.                                      J.B. Chemicals & Pharmaceuticals Limited is a public listed company, incorporated under the (Indian) Companies Act, 1956, having corporate identification number L24390MH1976PLC019380. There has been no change in the name of the Target Company in the last 3 (three) years. The Target Company was incorporated on 18 December 1976 as a public limited company with the name J. B. Mody Chemicals and Pharmaceuticals Limited. The name of the Target Company was changed to its present name i.e., J.B. Chemicals & Pharmaceuticals Limited on 21 August 1985.

2.                                      The Target Company has its registered office at B Wing, Neelam Centre, 4th Floor, Hind Cycle Road Worli, Mumbai 400030, Maharashtra, India.

3.                                      The Equity Shares of the Target Company are listed on BSE (Scrip Code: 506943) and NSE (Symbol: JBCHEPHARM). The ISIN of the Target Company is INE572A01028.

4.                                      The Target Company is primarily engaged in the business of manufacturing and selling pharmaceuticals formulations and active pharmaceutical ingredients.

5.                                      The Equity Shares of the Target Company are frequently traded in terms of Regulation 2(1)(j) of the SEBI (SAST) Regulations.

6.                                      As on the date of this Draft Letter of Offer, the total authorised share capital of the Target Company is ₹ 203,000,000 (Indian Rupees two hundred and three million only) comprising of 101,500,000 (one hundred one million five hundred thousand) Equity Shares of face value of ₹ 2 (Indian Rupees two only) each.

7.                                      As on the date of this Draft Letter of Offer, the total issued, subscribed and paid-up capital of the Target Company is ₹ 154,564,194 (Indian Rupees one hundred fifty four million five hundred sixty four thousand one hundred ninety four only) comprising of 77,282,097 (seventy seven million two hundred eighty two thousand ninety seven) Equity Shares of face value of ₹ 2 (Indian Rupees two only) each.

8.                                      The capital structure of the Target Company as on the date of this Draft Letter of Offer is:

Equity Shares of Target Company	No. of Equity Shares/voting rights	% of Equity Shares/voting rights
Fully paid up Equity Shares	77,282,097	100%
Partly paid up Equity Shares	NIL	NIL
Total paid up Equity Shares	77,282,097	100%
Total voting rights in Target Company	77,282,097	100%

9.                                      As on the date of this Draft Letter of Offer, there are no: (a) partly paid-up Equity Shares; and/or (b) outstanding convertible securities; and/or (c) warrants issued by the Target Company.

10.                               None of the Equity Shares of the Target Company are currently locked-in.

11.                               No penal/punitive action has been taken against the Target Company by the Stock Exchanges on account of non-compliance with the listing agreement.

12.                               The Target Company is primarily engaged in the business of manufacturing and selling pharmaceuticals formulations and active pharmaceutical ingredients.

13.                               As on the date of this Draft Letter of Offer, the composition of the board of directors of the Target Company is as follows:

Name of Director	Director Identification Number (DIN)	Designation	Date of appointment
Jyotindra Bhagwanlal Mody	00034851	Managing Director	18 December 1976
Shirish Bhagwanlal Mody	00035051	Whole time Director (Marketing)	18 December 1976
Bharat Pravinchandra Mehta	00035444	Whole time Director (Planning & Development)	1 September 1997

Name of Director	Director Identification Number (DIN)	Designation	Date of appointment
Pranabh Dinesh Mody	00035505	President & Whole time Director (Operations)	1 September 1997
Satyanarain Rameshwardas Agarwala	00036079	Non-Executive - Independent Director	1 April 2014
Kamlesh Lalitkumar Udani	00036215	Executive Director (Technical & Production)	1 February 2001
Shaukat Hasanali Merchant	00075865	Non-Executive - Independent Director	3 February 2016
Rajiv Chandrakant Mody	00092037	Non-Executive - Independent Director	1 April 2014
Devang Rohit Shah	00232606	Non-Executive - Independent Director	16 December 2014
Krupa Rajen Gandhi	00294629	Non-Executive - Independent Director	1 April 2014
Manoj Ramniklal Mashru	07624554	Non-Executive - Independent Director	18 November 2016

14.                               During the last 3 (three) years, the Target Company has not undertaken any activities with respect to a scheme of amalgamation, restructuring, merger/demerger and spin off.

15.                               The financial information of the Target Company is based on its annual consolidated financial statements as on and for the financial years ended on 31 March 2018, 31 March 2019 and 31 March 2020, is as follows:

	For the 12month period ended on 31 March (audited)
Profit and Loss Statement	2018	2019	2020
	INR (Lakh)	INR (Lakh)	INR (Lakh)
Income from operations	141,298.15	164,320.04	177,472.91
Other Income	3,710.75	4,143.99	5,066.99
Total Income	145,008.90	168,464.03	182,539.90
Total Expenditure	125,613.84	139,764.77	146,650.67
Profit Before Depreciation Interest and Tax(1)	21,730.89	30,539.28	37,757.43
Depreciation	5,697,37	5,564.20	6,632.23
Interest	349.21	419.81	302.96
Profit Before Tax(2)	19,395.06	28,699.26	34,889.23
Provision for Tax(3)	15.29	7,532.80	7,620.59
Profit After Tax before minority interest	13,871.94	19,396.97	27,239.21
Profit After Tax after minority interest	13,834.09	19,346.63	27,204.71

	As of 31 March (audited)
Balance sheet statement	2018	2019	2020
	₹	₹	₹
Sources of funds
Paid up share capital	1,671.40	1604.73	1,545.64
Reserves and Surplus (excluding revaluation reserves)	142,484.40	146,407.51	142,003.29
Net worth(4)	144,432.98	148,292.57	143,799.03
Secured loans (Part of current borrowings)	2,670.03	2,352.52	2,949.36
Unsecured loans (Part of current borrowings)	259.25	254.25	254.25
Total sources of funds(5)	151,928.21	157,356.25	153,275.12
Uses of funds
Net fixed assets(6)	58,111.34	55,950.66	58,419.67
Investments	4,995.79	9,587.56	6,945.45
Net current assets	80,139.00	83,213.73	79,191.85
Total use of funds(7)	151,928.21	157,356.25	153,275.12

	As of 31 March (audited)
Other financial data	2018	2019	2020
	₹	₹	₹
Dividend paid (in INR Lakh)	1,033.54	2,079.45	14,100.31
Earnings per share (in INR)	16.48	23.54	34.2
Return on Net Worth (%)(8)	9.60%	13.07%	18.95%
Book Value per share (in INR)	172.50	184.47	185.75

Notes:

(1)         Profit before Depreciation, Interest and Tax refers to profit after deducting other income.

(2)         Profit before Tax for financial year 2019 - 2020 includes an exceptional expenseof INR 1,000 lakhs for financial year 2019 - 2020.

(3)         Actual tax expense for financial year 2017 - 2018, financial year 2018 - 2019 and financial year 2019 - 2020 is INR 5,523.12 lakhs, INR 9,302.29 lakhs and INR 7,650.02 lakhs, respectively.

(4)         Net worth is calculated as paid-up share capital plus reserves and surplus (excluding revaluation reserve) plus non-controlling interest of INR 277.18 lakhs for financial year 2017 — 2018, INR 280.33 lakhs for financial year 2018 - 2019 and INR 250.1 lakhs for financial year 2019 — 2020.

(5)         Total sources of funds includes net worth, total loans and non-current liabilities of INR 4,565.95 lakhs for financial year 2017 — 2018, INR 6,483.91 lakhs for financial year 2018 - 2019 and INR 6,272.48 lakhs for financial year 2019 - 2020.

(6)         Net fixed assets includes capital work in progress of INR 1,740.23 lakhs for financial year 2017 — 2018, INR 1,508.99 lakhs for financial year 2018 — 2019 and INR 1,616.69 lakhs for financial year 2019 — 2020.

(7)         Total uses of funds includes net fixed assets, investments, net current assets and other non-current assets of INR 8,682.08 lakhs for financial year 2017 — 2018, INR 8,604.30 lakhs for financial year 2018 - 2019 and INR 8,718.15 lakhs for financial year 2019 - 2020.

(8)         Return on net worth has been calculated as Profit after tax after minority interest divided by total shareholders funds excluding funds attributable to minority shareholders.

16.                               The shareholding pattern of the Target Company before (as on the date of this Draft Letter of Offer) and after the Open Offer is as follows:

	Shareholding & voting rights prior to the agreement/acquisition and offer		Shares/voting rights agreed to be acquired which triggered the SEBI (SAST) Regulations		Shares/voting rights to be acquired in the Offer (assuming full acceptances)		Shareholding/voting rights after the acquisition (under Tranche 1 and Tranche 2) and the Open Offer (assuming full acceptances)@
	(A)		(B)		(C)		(A)+(B)+(C)=(D)
	No	%	No	%	No	%	No		%
(1) Promoter Group
(a) Parties to the SPA
Sellers	43,205,722	55.91	—	—	—	—	13,142,985	#	17.01%#
(b) Promoters other than (a) above	1,000	0.00	—	—	—	—	1,000		0.00%
Total 1(a+b)	43,206,722	55.91	—	—	—	—	13,143,985		17.01%
(2) The Acquirer and PACs
(a) Acquirer	—	—	41,732,332	54.00%	20,093,346	26.00%	50,156,083	@	64.9%@
(b) PAC 1	—	—	—	—	—	—	—
(c) PAC 2	—	—	—	—	—	—	—		—
(3) Parties to Agreements other than (1)(a) & (2)	—	—	—	—	—	—	—		—
(4) Public^ (other than parties to the agreement, acquirer & PACs)
(a) FIs/MFs/FPIs/FIIs/Banks, SFIs, Insurance Companies/AIFs	17,181,522	22.23	—	—	—	—	Will depend upon response from each category.
(b) Others	16,893,853	21.86	—	—	—	—
(Indicate the total number of shareholders in “Public category”)	No. of public shareholders: 41,488		—	—	—	—	—		—
Total (4) (a+b)	3,40,75,375	44.09%	—	—	—	—	13,982,029		18.09%
Grand total (1+2+3+4)	77,282,097	100.00			20,093,346	26.00	77,282,097		100

Notes:

# The post-transaction shareholding of the Sellers reflects the shareholding of the Sellers post consummation of Tranche 1 and Tranche 2 under the SPA. Post-transaction shareholding for certain Sellers may further reduce if Tranche 3 (as applicable) and Tranche 4 (as applicable) under the SPA are consummated as well. For further details, please refer to paragraph 3(iii) and paragraph 3(iv) of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer above.

@ Under the SPA, the Acquirer has agreed to acquire up to 54% (fifty-four per cent.) of the Voting Share Capital (i.e., 41,732,332 (forty-one million seven hundred thirty-two thousand three hundred thirty-two Equity Shares) from the Sellers which shall be completed in multiple tranches, as explained in paragraph 3 of Section IIIA (Background to the Open Offer) of this Draft Letter of Offer above. For the proposed shareholding of the Acquirer post acquisition of Equity Shares: (a) under Tranche 1 and Tranche 2 (as explained in paragraph 3(i) and paragraph 3(ii) of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer respectively); (b) validly tendered by the Public Shareholders and accepted by the Acquirer and/or PACs in the Open Offer; and (c) under Tranche 3 and Tranche 4 (if applicable) (as explained in paragraph 3(iii) and paragraph 3(iv) of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer respectively), please refer to paragraph 3 of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer above. Further, as mentioned in paragraph 3 of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer above, at no point in time should the aggregate foreign shareholding of the Target Company exceed 74% (seventy-four per cent.) of the Voting Share Capital.

^ As per benpos dated 3 July 2020 as provided by the Target Company.

VII.                          OFFER PRICE AND FINANCIAL ARRANGEMENTS

A.                                    Justification of Offer Price

1.                                      The Equity Shares of the Target Company are listed on the Stock Exchanges.

2.                                      The trading turnover of the Equity Shares on the Stock Exchanges from 1 July 2019 to 30 June 2020, both months included (“Relevant Period”) (12 (twelve) calendar months preceding the calendar month in which the Public Announcement is made) are set forth below:

Stock Exchange	Total No. of Equity Shares of the Target Company traded during the Relevant Period (A)	Total No. of Equity Shares of the Target Company during the Relevant Period (B)*	Traded turnover percentage (A/B)
BSE	1,972,357	78,843,442	2.50%
NSE	36,631,423	78,843,442	46.46%

* Note: The total number of Equity Shares of the Target Company during the Relevant Period, have been calculated as the weighted average of the total number of Equity Shares, since the share capital of the Company has changed during the Relevant Period.

3.                                      Based on the above, in terms of Regulation 2(1)(j) of the SEBI (SAST) Regulations, the Equity Shares of the Target Company are frequently traded.

4.                                      The Offer Price of ₹ 745 (Indian Rupees seven hundred and forty-five only) per Equity Share is justified in terms of Regulation 8(2) of the SEBI (SAST) Regulations, being the highest of:

a.	The highest negotiated price per Equity Share of the Target Company for any acquisition under the agreements attracting the obligation to make a public announcement of this Open Offer.	₹ 745
b.	The volume-weighted average price paid or payable for acquisitions, by the Acquirer and/or the PACs, during the fifty-two (52) weeks immediately preceding the date of the Public Announcement.	Not Applicable
c.	The highest price paid or payable for any acquisition, by the Acquirer and/or the PACs, during the twenty-six (26) weeks immediately preceding the date of the Public Announcement.	Not Applicable
d.

The volume-weighted average market price of the Equity Shares, for a period of sixty (60) trading days immediately preceding the date of the Public Announcement as traded on the NSE, being the stock exchange where the maximum volume of trading in the shares of the Target Company has been recorded during such period, and such shares are frequently traded.

₹ 621.62
e.

Where the shares are not frequently traded, the price determined by the Acquirer, the PACs and the Manager to the Open Offer taking into account valuation parameters including book value, comparable trading multiples, and such other parameters as are customary for valuation of shares of such companies.

Not Applicable
f.	The per equity share value computed under Regulation 8(5), if applicable.	Not Applicable#

# Not applicable since this is not an indirect acquisition.

5.                                      In view of the parameters considered and presented in the table in paragraph 4 above, the Offer Price, under Regulation 8(2) of the SEBI (SAST) Regulations, is ₹ 745 (Indian Rupees seven hundred and forty-five only) per Equity Share, and the same has been certified by M/s. K. J. Sheth & Associates, Chartered Accountants (Mr. Kirit Sheth, Proprietor, Membership No. 37824), by way of a certificate dated 6 July 2020. Accordingly, the Offer Price is justified in terms of the SEBI (SAST) Regulations.

6.                                      There have been no corporate actions by the Target Company warranting adjustment of the relevant price parameters under Regulation 8(9) of the SEBI (SAST) Regulations.

7.                                      As on date of this Draft Letter of Offer, there is no revision in Offer Price or Offer Size. The Offer Price may be subject to upward revision, if any, pursuant to the SEBI (SAST) Regulations or at the discretion of the Acquirer and the PACs, at any time prior to the commencement of the last 1 (one) Working Day before the commencement of the Tendering Period in accordance with Regulation 18(4) of the SEBI (SAST) Regulations. In the event of such revision: (a) the Acquirer shall make corresponding increases to the Escrow Amount and/or Bank Guarantee; (b) make a public announcement in the same Newspapers in which the Detailed Public Statement has been published; and (c) simultaneously with the issue of such public announcement, inform SEBI, the Stock Exchanges and the Target Company at its registered office of such revision.

8.                                      In the event of acquisition of the Equity Shares by the Acquirer and/or the PACs, during the Offer period, whether by subscription or purchase, at a price higher than the Offer Price per equity share, the Offer Price will be revised upwards to be equal to or more than the highest price paid for such acquisition in terms of Regulation 8(8) of the SEBI (SAST) Regulations. In the event of such revision, the Acquirer and PACs shall: (a) make corresponding increases to the Escrow Amount and/or Bank Guarantee; (b) make a public announcement in the same Newspapers in which the Detailed Public Statement has been published; and (c) simultaneously with the issue of such public announcement, inform SEBI, the Stock Exchanges, and the Target Company at its registered office of such revision. However, the Acquirer and/or the PACs shall not acquire any Equity Shares after the 3rd (third) Working Day prior to the commencement of the Tendering Period of this Open Offer and until the expiry of the Tendering Period of this Open Offer. An upward revision to the Offer Price or to the Offer Size, if any, on account of competing offers or otherwise, may be done at any time prior to the commencement of the last 1 (one) Working Day before the commencement of the Tendering Period of this Open Offer in accordance with Regulation 18(4) of the SEBI (SAST) Regulations.

9.                                      If the Acquirer and/or PACs acquire Equity Shares of the Target Company during the period of twenty six (26) weeks after the closure of the Tendering Period at a price higher than the Offer Price per Equity Share, then the Acquirer shall pay the difference between the highest acquisition price and the Offer Price, to all the Public Shareholders whose shares have been accepted in the Open Offer within 60 (sixty) days from the date of such acquisition. However, no such difference shall be paid in the event that such acquisition is made under another offer under the SEBI (SAST) Regulations or SEBI (Delisting of Equity Shares) Regulations, 2009, as amended from time to time or open market purchases made in the ordinary course on the Stock Exchanges, not being a negotiated acquisition of the Equity Shares in any form.

B.                                    Financial Arrangements

1.                                      The total funding requirement for the Open Offer, assuming full acceptance, i.e., for the acquisition of all the Offer Shares (i.e., 20,093,346 (twenty million ninety-three thousand three hundred forty-six) at the Offer Price (i.e., ₹ 745 (Indian Rupees seven hundred and forty-five only) per Equity Share) aggregates to ₹ 14,969,542,770 (Rupees fourteen billion nine hundred sixty-nine million five hundred forty-two thousand seven hundred seventy only) (“Maximum Consideration”).

2.                                      In accordance with Regulation 17 of the SEBI (SAST) Regulations, the Acquirer has furnished an unconditional, irrevocable, and on demand bank guarantee dated 26 June 2020 from The Hongkong And Shanghai Banking Corporation Limited acting through its branch office at 25, Barakhamba Road New Delhi-110 001 having bank guarantee number FNGNDH925779 of an amount of ₹ 2,250,000,000 (Indian Rupees two billion two hundred fifty million only), which is in excess of the requirements specified under Regulation 17 of the SEBI (SAST) Regulations (i.e., 25% of the first ₹ 5,000 million of the Maximum Consideration and 10% of the remainder of the Maximum Consideration) in favor of the Manager to the Open Offer (the “Bank Guarantee”). The Bank Guarantee is valid up to 25 October 2020. The Manager to the Open Offer has been duly authorised to realize the value of the aforesaid Bank Guarantee in terms of the SEBI (SAST) Regulations. The Acquirer has undertaken to extend the validity of the Bank Guarantee or make other arrangements for such period as may be required, in accordance with the SEBI (SAST) Regulations. The bank issuing the Bank Guarantee is neither an associate company nor a group company of the Acquirer or the PACs or the Target Company.

3.                                      Further, in accordance with Regulation 17(4) of the SEBI (SAST) Regulations, the Acquirer has opened an escrow account under the name and title of “HSBC - JB Chemicals and Pharmaceuticals - Open Offer Escrow Account” (“Escrow Account”) with The Hongkong And Shanghai Banking Corporation Limited, a scheduled commercial bank in India, acting through its branch office at 11th Floor, Building 3, NESCO - IT Park, NESCO Complex, Western Express Highway, Goregaon (East), Mumbai 400063 (“Escrow Agent”) pursuant to an escrow agreement dated 22 June 2020 (“Escrow Agreement”) and has made a cash deposit in such Escrow Account of ₹ 150,000,000 (Indian Rupees one hundred fifty million only) (being 1% of the Maximum Consideration payable under the Open Offer assuming full acceptance). In terms of the Escrow Agreement, the Manager has been authorized to operate the Escrow Account in accordance with the SEBI (SAST) Regulations. The cash deposit has been confirmed by the Escrow Agent by way of a confirmation letter dated 6 July 2020.

4.                                      The Acquirer has received an equity commitment letter dated 2 July 2020, pursuant to which PAC 2 has undertaken to provide the Acquirer with the necessary finances to meet the payment obligations under the Open Offer in accordance with the terms therein. PAC 2 has confirmed that it has available capital resources for the purpose of providing such commitment. Further, the Acquirer and the PACs have confirmed that they have adequate and firm financial resources to fulfil the obligations under the Open Offer and have made firm financial arrangements for implementation of the Open Offer, in terms of Regulation 25(1) of the SEBI (SAST) Regulations.

5.                                      After considering the aforementioned, M/s. K. J. Sheth & Associates, Chartered Accountants (Mr. Kirit Sheth, Proprietor, Membership No. 37824) (“Chartered Accountant”), by way of a certificate dated 2 July 2020, has certified that the Acquirer, jointly with PAC 1 and PAC 2, have made firm financial arrangements for fulfilling the payment obligations under the Open Offer in accordance with SEBI (SAST) Regulations.

6.                                      Based on the above and the certificate of the Chartered Account dated 2 July 2020, the Manager to the Open Offer is satisfied that firm financial arrangements have been put in place by the Acquirer and PACs to fulfil the obligations in relation to this Open Offer through verifiable means in accordance with the SEBI (SAST) Regulations.

7.                                      In case of any upward revision in the Offer Price or the Offer Size, corresponding increase to the Escrow Amount and/or Bank Guarantee as mentioned above in this Part shall be made by the Acquirer and/or PACs in terms of Regulation 17(2) of the SEBI (SAST) Regulations, prior to effecting such revision.

VIII.                     TERMS AND CONDITIONS OF THE OPEN OFFER

A.                                    Operational Terms and Conditions

1.                                      The Open Offer is being made by the Acquirer and the PACs to all the Public Shareholders, to acquire up to 20,093,346 (twenty million ninety-three thousand three hundred forty-six) Equity Shares, representing 26% (twenty-six per cent.) of the Voting Share Capital of the Target Company, subject to the terms and conditions mentioned in the PA, DPS and this Draft Letter of Offer, and the Letter of Offer.

2.                                      The Identified Date for this Open Offer as per the indicative schedule of key activities is 7 August 2020. In terms of the indicative schedule of key activities, the Tendering Period for the Open Offer is expected to commence on 21 August 2020 and close on 3 September 2020.

3.                                      The Open Offer is not conditional and is not subject to any minimum level of acceptance.

4.                                      The Public Shareholders may tender their Equity Shares in the Offer at any time from the commencement of the Tendering Period but prior to the closure of the Tendering Period. The Acquirer has up to ten (10) Working Days from the closure of the Tendering Period to pay the consideration to the Public Shareholders whose Equity Shares are accepted in the Open Offer.

5.                                      The Public Shareholders who tender their Equity Shares in this Open Offer shall ensure that they have good and valid title on the Offer Shares. The Public Shareholders who tender their Equity Shares in this Open Offer shall ensure that the Offer Shares are clear from all liens, charges and encumbrances. The Offer Shares will be acquired, subject to such Offer Shares being validly tendered in this Offer, together with all the economic, voting and beneficial rights attached thereto, including all the rights to dividends, bonuses and right offers declared thereof, and the tendering Public Shareholders shall have obtained all necessary consents required by them to tender the Offer Shares.

6.                                      The acquisition of Equity Shares under the Open Offer from all Public Shareholders (resident and non-resident) is subject to all approvals required to be obtained by such Public Shareholders in relation to the Open Offer and the transfer of Equity Shares held by them to the Acquirer. Further, if the Public Shareholders who are not persons resident in India require or had required any approvals in respect of the transfer of Equity Shares held by them, they will be required to submit such previous approvals that they would have obtained for holding the Equity Shares, to tender the Equity Shares held by them pursuant to this Offer, along with the other documents required to be tendered to accept this Open Offer. In the event such prior approvals are not submitted, the Acquirer and/or PACs reserve their right to reject such Equity Shares tendered in this Offer. If the Equity Shares are held under general permission of the RBI, the non-resident Public Shareholder should state that the Equity Shares are held under general permission and clarify whether the Equity Shares are held on repatriable basis or non-repatriable basis.

7.                                      The Target Company does not have any Equity Shares which are currently locked-in.

8.                                      In terms of Regulation 18(9) of the SEBI (SAST) Regulations, the Public Shareholders who tender their Equity Shares in acceptance of this Offer shall not be entitled to withdraw such acceptance during the Tendering Period.

9.                                      The instructions, authorisations and provisions contained in the on market Form of Acceptance-cum-Acknowledgement (“On Market Form of Acceptance-cum-Acknowledgement”)/off-Market Form of Acceptance-cum-Acknowledgement (“Off-Market Form of Acceptance-cum-Acknowledgement”) (as applicable) constitute an integral part of the terms and conditions of this Offer. The Public Shareholders can write to the Registrar to the Offer/Manager to the Offer requesting for the Letter of Offer along with the On-Market Form of Acceptance-cum-Acknowledgement/Off-Market Form of Acceptance-cum-Acknowledgement (as applicable). Alternatively, the Letter of Offer along with the On-Market Form of Acceptance-cum-Acknowledgement/Off-Market Form of Acceptance-cum-Acknowledgement (as applicable) is also expected to be available at SEBI’s website, www.sebi.gov.in, and the Public Shareholders can also apply by downloading such forms from the website.

10.                               Public Shareholders to whom the Open Offer is being made are free to tender their shareholding in the Target Company in whole or in part while accepting the Offer. The acceptance must be unconditional and should be absolute and unqualified.

11.                               The marketable lot for the Equity Shares of the Target Company for the purpose of this Offer shall be 1 (one).

12.                               There has been no revision in the Offer Price or Offer Size as on the date of this Draft Letter of Offer. The Acquirer and the PACs reserve the right to revise the Offer Price and/or the number of Offer Shares upwards at any time prior to the commencement of 1 (one) Working Day prior to the commencement of the Tendering Period, in accordance with the SEBI (SAST) Regulations. In the event of such revision, in terms of Regulation 18(5) of the SEBI (SAST) Regulations, the Acquirer and the PACs shall: (i) make a corresponding increase to the Escrow Amount and/or Bank Guarantee; (ii) make a public announcement in the same Newspapers in which the Detailed Public Statement was published; and (iii) simultaneously notify Stock Exchanges, SEBI and the Target Company at its registered office. In case of any revision of the Offer Price, the Acquirer/PACs would pay such revised price for all the Equity Shares validly tendered at any time during the Open Offer and accepted under the Open Offer in accordance with the terms of the Letter of Offer.

13.                               Any Equity Shares that are subject matter of litigation or are held in abeyance due to pending court cases/attachment orders/restriction from other statutory authorities wherein the Public Shareholder may be precluded from transferring the Equity Shares during pendency of the said litigation, are liable to be rejected.

14.                               All the Equity Shares validly tendered under this Open Offer to the extent of the Offer Size will be acquired by the Acquirer in accordance with the terms and conditions set forth in this Draft Letter of Offer and subject to the conditions specified in the Share Purchase Agreement.

15.                               The Acquirer and the PACs shall not be responsible in any manner for any loss of documents during transit (including but not limited to Open Offer acceptance forms, copies of delivery instruction slips, etc.) and the Public Shareholders are advised to adequately safeguard their interests in this regard.

B.                                    Eligibility for accepting the Open Offer

1.                                      The Letter of Offer (along with the On-Market Form of Acceptance-cum-Acknowledgement/Off-Market Form of Acceptance-cum-Acknowledgement, as applicable) shall be sent to all Public Shareholders holding Equity Shares in dematerialized form whose names appear in the records of Depositories at the close of business hours on the Identified Date. Accidental omission to dispatch the Letter of Offer to any person to whom the Offer is made or the non-receipt or delayed receipt of the Letter of Offer by any such person will not invalidate the Open Offer in any way.

2.                                      All Public Shareholders who own Equity Shares and are able to tender such Equity Shares in this Offer at any time before the closure of the Tendering Period, are eligible to participate in this Open Offer.

3.                                      The acceptance of this Offer by the Public Shareholders must be absolute and unqualified. Any acceptance to this Offer which is conditional or incomplete in any respect will be rejected without assigning any reason whatsoever.

4.                                      All Public Shareholders, (including resident or non-resident shareholders) must obtain all requisite approvals required, if any, to tender the Offer Shares (including without limitation, the approval from the RBI) held by them, in the Offer and submit such approvals, along with the other documents required to accept this Offer. In the event such approvals are not submitted, the Acquirer and the PACs reserve the right to reject such Equity Shares tendered in this Offer. Further, if the holders of the Equity Shares who are not persons resident in India had required any approvals (including from the RBI, or any other regulatory body) in respect of the Equity Shares held by them, they will be required to submit such previous approvals, that they would have obtained for holding the Equity Shares, to tender the Offer Shares held by them, along with the other documents required to be tendered to accept this Offer. In the event such approvals are not submitted, the Acquirer and PACs reserve the right to reject such Offer Shares.

5.                                      The acceptance of this Offer is entirely at the discretion of the Public Shareholder(s).

6.                                      The acceptance of Equity Shares tendered in this Offer will be made by the Acquirer and/or PACs in consultation with the Manager to the Offer. If the number of Equity Shares validly tendered by the Public Shareholders under this Open Offer is more than the Offer Size, then the Offer Shares validly tendered by the Public Shareholders will be accepted on a proportionate basis, subject to acquisition a maximum of 20,093,346 Equity Shares, representing 26% (twenty-six per cent.) of the Voting Share Capital, in consultation with the Manager to the Offer.

7.                                      For any assistance please contact the Manager to the Offer or the Registrar to the Offer.

C.                                    Statutory and Other Approvals

1.                                      To the best of the knowledge of the Acquirer and the PACs, the consummation of the Underlying Transaction and the Open Offer is subject to the receipt of all Required Statutory Approvals and other conditions precedent specified in the Share Purchase Agreement (unless waived in accordance with the Share Purchase Agreement). However, if any other statutory or governmental approval(s) are required or become applicable at a later date before closure of the Tendering Period, this Open Offer shall be subject to such statutory approvals and the Acquirer and/or PACs shall make the necessary applications for such statutory approvals and the Underlying Transaction and the Open Offer would also be subject to such other statutory or other governmental approval(s) and the Acquirer and/or the PACs shall make the necessary applications for such other approvals. The applications for the Required Statutory Approvals in connection with the approval required from (i) Competition Commission of India under the Competition Act, 2002; (ii) Federal Antimonopoly Service (the FAS) of Russia under the Federal Law No. 135-FZ dated 26 July 2006 “On Protection of Competition”; and (iii) the Competition Commission of South Africa under the Competition Act 89 of 1998, have already been made by the Acquirer.

2.                                      In the event that the Required Statutory Approvals are not received within 6 (six) calendar months from the date of the Public Announcement (or such other later date as the Acquirer and Sellers may agree in writing under the Share Purchase Agreement, not beyond 3 (three) calendar months post the expiry of 6 (six) calendar months from the date of the Public Announcement) or refused for any reason, or if the conditions precedent as specified in the Share Purchase Agreement (as set out at paragraph 5 of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer), which are outside the reasonable control of the Acquirer and the PACs, are not satisfied, the Acquirer and the PACs shall have the right to withdraw this Open Offer in terms of Regulation 23 of the SEBI (SAST) Regulations. In the event of withdrawal of the Open Offer, a public announcement will be made within 2 (two) Working Days of such withdrawal, in the same Newspapers in which the Detailed Public Statement has been published and such public announcement will also be sent to the Stock Exchanges, SEBI and the Target Company at its registered office.

3.                                      In case of delay in receipt of any Required Statutory Approvals, or any other statutory approval that may be required by the Acquirer and/or PACs, SEBI may, if satisfied, grant an extension of time to the Acquirer and/or the PACs for making payment of the consideration to the Public Shareholders whose Offer Shares have been accepted in the Open Offer, subject to such terms and conditions as may be specified by SEBI, including payment of interest in accordance with Regulation 18(11) of the SEBI (SAST) Regulations. Where any statutory approval extends to some but not all of the Public Shareholders, the Acquirer and/or the PACs shall have the option to make payment to such Public Shareholders in respect of whom no statutory approvals are required in order to complete this Open Offer.

4.                                      NRIs and OCB holders of the Equity Shares, if any, must obtain all requisite approvals/exemptions required to tender the Equity Shares held by them, in this Open Offer, and submit such approvals/exemptions along with the documents required to accept this Open Offer. Further, if holders of Equity Shares who are not persons resident in India (including NRIs, OCBs, FPIs and FIIs) had required any approvals/exemptions (including from RBI and/or any other regulatory body) in respect of the Equity Shares held by them, they will be required to submit such previous approvals/exemptions that they would have obtained for holding the Equity Shares, along with the other documents required to be tendered to accept the Open Offer. In the event such approvals/exemptions are not submitted, the Acquirer and the PACs reserve the right to reject such Equity Shares tendered in the Open Offer.

5.                                      The Acquirer and the PACs shall complete all procedures relating to payment of consideration under this Open Offer within 10 (ten) Working Days from the date of closure of the Tendering Period of the Open Offer to those Public Shareholders whose Equity Shares are accepted in the Open Offer.

IX.                              PROCEDURE FOR ACCEPTANCE AND SETTLEMENT OF THE OPEN OFFER

The procedure for tendering the Equity Shares in the Open Offer in the event the Acquirer and PACs have acquired control over the Target Company in accordance with the SEBI (SAST) Regulations, prior to the commencement of the Tendering Period for the Open Offer, will be as follows:

9.1                               Subject to Part C (Statutory and Other Approvals) of Section VIII (Terms and Conditions of the Open Offer) of this Draft Letter of Offer above, all the Public Shareholders of the Target Company, holding the shares in dematerialized form, registered or unregistered are eligible to participate in this Open Offer at any time during the Tendering Period for this Open Offer.

9.2                               The Open Offer will be implemented by the Acquirer and PACs through Stock Exchange Mechanism made available by the Stock Exchanges in the form of separate window (“Acquisition Window”) as provided under the SEBI (SAST) Regulations, SEBI circular bearing reference number CIR/CFD/POLICYCELL/1/2015 dated 13 April 2015, as amended read along with SEBI Circular CFD/DCR2/CIR/P/2016/131 dated 9 December 2016, as amended, issued by SEBI (“Acquisition Window Circulars”).

9.3                               Details of the designated stock exchange for the purpose of tendering the Offer Shares will be updated in Letter of Offer.

9.4                               The facility for acquisition of shares through Stock Exchange mechanism pursuant to Offer shall be available on the Stock Exchanges in the form of a separate Acquisition Window.

9.5                               The Public Announcement, DPS and the Letter of Offer will also be available on the SEBI website: www.sebi.gov.in. In case of non-receipt of the Letter of Offer, all Public Shareholders including those who have acquired Equity Shares of the Target Company after the Identified Date, if they so desire, may download the Letter of Offer from SEBI’s website for applying in the Open Offer.

9.6                               All the Public Shareholders who desire to tender their Equity Shares under the Open Offer would have to approach their respective stock brokers (“Selling Broker(s)”), during the normal trading hours of the secondary market during the Tendering Period. The Buying Broker may also act as Selling Broker for Public Shareholders.

9.7                               The Acquirer and the PACs have appointed ICICI Securities Limited as the registered broker (“Buying Broker”) through whom the purchases and settlements on account of the Offer Shares tendered under the Open Offer shall be made. The contact details of the Buying Broker are mentioned below:

Name	:	ICICI Securities Limited
Address	:	ICICI Centre, H.T. Parekh Marg, Churchgate, Mumbai - 400 020
Telephone No.	:	+91 22 2288 2460
Fax No.	:	+91 22 2282 6580
Contact person	:	Allwyn Cardoza/Mitesh Shah

9.8                               The cumulative quantity tendered shall be displayed on the Stock Exchanges website throughout the trading session at specific intervals by the Stock Exchanges during Tendering Period.

9.9                               Modification/cancellation of orders will not be allowed during the Tendering Period.

9.10                        Public Shareholders can tender their shares only through a broker with whom the shareholder is registered as client (KYC Compliant). In the event Seller Broker(s) are not registered with BSE or NSE or if the Public Shareholder does not have any stock broker then that Public Shareholder can approach any BSE or NSE registered stock broker and can make a bid by using quick UCC facility through that BSE or NSE registered stock broker after submitting the details as may be required by the stock broker to be in compliance with applicable law and regulations. The Public Shareholder approaching BSE or NSE registered stock broker (with whom he does not have an account) may have to submit following details:

9.10.1              In case of Public Shareholder being an individual

a)                                     If Public Shareholder is registered with KRA: Forms required:

i.                                          Central Know Your Client (CKYC) form including Foreign Account Tax Compliance Act (FATCA), In Person Verification (IPV), Original Seen and Verified (OSV) if applicable

ii.                                       Know Your Client (KYC) form Documents required (all documents self-attested): Bank details (cancelled cheque)

iii.                                    Demat details (Demat Master/Latest Demat statement)

b)                                     If Public Shareholder is not registered with KRA: Forms required:

i.                                          CKYC form including FATCA, IPV, OSV if applicable

ii.                                       KRA form

iii.                                    KYC form Documents required (all documents self-attested): PAN card copy Address proof Bank details (cancelled cheque)

iv.                                   Demat details (Demat master/Latest Demat statement) It may be noted that other than submission of above forms and documents in person verification may be required.

9.10.2              In case Public Shareholder is HUF:

a)                                     If Public Shareholder is registered with KRA: Forms required:

i.                                          CKYC form of KARTA including FATCA, IPV, OSV if applicable

ii.                                       KYC form documents required (all documents self-attested): Bank details (cancelled cheque)

iii.                                    Demat details (Demat Master/Latest Demat statement)

b)                                     If Public Shareholder is not registered with KRA: Forms required:

i.                                          CKYC form of KARTA including FATCA, IPV, OSV if applicable

ii.                                       KRA form

iii.                                    Know Your Client (KYC) form Documents required (all documents self-attested): PAN card copy of HUF & KARTA Address proof of HUF & KARTA HUF declaration Bank details (cancelled cheque)

iv.                                   Demat details (Demat master/Latest Demat statement) It may be noted that other than submission of above forms and documents in person verification may be required.

9.10.3              In case of Public Shareholder being other than Individual and HUF:

a)                                     If Public Shareholder is KRA registered: Form required

i.                                          Know Your Client (KYC) form Documents required (all documents certified true copy) Bank details (cancelled cheque)

ii.                                       Demat details (Demat master/Latest Demat statement)

iii.                                    FATCA, IPV, OSV if applicable

iv.                                   Latest list of directors/authorised signatories/partners/trustees

v.                                      Latest shareholding pattern

vi.                                   Board resolution

vii.                                Details of ultimate beneficial owner along with PAN card and address proof

viii.                             Last 2 years financial statements

b)                                     If Public Shareholder is not KRA registered: Forms required:

i.                                          KRA form

ii.                                       Know Your Client (KYC) form Documents required (all documents certified true copy): PAN card copy of company/firm/trust Address proof of company/firm/trust Bank details (cancelled cheque)

iii.                                    Demat details (Demat Master/Latest Demat statement)

iv.                                   FATCA, IPV, OSV if applicable

v.                                      Latest list of directors/authorised signatories/partners/trustees

vi.                                   PAN card copies & address proof of directors/authorised signatories/partners/trustees

vii.                                Latest shareholding pattern

viii.                             Board resolution/partnership declaration

ix.                                   Details of ultimate beneficial owner along with PAN card and address proof

x.                                      Last 2 years financial statements

xi.                                   MOA/Partnership deed/trust deed

It may be noted that, other than submission of above forms and documents, in person verification may be required.

It may be noted that above mentioned list of documents is an indicative list. The requirement of documents and procedures may vary from broker to broker.

9.11                        Procedure for tendering Equity Shares held in dematerialised form:

9.11.1              The Public Shareholders who are holding Equity Shares in electronic/dematerialised form and who desire to tender their Equity Shares in this Offer shall approach their respective Selling Broker indicating to their Selling Broker the details of Equity Shares that such Public Shareholder intends to tender in this Offer. Public Shareholders should tender their Equity Shares before market hours close on the last day of the Tendering Period.

9.11.2              The Selling Broker would be required to place an order/bid on behalf of the Public Shareholders who wish to tender Equity Shares in the Open Offer using the Acquisition Window of the Stock Exchanges. Before placing the order/bid, the Public Shareholder would be required to transfer the tendered Equity Shares to the Clearing Corporation, by using the early pay in mechanism as prescribed by the Stock Exchanges or the Clearing Corporation, prior to placing the order/bid by the Selling Broker.

9.11.3              Upon placing the order, the Selling Broker shall provide TRS generated by the stock exchange bidding system to the Public Shareholder. TRS will contain details of order submitted like bid ID No., DP ID, Client ID, no. of Equity Shares tendered, etc.

9.11.4              On receipt of TRS from the respective Seller Broker, the Public Shareholder has successfully placed the bid in the Offer.

9.11.5              Modification/cancellation of orders will not be allowed during the tendering period of the Offer.

9.11.6              For custodian participant, orders for demat Equity Shares early pay-in is mandatory prior to confirmation of order by the custodian. The custodians shall either confirm or reject orders not later than 6:00 PM on the last day of the Tendering Period. Thereafter, all unconfirmed orders shall be deemed to be rejected.

9.11.7              The details of settlement number for early pay-in of equity shares shall be informed in the issue opening circular that will be issued by the Stock Exchanges/Clearing Corporation, before the opening of the Offer.

9.11.8              The Public Shareholders will have to ensure that they keep their DP account active and unblocked to successfully facilitate the tendering of the Equity Shares and to receive credit in case of return of Equity Shares due to rejection or due to prorated Offer.

9.11.9              The cumulative quantity tendered shall be made available on the website of the BSE (www.bseindia.com) throughout the trading sessions and will be updated at specific intervals during the Tendering Period.

9.11.10       The Public Shareholders holding shares in demat mode are not required to fill any On Market Form of Acceptance-cum-Acknowledgement, unless required by their respective Selling Broker.

9.12                        Procedure for tendering Equity Shares held in Physical Form:

9.12.1              As per the provisions of Regulation 40(1) of the SEBI (LODR) Regulations and SEBI PR 49/2018 dated 3 December 2018, requests for transfer of securities shall not be processed unless the securities are held in dematerialised form with a depository w.e.f. 1 April 2019.

9.12.2              Accordingly, the Public Shareholders who are holding equity shares in physical form and are desirous of tendering their equity shares in the Offer can do so only after the equity shares are dematerialised. Such Public Shareholders are advised to approach any depository participant to have their equity shares dematerialised.

9.13                        Acceptance of Equity Shares

9.13.1              Registrar to the Offer shall provide details of order acceptance to Clearing Corporation within specified timelines.

9.13.2              In the event that the number of Equity Shares validly tendered by the Public Shareholders under this Offer is more than the number of Offer Shares, the Acquirer and/or the PACs shall accept those Equity Shares validly tendered by the Public Shareholders on a proportionate basis in consultation with the Manager, taking care to ensure that the basis of acceptance is decided in a fair and equitable manner and does not result in non-marketable lots, provided that acquisition of Equity Shares from a Public Shareholder shall not be less than the minimum marketable lot, or the entire holding if it is less than the marketable lot.

9.14                        Procedure for tendering the shares in case of non-receipt of Letter of Offer

9.14.1              Public Shareholders who have acquired Equity Shares but whose names do not appear in the records of Depositories on the Identified Date, or unregistered owners or those who have acquired Equity Shares after the Identified Date, or those who have not received the Letter of Offer, may also participate in this Offer.

9.14.2              A Public Shareholder may participate in the Offer by approaching their Selling Broker and tender Shares in the Offer as per the procedure mentioned in the Letter of Offer or in the relevant On Market Form of Acceptance-cum Acknowledgment.

9.14.3              The Letter of Offer along with the On Market Form of Acceptance-cum-Acknowledgement, will be e mailed/dispatched to all the Public Shareholders of the Target Company, whose names appear on the register of members of the Target Company and to the beneficial owners of the Target Company in dematerialized form whose names appear on the beneficial records of the respective depositories, in either case, at the close of business hours on the Identified Date.

9.14.4              In case of non-receipt of the Letter of Offer, such Public Shareholders of the Target Company may download the same from the SEBI website (www.sebi.gov.in) or obtain a copy of the same from the Registrar to the Offer on providing suitable documentary evidence of holding of the Equity Shares of the Target Company.

9.14.5              The Letter of Offer along with the On Market Form of Acceptance cum Acknowledgment would also be available at SEBI’s website, www.sebi.gov.in, and Public Shareholders can also apply by downloading such forms from the said website.

9.14.6              Alternatively, in case of non-receipt of the Letter of Offer, shareholders holding the Equity Shares may participate in the Offer by providing their application in plain paper in writing signed by all shareholder(s), stating name, address, number of shares held, client ID number, DP name, DP ID number, number of shares tendered and other relevant documents. Such Public Shareholders have to ensure that their order is entered in the electronic platform to be made available by Stock Exchanges before the closure of the Offer.

9.15                        Settlement Process

9.15.1              On closure of the Offer, reconciliation for acceptances shall be conducted by the Manager to the Offer and the Registrar to the Offer and the final list of accepted Equity Shares tendered in this Offer shall be provided to the Stock Exchanges to facilitate settlement on the basis of Equity Shares transferred to the Clearing Corporation.

9.15.2              The settlement of trades shall be carried out in the manner similar to settlement of trades in the Acquisition Window Circulars.

9.15.3              For Equity Shares accepted under the Offer, the Clearing Corporation will make direct funds payout to respective eligible Public Shareholders bank account linked to its demat account. If shareholders’ bank account details are not available or if the funds transfer instruction is rejected by RBI/bank, due to any reason, then such funds will be transferred to the concerned Selling Broker settlement bank account for onward transfer to their respective shareholders.

9.15.4              In case of certain client types viz. NRI, foreign clients, etc. (where there are specific RBI and other regulatory requirements pertaining to funds pay-out) who do not opt to settle through custodians, the funds pay-out would be given to their respective Selling Broker’s settlement accounts for releasing the same to their respective Shareholder’s account onwards.

9.15.5              The Public Shareholders will have to ensure that they keep the DP account active and unblocked to receive credit in case of return of Equity Shares, due to rejection or due to non —acceptance of the shares under the Offer.

9.15.6              Excess demat Equity Shares or unaccepted demat Equity Shares, if any, tendered by the Public Shareholders would be returned to them by the Clearing Corporation.

9.15.7              The direct credit of Equity Shares shall be given to the demat account of Acquirer as indicated by the Buying Broker.

9.15.8              Once the basis of acceptance is finalised, the Clearing Corporation would facilitate clearing and settlement of trades by transferring the required number of Equity Shares to the demat account of Acquirer.

9.15.9              Buying Brokers would also issue a contract note to the Acquirer for the Equity Shares accepted under the Open Offer.

9.15.10       In case of partial or non-acceptance of orders, the balance demat Equity Shares shall be returned directly to the demat accounts of the Public Shareholders. However, in the event of any rejection of transfer to the demat account of the Public Shareholder for any reason, the demat Equity Shares shall be released to the securities pool account of their respective Selling Broker and the Selling Broker will thereafter transfer the balance Equity Shares to the respective Public Shareholders.

9.15.11       Any Equity Shares that are subject matter of litigation or are held in abeyance due to pending court cases/attachment orders/restriction from other statutory authorities wherein the Public Shareholder may be precluded from transferring the Equity Shares during pendency of the said litigation are liable to be rejected if directions/orders regarding these Equity Shares are not received together with the Equity Shares tendered under the Offer.

9.15.12       If Public Shareholders bank account details are not available or if the fund transfer instruction is rejected by RBI or bank, due to any reasons, then the amount payable to Public Shareholders will be transferred to the Selling Broker for onward transfer to the Public Shareholder.

9.15.13       Public Shareholders who intend to participate in the Offer should consult their respective Selling Broker for any cost, applicable taxes, charges and expenses (including brokerage) that may be levied by the Selling Broker upon the selling shareholders for tendering Equity Shares in the Offer (secondary market transaction). The Offer consideration received by the Public Shareholders, in respect of accepted Equity Shares, could be net of such costs, applicable taxes, charges and expenses (including brokerage) and the Acquirer and/or PACs accepts no responsibility to bear or pay such additional cost, charges and expenses (including brokerage) incurred solely by the Public Shareholders.

9.15.14       In case of delay in receipt of any statutory approval(s), SEBI has the power to grant extension of time to Acquirer and/or PACs for payment of consideration to the shareholders of the Target Company who have accepted the Open Offer within such period, subject to Acquirer agreeing to pay interest for the delayed period if directed by SEBI in terms of Regulation 18(11) of the SEBI (SAST) Regulations

The procedure for tendering the Equity Shares in the event the Acquirer and PACs have not acquired control over the Target Company in accordance with the SEBI (SAST) Regulations, prior to the commencement of the Tendering Period for the Open Offer, will be as follows:

9.16                        A tender of Equity Shares pursuant to any of the procedures described in the Letter of Offer will constitute a binding agreement between the Acquirer and the tendering holder, including the tendering holder’s acceptance of the terms and conditions of the Letter of Offer.

9.17                        The Offer is made to the Public Shareholders as defined in this Draft Letter of Offer. While the Letter of Offer shall be dispatched to the Public Shareholders of the Target Company whose name appears in the records of Depositories as on the Identified Date, all Public Shareholders holding Equity Shares in dematerialised form are eligible to participate in the Offer at any time during the Tendering Period.

9.18                        Public Shareholders who wish to accept the Open Offer and tender their Equity Shares can send/deliver the Off-Market Form of Acceptance-cum-Acknowledgment duly signed along with all the relevant documents (envelope should be super-scribed “Unit : JB Chemicals Limited - Open Offer”) at any of the collection centers of the Registrar to the Offer mentioned below during the working hours on or before the date of closure of the Tendering Period in accordance with the procedure as set out in the Letter of Offer:

S. No.	City	Contact Person	Address	Telephone/email/fax	Mode
1.	Mumbai	Sumeet Deshpande	Link Intime India Pvt Limited, C- 101, 247 park, 1st floor, L.B.S. Marg, Vikhroli west, Mumbai — 400083	Phone: 022- 49186170/72 Fax: 022-49186195 Email: jbchem.offer@linkintime.co.in	Hand Delivery/Courier/Registered Post
2.	New Delhi	Swapan/Bharat	Link Intime India Pvt Limited, Noble Heights , 1st Floor,Plot NH2,C-1 Block LSC ,Near Savitri Market , Janakpuri , New Delhi -110058	Phone: 011-41410592/93/94 Email: jbchem.offer@linkintime.co.in	Hand Delivery
3.	Kolkata	Kuntal Mustafi	Link Intime India Pvt Limited, Room Nos. 502 & 503 , 5th Floor , Vaishno Chamber , 6 Brabourne Road , Kolkata - West Bengal -700001	Phone: 033-40049728 Email: jbchem.offer@linkintime.co.in	Hand Delivery
4.	Bangalore	Nagendra D. Rao	Link Intime India Pvt Limited, No. 543/A, 7th Main, 3rd Cross, S.L. Bhyrappa Road, Hanumanthanagar, Bangalore - 560 019	Phone: 080 - 2650 9004 Email: jbchem.offer@linkintime.co.in	Hand Delivery

Note: For hand delivery the collections centre timings will be all Working Days anytime between Monday to Friday 10:00 AM to 1:00 PM and 2:00 PM to 4:30 PM, except public holidays.

9.19                        Equity Shares should not be submitted/tendered to the Manager to the Offer, the Acquirer or the Target Company.

9.20                        Applicants who cannot hand deliver their documents at the collection centre referred to above, may send the same by registered post with acknowledgement due or by courier, at their own risk and cost, to the Registrar to the Offer at its address, M/s. Link Intime India Private Limited, Unit — JB Chemicals Limited - Open Offer, (Address: C-101, 247 Park, L.B.S. Marg, Vikhroli (West), Mumbai 400 083, India; Telephone number: 022-4918 6170/72; Fax number: 022-4918 6195; Email: jbchem.offer@linkintime.co.in; and Contact Person: Mr. Sumeet Deshpande).

9.21                        Public Shareholders who have acquired the Equity Shares but whose names do not appear in the records of Depositories on the Identified Date or those who have not received the Letter of Offer, may participate in this Offer by submitting an application on a plain paper giving details set out below and in the Letter of Offer. In the alternate, such holders of the Equity Shares may apply in the Off-Market Form of Acceptance-Cum-Acknowledgement in relation to this Offer that will be annexed to the Letter of Offer, which may also be obtained from the SEBI website (http://www.sebi.gov.in) or from M/s Link Intime India Private Limited. The application is to be sent to the Registrar to the Offer at any of the collection centres that shall be mentioned in the Letter of Offer, so as to reach the Registrar to the Offer during business hours on or before 4:30 p.m. on the date of closure of the tendering period of this Offer, together with:

9.21.1              The DP name, DP ID, account number together with a photocopy or counterfoil of the delivery instruction slip in “off-market” mode duly acknowledged by the DP for transferring the Equity Shares to the special depository account (“Escrow Demat Account”), as per the details given below:

Name of the Depository Participant	Ventura Securities Limited
DP ID	IN303116
Client ID	13110541
Account Name	LIIPL JB CHEMICALS OPEN OFFER ESCROW DEMAT ACCOUNT
Depository	National Securities Depository Limited
Mode of Instruction	Off-market

Note: Shareholders having their beneficiary account with Central Depository Services Limited must use the inter-depository delivery instruction slip for the purpose of crediting their equity shares of the Target Company in favour of the Escrow Demat Account.

Off-Market Form of Acceptance-cum-Acknowledgement of dematerialized Equity Shares not credited to the above Open Offer Escrow Demat Account on or before the closure of Tendering Period is liable to be rejected. Beneficial owners are therefore requested to tender the delivery instructions at least 2 (two) Working Days prior to the date of closing of the Tendering Period.

9.21.2              As per the provisions of Regulation 40(1) of the SEBI LODR Regulations and SEBI PR 49/2018 dated 3 December 2018, requests for transfer of securities shall not be processed unless the securities are held in dematerialised form with a depository w.e.f. 1 April 2019. Accordingly, the Public Shareholders who are holding equity shares in physical form and are desirous of tendering their equity shares in the Offer can do so only after the equity shares are dematerialised. Such Public Shareholders are advised to approach any depository participant to have their equity shares dematerialised.

9.22                        Documents to be delivered by all Public Shareholders holding equity shares in the dematerialised form:

9.22.1              Off-Market Form of Acceptance-cum-Acknowledgement duly completed and signed in accordance with the instructions contained therein by all the beneficial holders of the Equity Shares, as per the records of the DP.

9.22.2              Photocopy of the Delivery Instruction in “off-market” mode or counterfoil of the delivery instruction slip in “off-market” mode, duly acknowledged by the DP.

Please note the following:

9.22.3              For each delivery instruction, the beneficial owner should submit a separate Off-Market Form of Acceptance-cum-Acknowledgment.

9.22.4              The Registrar to the Offer is not bound to accept those acceptances, for which corresponding Equity Shares have not been credited to the above Escrow Demat Account or for Equity Shares that are credited in the above Escrow Demat Account but the corresponding Off-Market Form of Acceptance-cum- Acknowledgment has not been received as on the date of closure of the Offer.

9.23                        Non-resident Public Shareholders should, in addition to the above, enclose copy(ies) of any permission(s) received from the RBI or any other regulatory authority to acquire Equity Shares held by them in the Target Company. Erstwhile OCBs are requested to seek a specific approval of the RBI for tendering their Equity Shares in the Offer and a copy of such approval must be provided along with other requisite documents in the event that any Public Shareholder who is an erstwhile OCB tenders its Equity Shares in the Open Offer. In case the above approvals from the RBI are not submitted, the Acquirer reserves the right to reject such Equity Shares tendered.

9.24                        Public Shareholders who have sent the Equity Shares held by them for dematerialisation need to ensure that the process of dematerialisation is completed in time for the credit in the Escrow Demat Account, to be received on or before the closure of the Tendering Period or else their application will be rejected.

9.25                        Equity Shares that are subject to any charge, lien or any other form of encumbrance are liable to be rejected in the Offer.

9.26                        Applications in respect of Equity Shares that are the subject matter of litigation wherein the Public Shareholders of the Target Company may be prohibited from transferring such Equity Shares during the pendency of the said litigation are liable to be rejected if the directions/orders regarding such Equity Shares are not received together with the Equity Shares tendered under the Offer. The Letter of Offer in some of these cases, wherever possible, will be forwarded to the concerned statutory authorities for further action by such authorities.

9.27                        The Public Shareholders should also provide all relevant documents which are necessary to ensure transferability of the Equity Shares in respect of which the application is being sent. Such documents may include, but are not limited to:

9.27.1              Duly attested death certificate and succession certificate/probate/letter of administration (in case of single Public Shareholder) if the original Public Shareholder has expired;

9.27.2              Duly attested power of attorney if any person apart from the Public Shareholder has signed the acceptance form and/or transfer deed(s);

9.27.3              NOC from any lender, if the Equity Shares in respect of which the acceptance is sent, were under any charge, lien or encumbrance;

9.27.4              In case of companies, the necessary corporate authorisation (including certified copy of board and/or general meeting resolution(s)); and

9.27.5              Any other relevant documents.

9.28                        In the event the number of Equity Shares validly tendered in the Offer by the Public Shareholders are more than the Equity Shares to be acquired under the Offer, the acquisition of Equity Shares from each Public Shareholder will be on a proportionate basis in such a way that the acquisition from any Public Shareholder shall not be less than the minimum marketable lot, or the entire holding if it is less than the marketable lot. The minimum marketable lot for the Equity Shares is one Equity Share.

9.29                        Subject to the receipt of such approvals and satisfaction of such conditions precedent under the Share Purchase Agreement as mentioned in Part C (Statutory and Other Approvals) of Section VIII (Terms and Conditions of the Open Offer) of this Draft letter of Offer above and paragraph 5(iii) of Section III(A) (Background to the Open Offer) of this Draft Letter of Offer above, the Acquirer and the PACs intend to complete all formalities, including the payment of consideration within a period of ten (10) Working Days from the closure of the Tendering Period and for the purpose open a special account as provided under Regulation 21(1) of the SEBI (SAST) Regulations, provided that where the Acquirer is unable to make the payment to the Public Shareholders who have accepted the Offer before the said period of ten (10) Working Days due to non-receipt of such approvals, SEBI may, if satisfied that non-receipt of such approvals was not due to any wilful default or neglect of the Acquirer or failure of the Acquirer to diligently pursue the applications for such approvals (where applicable), grant extension of time for the purpose, subject to the Acquirer agreeing to pay interest to the Public Shareholders for delay beyond such ten (10) Working Days period, as may be specified by SEBI from time to time.

9.30                        The unaccepted documents in relation to transfer of Equity Shares, if any, would be returned by registered post or by ordinary post or courier at the Public Shareholders’ sole risk. Unaccepted Equity Shares held in dematerialised form will be credited back to the beneficial owners’ depository account with the respective depository participant as per details received from their depository participant. It will be the responsibility of the Public Shareholders to ensure that the unaccepted Equity Shares are accepted by their respective depository participants when transferred by the Registrar to the Offer. Public Shareholders holding Equity Shares in dematerialised form are requested to issue the necessary standing instruction for the receipt of the credit, if any, in their DP account. Public Shareholders should ensure that their depository account is maintained till all formalities pertaining to the Offer are completed.

9.31                        The Registrar to the Offer will hold in trust the Off-Market Form of Acceptance, Equity Shares, and/or other documents on behalf of the Public Shareholders of the Target Company who have accepted the Offer, until the warrants/cheques/drafts for the consideration are dispatched and unaccepted share certificate/Equity Shares, if any, are dispatched/returned to the relevant Public Shareholders.

9.32                        Payment to those Public Shareholders whose tendered Equity Shares are found valid and in order and are approved by the Acquirer, will be done by obtaining the bank account details from the beneficiary position download to be provided by the depositories and the payment shall be processed with the said bank particulars, and not any details provided in the Off-Market Form of Acceptance- cum-Acknowledgment. The decision regarding: (i) the acquisition (in part or full), of the Equity Shares tendered pursuant to the Offer; or (ii) rejection of the Equity Shares tendered pursuant to the Offer along with any corresponding payment for the acquired Equity Shares will be dispatched to the Public Shareholders by registered post or by ordinary post or courier as the case may be, at the Public Shareholder’s sole risk. Equity Shares held in dematerialised form to the extent not acquired will be credited back to the respective beneficiary account with their respective Depository Participants as per the details furnished by the beneficial owners in the Off-Market Form of Acceptance-cum-Acknowledgment.

9.33                        Public Shareholders holding Equity Shares in dematerialized form are requested to issue the necessary standing instruction for the receipt of the credit, if any, in their DP account. Public Shareholders should ensure that their depository account is maintained until all formalities pertaining to the Offer are completed.

9.34                        For Public Shareholders who do not opt for electronic mode of transfer or whose payment consideration is rejected/not credited through DC/NEFT/RTGS, due to technical errors or incomplete/incorrect bank account details, payment consideration will be dispatched through registered post or by ordinary post or courier at the Public Shareholder’s sole risk.

9.35                        All cheques/demand drafts/pay orders will be drawn in the name of the first holder, in case of joint holder(s).

9.36                        In case of rejection of Equity Shares tendered for any reason, the documents, if any, will be returned by registered post or ordinary post or courier at the Public Shareholder’s sole risk as per the details provided in the Off-Market Form of Acceptance-cum-Acknowledgement. Equity Shares held in dematerialised form, to the extent not accepted, will be returned to the beneficial owner to the credit of the beneficial owner’s DP account with the respective DP as per the details furnished by the beneficial owner(s) in the Off-Market Form of Acceptance-cum-Acknowledgement.

9.37                        A copy of the Letter of Offer (including the Off-Market Form of Acceptance-cum-Acknowledgment, if applicable) is expected to be available on SEBI’s website (www.sebi.gov.in) during the period the Offer is open and may also be downloaded from the site.

X.                                   COMPLIANCE WITH TAX REQUIREMENTS

The following note on taxation, in the event the Acquirer and PACs have acquired control over the Target Company in accordance with the SEBI (SAST) Regulations, prior to the commencement of the Tendering Period for the Open Offer, will be of relevance for the Public Shareholders:

Note on Taxation (On Market Mechanism)

THE SUMMARY OF THE INCOME TAX CONSIDERATIONS HEREUNDER ARE BASED ON THE CURRENT PROVISIONS OF THE INCOME TAX ACT AND THE REGULATIONS THEREUNDER. THE LEGISLATIONS, THEIR JUDICIAL INTERPRETATION AND THE POLICIES OF THE REGULATORY AUTHORITIES ARE SUBJECT TO CHANGE (INCLUDING RETROSPECTIVE CHANGES/CLARIFICATIONS) FROM TIME TO TIME, AND THESE MAY HAVE A BEARING ON THE IMPLICATIONS LISTED BELOW. ACCORDINGLY, ANY CHANGE OR AMENDMENTS IN THE LAW OR RELEVANT REGULATIONS WOULD NECESSITATE A REVIEW OF THE BELOW.

THE JUDICIAL AND THE ADMINISTRATIVE INTERPRETATIONS THEREOF, ARE SUBJECT TO CHANGE OR MODIFICATIONS BY SUBSEQUENT LEGISLATIVE, REGULATORY, ADMINISTRATIVE OR JUDICIAL DECISIONS. ANY SUCH CHANGES COULD HAVE DIFFERENT INCOME TAX IMPLICATIONS. THIS NOTE ON TAXATION SETS OUT THE PROVISIONS OF LAW IN A SUMMARY MANNER ONLY AND IS NOT A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX CONSEQUENCES OF THE DISPOSAL OF EQUITY SHARES.

THE IMPLICATIONS ARE ALSO DEPENDENT ON THE PUBLIC SHAREHOLDERS FULFILLING THE CONDITIONS PRESCRIBED UNDER THE PROVISIONS OF THE RELEVANT SECTIONS UNDER THE RELEVANT TAX LAWS. IN VIEW OF THE PARTICULARISED NATURE OF INCOME TAX CONSEQUENCES, PUBLIC SHAREHOLDERS ARE REQUIRED TO CONSULT THEIR TAX ADVISORS FOR THE APPLICABLE TAX PROVISIONS INCLUDING THE TREATMENT THAT MAY BE GIVEN BY THEIR RESPECTIVE TAX OFFICERS IN THEIR CASE, AND THE APPROPRIATE COURSE OF ACTION THAT THEY SHOULD TAKE.

THE INFORMATION ON TAXATION MENTIONED HEREIN IS ON THE BASIS THAT THE OPEN OFFER SHALL BE COMPLETED THROUGH THE STOCK EXCHANGE SETTLEMENT MECHANISM MADE AVAILABLE BY STOCK EXCHANGES, AS PROVIDED UNDER THE SEBI (SAST) REGULATIONS AND SEBI CIRCULARS CIR/CFD/POLICYCELL/1/2015 DATED 13 APRIL 2015 AND CFD/DCR2/CIR/P/2016/131 DATED 9 DECEMBER 2016 AND BSE NOTICE NO. 20170202-34 DATED 2 FEBRUARY 2017, IN EACH CASE AS AMENDED FROM TIME TO TIME. HOWEVER, IF THE ACQUIRER AND THE PACS DO NOT HAVE CONTROL OVER THE TARGET COMPANY AT THE TIME OF ACQUIRING THE OFFER SHARES, THE OPEN OFFER WILL BE IMPLEMENTED BY THE ACQUIRER AND THE PACS THROUGH THE OFF-MARKET PROCESS. THE TAX IMPLICATIONS MENTIONED HEREIN COULD BE SUBJECT TO CHANGE IF THE OPEN OFFER IS COMPLETED THROUGH THE OFF-MARKET PROCESS.

THE ACQUIRER AND THE PACs DO NOT ACCEPT ANY RESPONSIBILITY FOR THE ACCURACY OR OTHERWISE OF SUCH ADVICE. THEREFORE, PUBLIC SHAREHOLDERS CANNOT RELY ON THIS ADVICE AND THE SUMMARY OF THE INCOME TAX IMPLICATIONS RELATING TO THE TREATMENT OF INCOME TAX IN THE CASE OF TENDERING OF LISTED EQUITY SHARES IN OPEN OFFER, AS SET OUT BELOW SHOULD BE TREATED AS INDICATIVE AND FOR GUIDANCE PURPOSES ONLY.

10.1                        General Provisions

10.1.1              If this Open Offer will be executed on market, STT will be payable through stock exchange on Equity Shares tendered/accepted under this Open Offer.

10.1.2              In case of delay in receipt of any statutory approvals as may be required as per Regulation 18(11) of the SEBI (SAST) Regulations, SEBI may, if satisfied, that non-receipt of such approvals was not attributable to any wilful default, failure or neglect on the part of the Acquirer and/or the PACs to diligently pursue such approvals, grant an extension of time for the purpose of completion of this Open Offer, subject to the Acquirer and/or the PACs agreeing to pay interest to the Public Shareholders for delay beyond 10 Working Days at such rate, as may be specified by SEBI from time to time.

10.1.3              The basis of charge of Indian income tax under the IT Act depends upon the residential status of the taxpayer during a tax year. The Indian tax year runs from 1 April until 31 March.

10.1.4              A person who is an Indian tax resident is typically liable to income tax in India on such person’s worldwide income, subject to certain tax exemptions, which are provided under the IT Act.

10.1.5              A person who is treated as a non-resident for Indian income tax purposes is generally subject to tax in India only on such person’s India-sourced income (i.e., income which accrues or arises or deemed to accrue or arise in India) and on income received or deemed to be received by such person in India. In case of shares of a company, the source of income from sale of shares depends on the “situs” of such shares. Based upon the judicial pronouncements, the “situs” of the shares is where a company is “incorporated” and where its shares can be transferred.

10.1.6              Since the Target Company is incorporated in India, the Target Company’s shares should be deemed to be “situated” in India and any gains arising to a non-resident on transfer of such shares should be taxable in India under the IT Act.

10.1.7              Further, the non-resident shareholder can avail benefits of the DTAA between India and the respective country of which the said shareholder is tax resident subject to satisfying relevant conditions as prescribed under the relevant DTAA read with MLI as may be in effect, and non-applicability of GAAR and providing and maintaining necessary information and documents as prescribed under the IT Act.

10.1.8              The IT Act also provides for different income tax regimes/rates applicable to the gains arising from the tendering of shares under the Offer, based on the period of holding, residential status, classification of the shareholder, nature of the income earned and mode of acquisition, etc.

10.1.9              The summary of income tax implications on tendering of listed equity shares on recognised stock exchanges in India is set out below. All references to equity shares herein refer to listed equity shares unless stated otherwise.

10.2                        Further Analysis

10.2.1              Classification of Shareholders: The Public Shareholders can be broadly classified under the following categories:

a)                                     Resident shareholders being:

i.                                          Individuals, HUF, AOP, and BOI

ii.                                       Others such as company, firm, etc.

b)                                     Non-resident shareholders being:

i.                                          NRIs

ii.                                       FIIs/FPIs

iii.                                    Others

(A)                               Company

(B)                               Other than company

10.2.2              Classification of Income:

Shares can be classified under the following two categories:

a)                                     Shares held as ‘investment’ (Income from transfer taxable under the head “Capital Gains”);

b)                                     Shares held as ‘stock-in-trade’ (Income from transfer taxable under the head “Profits and Gains from Business or Profession”).

In view of the amended definition of ‘capital asset’ provided in Section 2(14) of the IT Act, shares held by all FIIs (and their sub — account) or FPIs registered under the SEBI (Foreign Portfolio Investors) Regulations, 2014 are to be treated as ‘capital asset’.

10.2.3              Shares held as Investment:

As per the provisions of the IT Act, where the shares are held as investments (i.e., capital asset), income arising from the transfer of such shares is taxable under the head “Capital Gains”. Additionally, securities held by FIIs/FPIs are treated as capital assets under Section 2(14) of the IT Act (whether or not such asset is being held as a capital asset). Therefore, gains arising out of securities held by FIIs/FPIs will be taxable in India as capital gains. Capital gains in the hands of shareholders will be computed as per provisions of Section 48 of the IT Act.

10.2.4              Period of holding

Depending on the period for which the shares are held, the gain is taxable as “short-term capital gain” or “long-term capital gain”:

a)                                     In respect of equity shares held for a period less than or equal to 12 (twelve) months prior to the date of transfer, the same should be treated as a “short-term capital asset”, and accordingly the gains arising therefrom should be taxable as “Short Term Capital Gains”.

b)                                     Similarly, where equity shares are held for a period more than 12 (twelve) months prior to the date of transfer, the same should be treated as a “long-term capital asset”, and accordingly the gains arising therefrom should be taxable as “Long Term Capital Gains”.

10.2.5              Tendering of Shares in the Offer through a Recognised Stock Exchange in India

Where a transaction for transfer of such equity shares (i.e., acceptance under an open offer) is transacted through recognised stock exchanges and is chargeable to STT, then the taxability will be as under (for all categories of shareholders):

a)                                     Section 112A of the IT Act provides for taxation of income arising from the transfer of such shares, which is explained in the following paragraphs.

b)                                     The gain accrued on such equity shares till 31 January 2018 has been exempted by providing that for the purpose of computing LTCG the cost of shares acquired before 1 February 2018 shall be the higher of the following:

i.                                          Actual cost of acquisition; or

ii.                                       Lower of: (A) Fair Market Value, and (B) full value of consideration received or accruing as a result of the transfer of the shares. Fair Market Value has been defined to mean the highest price of the equity share quoted on any recognized stock exchange on 31 January 2018.

c)                                      After taking into account the above, LTCG arising from transfer of equity shares, exceeding Rs.100,000, will be taxable at 10% (ten per cent.) without allowing the benefit of indexation.

d)                                     However, Section 112A of the IT Act shall not apply if such equity shares were acquired on or after 1 October 2004 and Securities Transaction Tax (‘STT under Chapter VII of the Finance (No. 2) Act, 2004’) was not paid. In this regard, the Central Government has issued a notification no. 60/2018/F. No. 370142/9/2017-TPL dated 1 October 2018, providing certain situations wherein Section 112A of the IT Act will continue to be applicable even if STT is not paid at the time of acquisition of equity shares. The notification provides for the following situations:

A.                                    Where acquisition of existing listed equity shares in a company, whose equity shares are not frequently traded on recognised stock exchanges of India, was made through a preferential issue, subject to certain exceptions;

B.                                    Where transaction for acquisition of existing listed equity share in a company was not entered through recognised stock exchanges of India, subject to certain exceptions; and

C.                                    Acquisition of equity share of a company during the period beginning from the date on which the company was delisted from recognised stock exchanges and ending on the date on which the company was again listed on recognised stock exchanges in accordance with the Securities Contracts (Regulation) Act, 1956 read with the SEBI Act and any rules made thereunder.

In terms of the said notification, STT need not have been paid on acquisition of shares (that are frequently traded) and still be eligible for claim of Section 112A benefit in the following situations:

I.                                        Acquisition by scheduled banks, reconstruction or securitisation companies or public financial institutions during their ordinary course of business;

II.                                   Acquisitions approved by the Supreme Court, High Courts, National Company Law Tribunal, SEBI or RBI;

III.                              Acquisitions under employee stock option scheme or employee stock purchase scheme framed under the Securities and Exchange Board of India (Employee Stock Option Scheme and Employee Stock Purchase Scheme) Guidelines,1999;

IV.                               Acquisition by any non-resident in accordance with foreign direct investment guidelines of the Government of India;

V.                                    Acquisition in accordance with SEBI (SAST) Regulation, 2011;

VI.                               Acquisition from the Government;

VII.                          Acquisition by an investment fund referred to in clause (a) to Explanation 1 to Section 115UB of the Income Tax Act or a venture capital fund referred to in clause (23FB) of Section 10 of the Income Tax Act or a Qualified Institutional Buyer; and

VIII.                     Acquisition by mode of transfer referred to in Section 47 or Section 50B or sub-section (3) of Section 45 or subsection (4) of Section 45 of the Income Tax Act, if the previous owner or the transferor, as the case may be, of such shares has not acquired them by any mode referred to in clause (A) or clause (B) or clause (C) other than the transactions referred to in the proviso to clause (C) or clause (B).

e)                                      Where provisions of Section 112A of the IT Act are not applicable, LTCG will be chargeable to tax at 20% (twenty per cent.). In the case of FIIs/FPIs, LTCG would be taxable at 10% (ten per cent.) (plus applicable surcharge and cess) in accordance with provisions of Section 115AD of the IT Act. However, for a resident shareholder, an option is available to pay tax on such LTCG under Section 112 of the IT Act at either 20% (twenty per cent.) with indexation or 10% (ten per cent.) without indexation.

f)                                       STCG arising from such transaction will be subject to tax @ 15% (fifteen per cent.) under Section 111A of the IT Act.

g)                                      Further, in case of resident Individual or HUF, the benefit of maximum amount which is not chargeable to income tax is required to be considered while computing tax on such LTCG or STCG taxable under Section 112, 112A or 111A of the IT Act. In addition to the above LTCG or STCG tax, applicable surcharge, health and education cess are leviable (Please refer to Paragraph 10.4 below for rate of surcharge and cess).

h)                                     MAT implications may get triggered for certain companies’ resident in India and should be assessed by each of such shareholder. Foreign companies will not be subject to MAT if the country of residence of such foreign company has entered into a DTAA with India and such foreign company does not have a permanent establishment in India in terms of the DTAA. Likewise, for non-company shareholders, applicability of the provisions of Alternate Minimum Tax will also have to be analysed depending upon the facts of each case.

i)                                         Non-resident shareholder can avail benefits of the DTAA between India and the respective country of which the said shareholder is tax resident subject to satisfying relevant conditions as prescribed under the relevant DTAA read with MLI as may be in effect, and non-applicability of GAAR and providing and maintaining necessary information and documents as prescribed under the IT Act.

10.2.6              Shares held as Stock-in-Trade

Income from sale of shares may also be classified as income from “Profits and Gains from Business and Profession” (i.e., business income). Such characterization of income from sale of shares is dependent on the facts of each case.

a)                                     Resident shareholders:

Profits of:

i.                                          Individuals, HUF, AOP and BOI will be taxable at applicable slab rates plus applicable surcharge and cess.

ii.                                       Domestic companies will be generally taxed at applicable tax rates (i.e., up to 30% plus applicable surcharge and cess). However concessional tax rates may be applicable in following cases: -

(a)                                 Domestic companies having total turnover or gross receipts during the previous year 2018- 19 not exceeding Rs. 400 crores will be taxable @ 25% (twenty-five per cent.) for annual year 2021-22.

(b)                                 Domestic companies liable to pay tax under Section 115BAA of the IT Act will be taxable @ 22% (twenty-two per cent.) for annual year 2021-22.

(c)                                  Domestic companies liable to pay tax under Section 115BAB of the IT Act will be taxable @ 15% (fifteen per cent.) for annual year 2021-22.

iii.                                    For persons other than stated in (i) and (ii) above, profits will be taxable at 30% (thirty per cent.) plus applicable surcharge and cess.

No benefit of indexation by virtue of period of holding will be available in any case.

b)                                     Non-resident shareholders:

i.                                          Non-resident shareholders can avail beneficial provisions of the applicable DTAA entered into by India with the country of which the non-resident seller is resident but subject to fulfilling relevant conditions read with MLI as may be in effect, and non-applicability of GAAR and maintaining and providing necessary documents prescribed under the IT Act.

ii.                                       Where DTAA provisions are not applicable:

(A)                               For non-resident individuals, HUF, AOP and BOI, profits will be taxable at applicable slab rates plus applicable surcharge and cess.

(B)                               For foreign companies, profits will be taxed in India at 40% (forty per cent.) plus applicable surcharge and cess.

(C)                               For other non-resident shareholders, such as foreign firms, profits will be taxed in India at 30% (thirty per cent.) plus applicable surcharge and cess.

10.2.7              The income tax payable by a shareholder has to be increased by the amount of surcharge and health and education cess as may be applicable in his/its case. (Please refer to paragraph 10.4 below for rate of surcharge and cess).

10.3                        Tax Deduction at Source under IT Act

10.3.1              In case of Resident shareholders

a)                                     In respect of capital gains, in the absence of any specific provision under the IT Act, the Acquirer and the PACs are not required to deduct tax on the consideration payable to resident shareholders pursuant to the said Offer.

Interest — In respect of interest income, the obligation to deduct tax at source under the provisions of the IT Act is on the person responsible for paying such income. The final decision to deduct tax or not on the interest payments for delay in payment of consideration, or the quantum of taxes to be deducted rests solely with the Acquirer and the PACs depending on the settlement mechanism for such interest payments. It is important for the Public Shareholders to compute income on this transaction and immediately pay taxes in India, if applicable, in consultation with their custodians/authorized dealers/tax advisors appropriately. The Public Shareholders must file their tax return in India, inter-alia, considering gains arising pursuant to this Open Offer in consultation with their tax advisors.

The Resident shareholders undertake to indemnify the Acquirer and the PACs if any tax demand is raised on the Acquirer and/or the PACs on account of income arising to the Resident shareholders pursuant to this Offer. The Resident shareholders also undertake to provide the Acquirer and the PAC, on demand, the relevant details in respect of the taxability/non-taxability of the proceeds pursuant to this Offer, copy of tax return filed in India, evidence of the tax paid, etc.

10.3.2              In case of Non-resident shareholders

a)                                     In case of FIIs/FPIs: Section 196D of the IT Act provides for specific exemption from withholding tax in case of capital gains arising in hands of FIIs/FPIs. Thus, no withholding of tax is required in case of consideration payable to FIIs/FPIs.

Interest — In respect of interest income, the obligation to deduct tax at source under the provisions of the IT Act is on the person responsible for paying such income. The final decision to deduct tax or not on the interest payments for delay in payment of consideration, or the quantum of taxes to be deducted rests solely with the Acquirer and the PACs depending on the settlement mechanism for such interest payments. It is important for the Public Shareholders to compute income on this transaction and immediately pay taxes in India, if applicable, in consultation with their custodians/authorized dealers/tax advisors appropriately. The Public Shareholders must file their tax return in India, inter alia, considering gains arising pursuant to this Open Offer in consultation with their tax advisors.

The FIIs/FPIs undertake to indemnify the Acquirer and the PACs if any tax demand is raised on the Acquirer and/or the PACs on account of income arising to the FIIs/FPIs pursuant to this Offer. The FIIs/FPIs also undertake to provide the Acquirer and the PACs, on demand, the relevant details in respect of the taxability/non-taxability of the proceeds pursuant to this Open Offer, copy of tax return filed in India, evidence of the tax paid, etc.

b)                                     In case of other non-resident shareholders (other than FIIs/FPIs) holding Equity Shares of the Target Company: Section 195(1) of the IT Act provides that any person responsible for paying to a non-resident, any sum chargeable to tax is required to deduct tax at source (including applicable surcharge and cess). Subject to regulations in this regard, wherever applicable and it is required to do so, tax at source (including applicable surcharge and cess) shall be deducted at appropriate rates as per the IT Act read with the provisions of the relevant DTAA, if applicable. In doing this, the Acquirer and/or the PACs will be guided by generally followed practices and make use of data available in the records of the Registrar to the Offer except in cases where the non-resident shareholders provide a specific mandate in this regard.

Since the Open Offer is through the stock exchange, given the practical difficulty, the Acquirer and the PACs will not be deducting income tax at source on the consideration payable to such non-resident, since the entire payment has to be settled through the stock exchange mechanism and there will be no direct payment by the Acquirer and the PACs to the non-resident shareholders. The responsibility of discharging the tax due on the gains (if any) is primarily on the non-resident shareholder. The non- resident shareholder must compute such gains (if any) on this transaction and immediately pay applicable taxes in India, if applicable, in consultation with their custodians/authorized dealers/tax advisors appropriately. The non-resident shareholders must file their tax return in India, inter alia, considering gains arising pursuant to this Offer in consultation with their tax advisors.

Interest — In respect of interest income, the obligation to deduct tax at source under the provisions of the IT Act is on the person responsible for paying such income. The final decision to deduct tax or not on the interest payments for delay in payment of consideration, or the quantum of taxes to be deducted rests solely with the Acquirer and the PACs depending on the settlement mechanism for such interest payments. It is important for the Public Shareholders to compute income on this transaction and immediately pay taxes in India, if applicable, in consultation with their custodians/authorized dealers/tax advisors appropriately. The Public Shareholders must file their tax return in India, inter alia, considering gains arising pursuant to this Open Offer in consultation with their tax advisors.

The non-resident shareholders undertake to indemnify the Acquirer and the PACs if any tax demand is raised on the Acquirer and/or the PACs on account of income arising to the non-resident shareholders pursuant to this Open Offer. The non-resident shareholders also undertake to provide the Acquirer and the PACs, on demand, the relevant details in respect of the taxability/non-taxability of the proceeds pursuant to this Open Offer, copy of tax return filed in India, evidence of the tax paid, etc.

10.3.3              In respect of overseas jurisdiction

Notwithstanding the above, the Acquirer and/or the PACs will be entitled to withhold tax in accordance with the tax laws applicable in the overseas jurisdictions where the non-resident Public Shareholder is a resident for tax purposes (“Overseas Tax”).

For this purpose, the non-resident Public Shareholder shall duly represent in the On Market Form of Acceptance-cum-Acknowledgement, the quantum of the Overseas Tax to be withheld as per the relevant tax laws of the country in which the non-resident Public Shareholder is a tax resident and the Acquirer and/or the PACs will be entitled to rely on this representation at their/its sole discretion.

The non-resident shareholders undertake to indemnify the Acquirer and the PACs if any tax demand is raised on the Acquirer and/or the PACs on account of gains arising to the non-resident shareholders pursuant to this Open Offer. The non-resident shareholders also undertake to provide the Acquirer and the PACs, on demand, the relevant details in respect of the taxability/non-taxability of the proceeds pursuant to this Open Offer, copy of tax return filed in India, evidence of the tax paid, etc.

10.4                        Rate of Surcharge and Cess

In addition to the basic tax rate, applicable Surcharge, Health and Education Cess are currently leviable as under:

a)                                     Surcharge:

i.                                          In case of domestic companies: Surcharge @ 12% (twelve per cent.) is leviable where the total income exceeds Rs. 10 crore and @ 7% (seven per cent.) where the total income exceeds Rs. 1 crore but less than Rs. 10 crores.

ii.                                       In case of domestic companies liable to pay tax under Section 115BAA or Section 115BAB: Surcharge @ 10% (ten per cent.) is leviable.

iii.                                    In case of companies other than domestic companies: Surcharge @ 5% (five per cent.) is leviable where the total income exceeds Rs. 10 crore and @ 2% (two per cent.) where the total income exceeds Rs.1 crore but less than Rs. 10 crores.

iv.                                   In case of individuals, HUF, AOP, BOI:

(A)                               Surcharge at the rate of 10% (ten per cent.) is leviable where the total income exceeds INR 50 lakh but does not exceed INR 1 crore.

(B)                               Surcharge at the rate of 15% (fifteen per cent.) is leviable where the total income exceeds INR 1 crore but does not exceed INR 2 crore.

(C)                               Surcharge at the rate of 25% (twenty-five per cent.) is leviable where the total income exceeds INR 2 crore but does not exceed INR 5 crore.

(D)                               Surcharge at the rate of 37% (thirty-seven per cent.) is leviable where the total income exceeds INR 5 crore.

However, for the purpose of income chargeable under Section 111A, 112A and 115AD (for income chargeable to tax under the head “Capital Gains”), the surcharge rate shall not exceed 15% (fifteen per cent.).

v.                                      In case of Firm and Local Authority: Surcharge @12% (twelve per cent.) is leviable where the total income exceeds Rs. 1 crore.

b)                                     Cess:

i.                                          Health and Education Cess @ 4% (four per cent.) is currently leviable in all cases.

Taxes once withheld will not be refunded by the Acquirer and/or the PACs under any circumstances. The tax deducted under this Open Offer may not be the final liability of the Public Shareholders and shall in no way discharges the obligation of Public Shareholders to appropriately disclose the amount received pursuant to this Open Offer to the income tax authorities.

All Public Shareholders are advised to consult their tax advisors for the treatment that may be given by their respective assessing officers in their case, and the appropriate course of action that they should take. The Acquirer and the PACs to the Open Offer do not accept any responsibility for the accuracy or otherwise of such advice. The aforesaid treatment of tax deduction at source may not necessarily be the treatment for filing the return of income.

THE ABOVE DISCLOSURE ON TAXATION SETS OUT THE PROVISIONS OF LAW IN A SUMMARY MANNER ONLY AND IS NOT A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX CONSEQUENCES OF THE DISPOSAL OF EQUITY SHARES. THIS DISCLOSURE IS NEITHER BINDING ON ANY REGULATORS NOR CAN THERE BE ANY ASSURANCE THAT THEY WILL NOT TAKE A POSITION CONTRARY TO THE COMMENTS MENTIONED HEREIN. HENCE, PUBLIC SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS FOR THE TAX PROVISIONS APPLICABLE TO THEIR PARTICULAR CIRCUMSTANCES. THE TAX RATE AND OTHER PROVISIONS MAY UNDERGO CHANGES.

APPLICABILITY OF OTHER RELEVANT LAWS IN INDIA (SUCH AS STAMP DUTY, ETC.) SHALL DEPEND ON FACTS OF EACH CASE AND SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN ADVISORS FOR THE SAME.

The following note on taxation, in the event the Acquirer and PACs have not acquired control over the Target Company in accordance with the SEBI (SAST) Regulations, prior to the commencement of the Tendering Period for the Open Offer, will be of relevance for the Public Shareholders:

Note on Taxation (in connection with off-market mechanism)

THE SUMMARY OF THE INCOME TAX CONSIDERATIONS HEREUNDER ARE BASED ON THE CURRENT PROVISIONS OF THE INCOME TAX ACT AND THE REGULATIONS THEREUNDER. THE LEGISLATIONS, THEIR JUDICIAL INTERPRETATION AND THE POLICIES OF THE REGULATORY AUTHORITIES ARE SUBJECT TO CHANGE (INCLUDING RETROSPECTIVE CHANGES/CLARIFICATIONS) FROM TIME TO TIME, AND THESE MAY HAVE A BEARING ON THE IMPLICATIONS LISTED BELOW. ACCORDINGLY, ANY CHANGE OR AMENDMENTS IN THE LAW OR RELEVANT REGULATIONS WOULD NECESSITATE A REVIEW OF THE BELOW.

THE JUDICIAL AND THE ADMINISTRATIVE INTERPRETATIONS THEREOF, ARE SUBJECT TO CHANGE OR MODIFICATIONS BY SUBSEQUENT LEGISLATIVE, REGULATORY, ADMINISTRATIVE OR JUDICIAL DECISIONS. ANY SUCH CHANGES COULD HAVE DIFFERENT INCOME TAX IMPLICATIONS. THIS NOTE ON TAXATION SETS OUT THE PROVISIONS OF LAW IN A SUMMARY MANNER ONLY AND IS NOT A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX CONSEQUENCES OF THE DISPOSAL OF EQUITY SHARES.

THE IMPLICATIONS ARE ALSO DEPENDENT ON THE PUBLIC SHAREHOLDERS FULFILLING THE CONDITIONS PRESCRIBED UNDER THE PROVISIONS OF THE RELEVANT SECTIONS UNDER THE RELEVANT TAX LAWS. IN VIEW OF THE PARTICULARISED NATURE OF INCOME TAX CONSEQUENCES, PUBLIC SHAREHOLDERS ARE REQUIRED TO CONSULT THEIR TAX ADVISORS FOR THE APPLICABLE TAX PROVISIONS INCLUDING THE TREATMENT THAT MAY BE GIVEN BY THEIR RESPECTIVE TAX OFFICERS IN THEIR CASE, AND THE APPROPRIATE COURSE OF ACTION THAT THEY SHOULD TAKE.

THE INFORMATION ON TAXATION MENTIONED HEREIN IS ON THE BASIS THAT THE OPEN OFFER SHALL BE COMPLETED THROUGH OFF — MARKET MECHANISM.

THE ACQUIRER AND THE PACs DO NOT ACCEPT ANY RESPONSIBILITY FOR THE ACCURACY OR OTHERWISE OF SUCH ADVICE. THEREFORE, PUBLIC SHAREHOLDERS CANNOT RELY ON THIS ADVICE AND THE SUMMARY OF THE INCOME TAX IMPLICATIONS RELATING TO THE TREATMENT OF INCOME TAX IN THE CASE OF TENDERING OF LISTED EQUITY SHARES IN OPEN OFFER, AS SET OUT BELOW SHOULD BE TREATED AS INDICATIVE AND FOR GUIDANCE PURPOSES ONLY.

10.5                        General Provisions

10.5.1              If this Open Offer is executed off — market, STT will not be applicable to the Equity Shares accepted in the Offer.

10.5.2              The basis of charge of Indian income tax under the IT Act depends upon the residential status of the taxpayer during a tax year. The Indian tax year runs from 1 April until 31 March.

10.5.3              A person who is an Indian tax resident is typically liable to income tax in India on such person’s worldwide income, subject to certain tax exemptions, which are provided under the IT Act.

10.5.4              A person who is treated as a non-resident for Indian income tax purposes is generally subject to tax in India only on such person’s India-sourced income (i.e., income which accrues or arises or deemed to accrue or arise in India) and on income received or deemed to be received by such person in India. In case of shares of a company, the source of income from sale of shares depends on the “situs” of such shares. Based upon the judicial pronouncements, the “situs” of the shares is where a company is “incorporated” and where its shares can be transferred.

10.5.5              Since the Target Company is incorporated in India, the Target Company’s Equity Shares should be deemed to be “situated” in India and any gains arising to a non-resident on transfer of such shares should be taxable in India under the IT Act.

10.5.6              Further, the non-resident shareholder can avail benefits of the DTAA between India and the respective country of which the said shareholder is tax resident subject to satisfying relevant conditions as prescribed under the relevant DTAA read with MLI as may be in effect, and non-applicability of GAAR and providing and maintaining necessary information and documents as prescribed under the IT Act.

10.5.7              The IT Act also provides for different income tax regimes/rates applicable to the gains arising from the tendering of shares under the Open Offer, based on the period of holding, residential status, classification of the shareholder, nature of the income earned and mode of acquisition, etc.

10.5.8              In case of delay in receipt of any statutory approvals as may be required as per Regulation 18(11) of the SEBI (SAST) Regulations, SEBI may, if satisfied that non-receipt of such approvals was not attributable to any wilful default, failure or neglect on the part of the Acquirer and/or the PACs to diligently pursue such approvals, grant an extension of time for the purpose of completion of this Offer, subject to the Acquirer and/or the PACs agreeing to pay interest to the shareholders for delay beyond 10 (ten) Working Days at such rate, as may be specified by SEBI from time to time.

10.5.9              The summary of income tax implications on tendering of listed equity shares is set out below. All references to equity shares herein refer to listed equity shares unless stated otherwise.

10.6                        Further Analysis

10.6.1              Classification of Shareholders: The Public Shareholders can be broadly classified under the following categories:

a)                                     Resident shareholders being:

i.                                          Individuals, HUF, AOP, and BOI

ii.                                       Others such as company, firm, etc.

b)                                     Non-resident shareholders being:

i.                                          NRIs

ii.                                       FIIs/FPIs

iii.                                    Others

(A)                               Company

(B)                               Other than company

10.6.2              Classification of Income:

Shares can be classified under the following two categories:

a)                                     Shares held as ‘investment’ (Income from transfer taxable under the head “Capital Gains”);

b)                                     Shares held as ‘stock-in-trade’ (Income from transfer taxable under the head “Profits and Gains from Business or Profession”);

c)                                      In view of the amended definition of ‘capital asset’ provided in Section 2(14) of the IT Act, shares held by all FIIs (and their sub — account) or FPIs registered under the SEBI (Foreign Portfolio Investors) Regulations, 2014 are to be treated as ‘capital asset’.

10.6.3              Shares held as Investment:

As per the provisions of the IT Act, where the shares are held as investments (i.e., capital asset), income arising from the transfer of such shares is taxable under the head “Capital Gains”. Additionally, securities held by FIIs/FPIs are treated as capital assets under Section 2(14) of the IT Act (whether or not such asset is being held as a capital asset). Therefore, gains arising out of securities held by FIIs/FPIs will be taxable in India as capital gains. Capital gains in the hands of shareholders will be computed as per provisions of Section 48 of the IT Act.

10.6.4              Period of holding

Depending on the period for which the shares are held, the gain is taxable as “short-term capital gain” or “long-term capital gain”:

a)                                     In respect of equity shares held for a period less than or equal to 12 (twelve) months prior to the date of transfer, the same should be treated as a “short-term capital asset”, and accordingly the gains arising therefrom should be taxable as “Short Term Capital Gains”.

b)                                     Similarly, where equity shares are held for a period more than 12 (twelve) months prior to the date of transfer, the same should be treated as a “long-term capital asset”, and accordingly the gains arising therefrom should be taxable as “Long Term Capital Gains”.

10.6.5              Tax Rates

a)                                     The Finance Act, vide Section 112A, has imposed an income tax on long term capital gains exceeding one lakh rupees at the rate of 10% (ten per cent.) on transfer of equity shares that are listed on a recognized stock exchange, which have been held for more than 12 (twelve) months and have been subject to STT upon both acquisition and sale. However, since STT will not be applicable to the Equity Shares transferred pursuant to this Offer, the provisions of Section 112A of the IT Act shall not be applicable.

b)                                     Where LTCG arising from tendering of Equity Shares in the Offer does not fall under the provisions of Section 112A, such LTCG will be chargeable to tax as follow:

i.                                          LTCG will be chargeable to tax at the rate of up to 20% (twenty per cent.) (plus applicable surcharge and cess) in the case of a non-resident shareholder (other than a FIIs/FPIs, or a NRI who is governed by the provisions of Chapter XII-A of the IT Act) in accordance with provisions of Section 112 of the IT Act.

ii.                                       In the case of FIIs/FPIs, LTCG would be taxable at 10% (ten per cent.) (plus applicable surcharge and cess) in accordance with provisions of Section 115AD of the IT Act.

iii.                                    For a NRI who is governed by the provisions of Chapter XII-A of the IT Act, LTCG would be taxable at 10% (ten per cent.) (plus applicable surcharge and cess) under Section 115E of the IT Act.

iv.                                   For a resident shareholder, LTCG is payable at either 20% (twenty per cent.) (plus applicable surcharge and cess) with indexation or 10% (ten per cent.) (plus applicable surcharge and cess) without indexation.

c)                                      Section 111A of the IT Act provides for taxation of STCG arising on sale of listed shares at the rate of 15% (fifteen per cent.) (plus applicable surcharge and cess) provided STT is paid on the transaction. However, since STT will not be applicable to the Equity Shares transferred in this Offer, the provisions of Section 111A of the IT Act shall not be applicable. Accordingly, any gain realized on the sale of listed equity shares held for a period of 12 (twelve) months or less will be subject to short term capital gains tax and shall be leviable to tax at the rates prescribed in First Schedule to the Finance Act (i.e., normal tax rates applicable to different categories of persons). In case of FIIs/FPIs, STCG would be taxable at the rate of 30% (thirty per cent.) (plus applicable surcharge and cess).

d)                                     MAT implications may get triggered for certain companies’ resident in India and should be assessed by each of such shareholder. Foreign companies will not be subject to MAT if the country of residence of such foreign company has entered into a DTAA with India and such foreign company does not have a permanent establishment in India in terms of the DTAA. Likewise, for non-company shareholders, applicability of the provisions of Alternate Minimum Tax will also have to be analysed depending upon the facts of each case.

e)                                      Taxability of capital gains arising to a non-resident in India from the transfer of equity shares shall be determined on the basis of the provisions of the IT Act or the DTAA entered between India and the country of which the non-resident seller is resident, whichever is more beneficial, subject to satisfying relevant conditions as prescribed under the relevant DTAA read with MLI as may be in effect, and non-applicability of GAAR and providing and maintaining necessary information and documents as prescribed under the IT Act.

10.6.6              Shares held as Stock-in-Trade

Income from sale of shares may also be classified as income from “Profits and Gains from Business and Profession” (i.e., business income). Such characterization of income from sale of shares is dependent on the facts of each case.

a)                                     Resident shareholders:

Profits of:

i.                                          Individuals, HUF, AOP and BOI will be taxable at applicable slab rates plus applicable surcharge and cess.

ii.                                       Domestic companies will be generally taxed at applicable tax rates (i.e., up to 30% (thirty per cent.) plus applicable surcharge and cess). However concessional tax rates may be applicable in following cases: -

(A)                               Domestic companies having total turnover or gross receipts during the previous year 2018- 19 not exceeding Rs. 400 crores will be taxable @ 25% (twenty-five per cent.) for annual year 2021-22.

(B)                               Domestic companies liable to pay tax under Section 115BAA of the IT Act will be taxable @ 22% (twenty-two per cent.) for annual year 2021-22.

(C)                               Domestic companies liable to pay tax under Section 115BAB of the IT Act will be taxable @ 15% (fifteen per cent.) for annual year 2021-22.

iii.                                    For persons other than stated in (i) and (ii) above, profits will be taxable at 30% (thirty per cent.) plus applicable surcharge and cess.

No benefit of indexation by virtue of period of holding will be available in any case.

b)                                     Non-resident shareholders:

i.                                          Non-resident shareholders can avail beneficial provisions of the applicable DTAA entered into by India with the country of which the non-resident seller is resident but subject to fulfilling relevant conditions read with MLI as may be in effect, and non-applicability of GAAR and maintaining and providing necessary documents prescribed under the IT Act.

ii.                                       Where DTAA provisions are not applicable:

(A)                               For non-resident individuals, HUF, AOP and BOI, profits will be taxable at applicable slab rates plus applicable surcharge and cess.

(B)                               For foreign companies, profits will be taxed in India at 40% (forty per cent.) plus applicable surcharge and cess.

(C)                               For other non-resident shareholders, such as foreign firms, profits will be taxed in India at 30% (thirty per cent.) plus applicable surcharge and cess.

10.6.7              The income tax payable by a shareholder has to be increased by the amount of surcharge and health and education cess as may be applicable in his/its case. (Please refer to Paragraph 10.9 below for rate of surcharge and cess).

10.7                        Tax Deduction at Source under IT Act

10.7.1              In case of Resident shareholders

a)                                     In the absence of any specific provision under the IT Act, the Acquirer and/or PACs are not required to deduct tax on the consideration payable to resident shareholders, in respect of the transfer of Equity Shares pursuant to the said Offer.

b)                                     All resident shareholders will be required to submit a valid and effective TDC, indicating the amount of tax to be deducted by the Acquirer and/or the PACs before remitting the consideration for interest payments, if any, by the Acquirer and/or PACs for delay in payment of offer consideration or a part thereof, if any. The Acquirer and/or PACs will deduct taxes at source in accordance with such TDC.

c)                                      In an event of non-submission of TDC, the Acquirer and/or the PACs will deduct tax at the rates prescribed under Section 194A of the IT Act as may be applicable to the relevant category to which the shareholder belongs under the IT Act on the consideration payable as interest to such shareholder.

d)                                     All resident shareholders shall submit a self-attested copy of their PAN card for income tax purposes. In case, the self-attested copy of the PAN card is not submitted or is invalid or does not belong to the shareholder, the Acquirer and/or the PACs will deduct tax at the rate of 20% (twenty per cent.) (including surcharge and cess) (as provided under Section 206AA of the IT Act) or the rate, as may be applicable to the category of the shareholder under the IT Act, whichever is higher.

10.7.2              In case of Non-resident shareholders

a)                                     In case of FIIs/FPIs:

i.                                          Section 196D of the IT Act provides for specific exemption from withholding tax in case of capital gains arising in hands of FIIs/FPIs. Thus, no withholding of tax is required in case of consideration payable to FIIs/FPIs. The Acquirer and/or the PACs would not deduct tax at source on the payments to FIIs/FPIs, subject to the following conditions:

(A)                               FIIs/FPIs furnishing the copy of the valid registration certificate issued by SEBI (including for subaccount of FII/FPI, if any).

(B)                               FIIs/FPIs declaring that they have invested in the Equity Shares in accordance with the applicable SEBI regulations. Such FIIs/FPIs will be liable to pay tax on their income as per the provisions of the IT Act.

ii.                                       If the above conditions are not satisfied, FIIs/FPIs may submit a valid and effective TDC, along with the Off-Market Form of Acceptance cum-Acknowledgement, indicating the amount of tax to be deducted by the Acquirer and/or the PACs before remitting the consideration. The Acquirer and/or the PACs shall deduct tax in accordance with such TDC.

iii.                                    If conditions in points (i) and (ii) above are not satisfied, the Acquirer and/or the PACs will arrange to deduct tax up to the maximum rate/maximum marginal rate as may be applicable under the IT Act, on the gross consideration for acquisition of Equity Shares, payable to such FIIs/FPIs under the Offer.

iv.                                   Interest payments by the Acquirer and/or the PACs for delay in payment of the consideration, if any, would also be subjected to deduction of tax at source up to the maximum rate/maximum marginal rate applicable under the IT Act on the gross interest payable to FIIs/FPIs, depending on category of the shareholder. However, if the FII/FPI provides a TDC indicating the amount of interest on which tax should be deducted and the applicable rate of tax, the Acquirer and/or the PACs will arrange to deduct taxes at source in accordance with such certificate.

b)                                     In case of other non-resident shareholders (other than FIIs/FPIs) holding Equity Shares of the Target Company:

i.                                          Section 195(1) of the IT Act provides that any person responsible for paying to a non-resident, any sum chargeable to tax is required to deduct tax at source (including applicable surcharge and cess). This tax at source (including applicable surcharge and cess) shall be deducted at appropriate rates as per the IT Act read with the provisions of the relevant DTAA, if applicable for payments made to non-resident. Accordingly, each non-resident shareholder is required to obtain and submit TDC along with the Off-Market Form of Acceptance-cum-Acknowledgement, indicating the amount of tax to be deducted on gross consideration by the Acquirer and/or the PACs before remitting the consideration. In such a case, the Acquirer and/or the PACs shall deduct tax in accordance with such TDC.

ii.                                       In case TDC requiring lower withholding of tax by non-resident shareholders (other than FIIs/FPIs) including NRIs/foreign shareholders, is not submitted, or is otherwise not valid and effective as of the date on which tax is required to be deducted at source, the Acquirer and/or the PACs will arrange to deduct tax up to the maximum rate/maximum marginal rate as may be applicable to the relevant category to which the shareholder belongs under the IT Act, on the gross consideration for acquisition of shares, payable to such shareholder under the Offer.

iii.                                    In case of interest payments, if any, by the Acquirer and/or the PACs for delay in payment of consideration or a part thereof, if any, the NRIs, OCBs, and other non-resident shareholders (excluding FPIs) will be required to submit a TDC indicating the amount of tax to be deducted by the Acquirer and/or the PACs before remitting the consideration. The Acquirer and /or the PACs will arrange to deduct taxes at source in accordance with such TDC.

iv.                                   In an event of non-submission of TDC, the Acquirer and/or the PACs will deduct tax up to the maximum rate/maximum marginal rate as may be applicable to the relevant category to which the shareholder belongs under the IT Act on the entire amount payable as interest to such shareholder.

v.                                      The responsibility of discharging the tax due on the gains (if any) is primarily on the non-resident shareholder. The non-resident shareholder must compute such gains (if any) on this transaction and immediately pay applicable taxes in India, if applicable, in consultation with their custodians/authorized dealers/tax advisors appropriately. The non-resident shareholders also need to file their tax return in India, inter alia, considering gains arising pursuant to this Offer in consultation with their tax advisors.

Computation of applicable tax rates shall also include maximum applicable surcharge and cess (depending upon the facts of the case).

10.7.3              In respect of overseas jurisdictions

a)                                     Apart from the above, the Acquirer and/or the PACs will be entitled to withhold tax in accordance with the tax laws applicable in the overseas jurisdictions where the non-resident Public Shareholder is a resident for tax purposes (“Overseas Tax”).

b)                                     For this purpose, the non-resident Public Shareholder shall duly represent in the Off-Market Form of Acceptance-cum-Acknowledgement, the quantum of the Overseas Tax to be withheld as per the relevant tax laws of the country in which the non-resident Public Shareholder is a tax resident and the Acquirer and/or the PACs will be entitled to rely on this representation at their/its sole discretion.

10.7.4              Public Shareholders undertake to indemnify the Acquirer and the PACs if any tax demand is raised on the Acquirer and/or the PACs on account of gains arising to the Public Shareholder pursuant to this Offer or due to non-furnishing of tax clearance certificate. Public Shareholders also undertake to provide the Acquirer and the PACs, on demand, the relevant details in respect of the taxability/non-taxability of the proceeds pursuant to this Offer, copy of tax return filed in India, evidence of the tax paid, etc.

10.7.5              Public Shareholders are advised to consult their tax advisors for the treatment that may be given by their respective assessing officers in their case, and the appropriate course of action that they should take. The Acquirer, PACs and the Manager to the Offer do not accept any responsibility for the accuracy or otherwise of such advice.

10.7.6              The Acquirer and the PACs will be statutorily required to apply the rates and other provisions related to tax deduction at source as applicable at the time of acceptance of shares under Open Offer/payment to Public Shareholders.

10.7.7              Taxes once deducted will not be refunded under any circumstances.

10.8                        Issue of tax deduction at source certificate

10.8.1              The Acquirer and/or the PACs will issue a certificate in the prescribed form to the Public Shareholders (resident and non- resident) who have been paid the consideration and interest, if any, after deduction of tax on the same certifying the amount of tax deducted and other prescribed particulars.

10.9                        Rate of Surcharge and Cess

In addition to the basic tax rate, applicable Surcharge, Health and Education Cess are currently leviable as under:

a)                                     Surcharge:

i.                                          In case of domestic companies: Surcharge @ 12% (twelve per cent.) is leviable where the total income exceeds Rs. 10 crore and @ 7% (seven per cent.) where the total income exceeds Rs. 1 crore but less than Rs. 10 crores.

ii.                                       In case of domestic companies liable to pay tax under Section 115BAA or Section 115BAB: Surcharge @ 10% (ten per cent.) is leviable.

iii.                                    In case of companies other than domestic companies: Surcharge @ 5% (five per cent.) is leviable where the total income exceeds Rs. 10 crore and @ 2% (two per cent.) where the total income exceeds Rs.1 crore but less than Rs. 10 crores.

iv.                                   In case of individuals, HUF, AOP, BOI:

(A)                               Surcharge at the rate of 10% (ten per cent.) is leviable where the total income exceeds INR 50 lakh but does not exceed INR 1 crore.

(B)                               Surcharge at the rate of 15% (fifteen per cent.) is leviable where the total income exceeds INR 1 crore but does not exceed INR 2 crore.

(C)                               Surcharge at the rate of 25% (twenty-five per cent.) is leviable where the total income exceeds INR 2 crore but does not exceed INR 5 crore.

(D)                               Surcharge at the rate of 37% (thirty-seven per cent.) is leviable where the total income exceeds INR 5 crore.

However, for the purpose of income chargeable under Section 115AD (for income chargeable to tax under the head “Capital Gains”), the surcharge rate shall not exceed 15% (fifteen per cent.).

v.                                      In case of Firm and Local Authority: Surcharge @12% (twelve per cent.) is leviable where the total income exceeds Rs. 1 crore.

b)                                     Cess: Health and Education Cess @ 4% (four per cent.) is currently leviable in all cases.

10.10                 Other Matters:

10.10.1       Submission of PAN and other details

a)                                     All non-resident shareholders (including FIIs/FPIs) are required to submit their PAN details along with self-attested copy of the PAN card for income tax purposes. In the absence of PAN for non-resident shareholders, as per Notification No. 53/2016, F.No.370 142/16/2016-TPL, they shall furnish self-attested copy of documents containing the following details:

i.                                          Name, email id, contact number;

ii.                                       Address in the country of residence;

iii.                                    TRC from the government of the country of residence, if the law of such country provides for issuance of such certificate; and

iv.                                   Tax identification number in the country of residence, and in case no such number is available, then a unique number on the basis of which such non-resident is identified by the government of the country of which he claims to be a resident.

b)                                     If PAN is not furnished by any Public Shareholder, or in case of non-resident shareholders (including FIIs/FPIs) not having a PAN the aforesaid details are not furnished, the Acquirer and/or the PACs will arrange to deduct tax at least at the rate of 20% (twenty per cent.) as per provisions of Section 206AA of the IT Act or at such rate as applicable and provided above for each category of the shareholders, whichever is higher. The provisions of Section 206AA of the IT Act would apply only where there is an obligation to deduct tax at source.

10.10.2       Other points for consideration:

a)                                     Shareholders who wish to tender their Equity Shares must submit the information/documents, as applicable, all at once along with the Off-Market Form of Acceptance-cum-Acknowledgement and those that may be additionally requested for by the Acquirer and/or the PACs. The documents submitted by the shareholders along with the Off-market Form of Acceptance-cum-Acknowledgement will be considered as final. Any further/delayed submission of additional documents, unless specifically requested by the Acquirer and/or the PACs, may not be accepted.

b)                                     Based on the documents and information submitted by the shareholder, the final decision to deduct tax or not, or the quantum of taxes to be deducted rests solely with the Acquirer and the PACs. In case of non-resident, if TDC is not furnished or the furnished TDC is not valid or effective as on the date of deduction then the tax will be deducted at the maximum rate (plus maximum applicable surcharge and cess) on the gross value of consideration.

c)                                      Taxes once deducted will not be refunded by the Acquirer and the PACs under any circumstances. Taxes deducted by Acquirer will be deposited with the Government Treasury.

d)                                     The Acquirer and/or the PACs shall deduct tax (if required) as per the information provided and representation made by the Public Shareholders. In the event of any income tax demand (including interest, penalty, etc.) arising from any misrepresentation, inaccuracy or omission of information provided/to be provided by the Public Shareholder, such Public shareholder will be responsible to pay and indemnify such income tax demand (including interest, penalty, etc.) and provide the Acquirer and the PACs with all information/documents that may be necessary and co-operate in any proceedings before any income tax/appellate authority.

e)                                      The tax deducted by the Acquirer and/or the PACs while making the payment to a shareholder under this Offer may not be the final liability of such shareholders and shall in no way discharge the obligation of the shareholders to appropriately disclose the amount received by it, pursuant to this Offer, before the income tax authorities. The rate at which tax is required to be deducted is based on the tax laws prevailing as on the date of this Draft Letter of Offer. If there is any change in the tax laws with regards to withholding tax rates as on the date of deduction of tax, the tax will be deducted at the rates applicable at the time of deduction of tax.

f)                                       All shareholders are advised to consult their tax advisors for the treatment under the IT Act and that may be given by their respective assessing officers in their case, and the appropriate course of action that they should take. The Acquirer, the PACs and the Manager to the Offer do not accept any responsibility for the accuracy or otherwise of such advice. The aforesaid treatment of tax deduction at source may not necessarily be the treatment also for filing the return of income.

g)                                      The Acquirer, the PACs and the Manager to the Offer do not accept any responsibility for the accuracy or otherwise of the tax provisions set forth herein above.

THE ABOVE DISCLOSURE ON TAXATION SETS OUT THE PROVISIONS OF LAW IN A SUMMARY MANNER ONLY AND IS NOT A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX CONSEQUENCES OF THE DISPOSAL OF EQUITY SHARES. THIS DISCLOSURE IS NEITHER BINDING ON ANY REGULATORS NOR CAN THERE BE ANY ASSURANCE THAT THEY WILL NOT TAKE A POSITION CONTRARY TO THE COMMENTS MENTIONED HEREIN. HENCE, PUBLIC SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS FOR THE TAX PROVISIONS APPLICABLE TO THEIR PARTICULAR CIRCUMSTANCES. THE TAX RATE AND OTHER PROVISIONS MAY UNDERGO CHANGES.

APPLICABILITY OF OTHER RELEVANT LAWS IN INDIA (SUCH AS STAMP DUTY, ETC.) SHALL DEPEND ON FACTS OF EACH CASE AND SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN ADVISORS FOR THE SAME.

XI.                              DOCUMENTS FOR INSPECTION

Copies of the following material documents will be available for inspection to the Public Shareholders at the office of the Manager to the Open Offer at H.T. Parekh Marg, Churchgate, Mumbai 400 020, between 10 a.m. and 5 p.m. on all Working Days during the Tendering Period:

1.                                      Copies of the constitutional documents and certificate of incorporation of the Acquirer and PACs;

2.                                      Certificate dated 2 July 2020 issued by M/s. K. J. Sheth & Associates, Chartered Accountants (Mr. Kirit Sheth, Proprietor, Membership No. 37824), certifying that the Acquirer and PACs have adequate financial resources to fulfill its obligations under this Offer;

3.                                      Copies of the audited financial statements pertaining to PAC 2 for the financial year ended on 31 December 2017, 31 December 2018, 31 December 2019 and limited reviewed financials for the first quarter ended on 31 March 2020 (redacted for non-relevant information);

4.                                      Copies of the audited financial statements pertaining to the Target Company for the financial year ended on 31 March 2018, 31 March 2019 and 31 March 2020;

5.                                      Copy of the Open Offer Escrow Agreement dated 22 June 2020 between the Acquirer, the Manager and the Open Offer Escrow Agent;

6.                                      Copy of the letter from the Open Offer Escrow Agent confirming the receipt of the requisite amount in the Escrow Account;

7.                                      Copy of the Share Purchase Agreement;

8.                                      Copy of the Public Announcement submitted to the Stock Exchanges on 2 July 2020;

9.                                      Copy of the Detailed Public Statement published by the Manager on behalf of the Acquirer and the PACs on 9 July 2020;

10.                               Copy of the published recommendation made by the committee of independent directors of the Target Company in relation to the Open Offer; and

11.                               Copy of the SEBI observation letter bearing reference no. [•] dated [•] on this Draft Letter of Offer.

XII.                         DECLARATION BY THE ACQUIRER AND THE PACs

1.                                      The Acquirer, the PACs and their respective directors accept full responsibility for the information contained in this Draft Letter of Offer (other than such information as has been obtained from public sources or provided by or relating to and confirmed by the Target Company and/or the Sellers), and undertake that they are aware of and will comply with their obligations under the SEBI (SAST) Regulations in respect of this Open Offer. Each of the Acquirer and PACs are severally and jointly responsible for ensuring compliance with the SEBI (SAST) Regulations.

2.                                      The information pertaining to the Target Company and/or the Sellers contained in the Public Announcement or the Detailed Public Statement or this Draft Letter of Offer or any other advertisement/publications made in connection with the Open Offer has been compiled from information published or provided by the Target Company or the Sellers, as the case may be, or publicly available sources which has not been independently verified by the Acquirer or the PACs or the Manager. The Acquirer, the PACs and the Manager do not accept any responsibility with respect to such information relating to the Target Company and/or the Sellers.

3.                                      The information contained in this Draft Letter of Offer is as on the date of this Draft Letter of Offer, unless expressly stated otherwise.

4.                                      The persons signing this Draft Letter of Offer, are duly and legally authorized by the Acquirer and the PACs, as applicable, to sign this Draft Letter of Offer.

For and on behalf of the Acquirer and the PACs

Signed for and on behalf of Tau Investment Holdings Pte. Ltd.	Signed for and on behalf of Tau Holdco Pte. Ltd.	Signed for and on behalf of KKR Asia III Fund Investments Pte. Ltd.

Sd/-	Sd/-	Sd/-

Jaka Prasetya	Wong Wai Kin	Terence Lee Chi Hur
Authorized Signatory	Authorized Signatory	Authorized Signatory

Date: 15 July 2020

Place: Singapore

ON MARKET FORM OF ACCEPTANCE-CUM-ACKNOWLEDGEMENT

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

(Please send this form along with TRS generated by broker/selling member and enclosures to Link Intime India Private Limited, the Registrar to the Offer, at their registered office address provided in the Letter of Offer)

(Capitalized terms and expressions used herein but not defined, shall have the same meaning as ascribed to them in the Letter of Offer)

TENDERING PERIOD FOR THE OFFER

OPENS ON	21 August 2020; Friday
CLOSES ON	3 September 2020; Thursday

To,

The Acquirer and the PAC

C/o Link Intime India Private Limited

Unit: JB Chemicals Limited - Open Offer

C-101, 247 Park, L.B.S. Marg,

Vikhroli (West), Mumbai 400 083, India

Contact Person: Mr. Sumeet Deshpande

Tel: +91 22 4918 6170/72,

Fax: +91 22 4918 6195

Email: jbchem.offer@linkintime.co.in

Dear Sir/Madam,

SUB: OPEN OFFER FOR ACQUISITION OF UP TO 20,093,346 (TWENTY MILLION NINETY-THREE THOUSAND THREE HUNDRED FORTY-SIX) FULLY PAID-UP EQUITY SHARES OF FACE VALUE OF ₹ 2 (INDIAN RUPEES TWO ONLY) EACH (THE “EQUITY SHARES”) OF J.B. CHEMICALS & PHARMACEUTICALS LIMITED (THE “TARGET COMPANY”), REPRESENTING 26% (TWENTY-SIX PER CENT.) OF THE VOTING SHARE CAPITAL (AS DEFINED BELOW) FROM THE PUBLIC SHAREHOLDERS (AS DEFINED BELOW) OF THE TARGET COMPANY BY TAU INVESTMENT HOLDINGS PTE. LTD. (“ACQUIRER”), TOGETHER WITH TAU HOLDCO PTE. LTD. (“PAC 1”) AND KKR ASIA III FUND INVESTMENTS PTE. LTD. (“PAC 2”) (PAC 1 AND PAC 2 ARE COLLECTIVELY REFERRED TO AS THE “PACS”), IN THEIR CAPACITY AS PERSONS ACTING IN CONCERT WITH THE ACQUIRER, WITH AN INTENTION TO ACQUIRE CONTROL OVER THE TARGET COMPANY, PURSUANT TO AND IN COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE BOARD OF INDIA (SUBSTANTIAL ACQUISITION OF SHARES AND TAKEOVERS) REGULATIONS, 2011, AS AMENDED (THE “SEBI (SAST) REGULATIONS”) (THE “OPEN OFFER”).

I/We refer to the Letter of Offer for acquiring the Equity Shares held by me/us in in J.B. Chemicals & Pharmaceuticals Limited.

I/We, the undersigned, have read the Public Announcement, the Detailed Public Statement, Letter of Offer and the Open offer opening public announcement, and understood its contents, terms and conditions, and unconditionally accept these terms and conditions.

I/We acknowledge and confirm that all the particulars/statements given by me/us, herein are true and correct.

Details of Public Shareholder:

Name (in BLOCK LETTERS)	Holder	Name of the Shareholder	Permanent Account Number (PAN)
(Please write names of the joint holders in the same order as appearing in the Equity Share certificate(s)/demat account)	Sole/First Second Third

Contact Number(s) of the First Holder	Tel No. (with ISD/STD Code):		Mobile No.:

Full Address of the First Holder (with pin code)

Email address of the First Holder

Date & Place of incorporation (if applicable)

FOR ALL PUBLIC SHAREHOLDERS:

I/We confirm that the Equity Shares which are being tendered herewith by me/us under this Open Offer, are free from any pledges, liens, charges, equitable interests, non-disposal undertakings or any other form of encumbrances and are being tendered together with all rights attached thereto, including all rights to dividends, bonuses and rights offers, if any, declared hereafter.

I/We confirm that the sale and transfer of the Equity shares held by me/us will not contravene any applicable law and will not breach the terms of any agreement (written or otherwise) that I/we are a party to.

My/Our execution of this On Market Form of Acceptance-cum-Acknowledgement shall constitute my/our warranty that the Equity Shares comprised in this application are owned by me/us and are sold and transferred by me/us free from all liens, charges, claims of third parties and encumbrances. If any claim is made by any third party in respect of the said Equity Shares, I/we will hold the Acquirer and the PACs, harmless and indemnified against any loss they or either of them may suffer in the event of the Acquirer acquiring these Equity Shares.

I/We have obtained any and all necessary consents to tender the Offer Shares on the foregoing basis.

I/We declare that there are no restraints/injunctions or other order(s) of any nature which limits/restricts in any manner my/our right to tender Offer Shares in this Open Offer and that I/we am/are legally entitled to tender the Offer Shares in this Open Offer.

I/We agree that the Acquirer and PACs will pay the consideration as per secondary market mechanism, only after verification of the certifications, documents and signatures, as applicable submitted along with this Form of Acceptance-cum-Acknowledgment by the Public Shareholders, and subject to the adherence of the aforementioned Instructions. I/We undertake to return to the Acquirer and the PACs any Open Offer consideration that may be wrongfully received by me/us.

I/We declare that regulatory approvals, if applicable, for holding the Offer Shares and/or for tendering the Offer Shares in this Open Offer are enclosed herewith.

I/We confirm that I/We am/are not persons acting in concert with the Acquirer and the PACs.

I/We give my/our consent to the Acquirer and/or the PACs, to file any statutory documents, if any, on my/our behalf in relation to accepting the Offer Shares in this Open Offer.

I/We confirm that I/we am/are in compliance with the terms of the Open Offer set out in the Public Announcement, the Detailed Public Statement, and the Letter of Offer.

I/We undertake to execute any further documents and give any further assurances that may be required or expedient to give effect to my/our tender/offer and agree to abide by any decision that may be taken by the Acquirer and/or the PACs, to effectuate this Open Offer in accordance with the SEBI (SAST) Regulations.

I/We am/are not debarred from dealing in shares or securities.

I/We confirm that there are no taxes or other claims pending against me/us which may affect the legality of the transfer of Equity Shares under the Income Tax Act, including but not limited to Section 281 of the Income Tax Act. I/We confirm that no notice has been issued by the income tax authorities impacting the rights to transfer the shares.

I/We note and understand that the Offer Shares will be held by the Registrar to the Offer/Clearing Corporation in trust for me/us till the date the Acquirer and the PACs make payment of consideration as mentioned in the Letter of Offer, or the date by which other documents are dispatched to the Public Shareholders, as the case may be. I/We also note and understand that the consideration will be paid only to those Public Shareholders who have validly tendered their Equity Shares in this Offer, in accordance with the terms of the Letter of Offer.

I/We confirm that in the event of any income tax demand (including interest, penalty, etc.) arising from any misrepresentation, inaccuracy or omission of information provided/to be provided by me/us, or as a result of income tax (including any consequent interest and penalty) on the income arising from tendering of the Offer Shares, I/We will indemnify the Acquirer and the PACs for such income tax demand (including interest, penalty, etc.) and provide the Acquirer and the PACs with all information/documents that may be necessary and co-operate in any proceedings before any income tax/appellate authority.

I/We authorize the Acquirer and/or the PACs to acquire all the Equity Shares so tendered by me/us or such lesser number of Equity Shares, which it/they may decide to accept, in consultation with the Manager to the Offer, and in terms of the Letter of Offer.

I/We authorize the Acquirer and/or the PAC, and the Registrar to the Offer to return to me/us by registered post or ordinary post, unaccepted documents, if any, at my/our sole risk, without specifying the reasons thereof.

I/We, confirm that our residential status for the purposes of tax is:

☐ Resident                                  ☐ Non-resident, if yes please state country of tax residency:

(If none of the above box is ticked, the residential status of the Public Shareholder will be considered as non-resident, for withholding tax purposes).

I/We, confirm that my/our status as a shareholder is: (Please tick whichever is applicable)

☐ Individual	☐ Domestic Company	☐ Foreign Company	☐ FII/FPI - Corporate	☐ FII/FPI - Others

☐ QFI	☐ FVCI	☐ Partnership/Proprietorship firm/LLP	☐ Private Equity Fund/AIF	☐ Pension/Provident Fund

☐ Sovereign Wealth Fund	☐ Foreign Trust	☐ Financial Institution	☐ NRIs/PIOs - repatriable	☐ NRIs/PIOs - non- repatriable

☐ Insurance Company	☐ OCB	☐ Domestic Trust	☐ Banks	☐ Association of person/Body of Individual

☐ Any others, please specify:

FOR NRIs/OCBs/FIIs, FPIs AND SUB-ACCOUNTS/OTHER NON-RESIDENT SHAREHOLDERS:

I/We, confirm that my/our investment status is: (Please provide supporting documents and tick whichever is applicable)

☐                                    FDI Route

☐                                    PIS Route

☐                                    Any other - please specify

I/We, confirm that the Offer Shares tendered by me/us are held on: (Please tick whichever is applicable)

☐                                    Repatriable basis

☐                                    Non-Repatriable basis

I/We, confirm that: (Please tick whichever is applicable)

☐                                    No RBI or other regulatory approval was required by me for holding Offer Shares that have been tendered in this Open Offer and the Offer Shares are held under the general permission of the RBI

☐                                    Copies of all approvals required by me for holding Offer Shares that have been tendered in this Open Offer are enclosed herewith

☐                                    Copy of RBI Registration letter taking on record the allotment of shares to me/us is enclosed herewith

I/We, confirm that: (Please tick whichever is applicable)

☐                                    No RBI or other regulatory approval is required by me for tendering the Offer Shares in this Open Offer

☐                                    Copies of all approvals required by me for tendering Offer Shares in this Open Offer are enclosed herewith

                                                                                           Tear along this line

All future correspondence, if any, should be addressed to the respective Selling Broker, or the Registrar to the Offer at:

Link Intime India Private Limited

Unit: JB Chemicals Limited — Open Offer

C-101, 247 Park, L.B.S. Marg, Vikhroli (West), Mumbai — 400 083, India

Contact person: Mr. Sumeet Deshpande

Tel: +91 22 4918 6170/72, Fax: +91 22 4918 6195

Email: jbchem.offer@linkintime.co.in

Additional confirmations and enclosures for all Public Shareholders, as applicable:

I/We, have enclosed the following documents: (Please tick whichever is applicable)

☐                                    Self-attested copy of PAN card

☐                                    Self-declaration form in Form 15G/Form 15H, if applicable to be obtained in duplicate copy (applicable only for interest payment, if any)

☐                                    Duly attested power of attorney if any person apart from the Public Shareholder has signed the Form-of-Acceptance-cum- Acknowledgement

☐                                    Corporate authorization, in case of Companies along with certified copy of the Board Resolution and Specimen Signatures of Authorised Signatories

☐                                    For Mutual funds/Banks/Notified Institutions under Section 194A(3)(iii) of the Income Tax Act, attested copy of relevant registration or notification

☐                                    Declaration that the investment in the Equity Shares is in accordance with the applicable SEBI regulations (mandatory to be submitted by FIIs/FPIs).

☐                                    SEBI Registration Certificate for FIIs/FPIs (mandatory to be submitted by FIIs/FPIs).

☐                                    ‘Valid Tax Residency Certificate’ issued by the income tax authority of a foreign country of which he/it claims to be a tax resident, in case the Public Shareholder intends to claim benefit under the DTAA between India and that jurisdiction in which the Public Shareholder claims to be resident and a duly filled in ‘Form 10F’ as prescribed under the Income Tax Act. Such other information and documentation as may be required depending upon specific terms of the relevant DTAA, including but not limited to a declaration of not having a permanent establishment in India.

☐                                    NOC/Tax clearance certificate from income tax authorities, for deduction of tax at a lower rate/NIL rate on income from sale of shares and interest income, if any, wherever applicable

☐                                    Other relevant documents (Please specify)

BANK DETAILS

In case of Public Shareholders holding Equity Shares in dematerialised form, the bank account details for the purpose of interest payment, if any, will be taken from the record of the depositories.

In case of interest payments, if any, by the Acquirer and the PACs for delay in payment of Offer consideration or a part thereof, the final decision to deduct tax or not on the interest payments for delay in payment of consideration, or the quantum of taxes to be deducted rests solely with the Acquirer and the PACs depending on the settlement mechanism for such interest payments.

Yours faithfully, Signed and Delivered,

	Full name(s) of the holder	PAN	Signature(s)
First/Sole Holder
Joint Holder 1
Joint Holder 2
Joint Holder 3

Note: In case of joint holdings, all holders must sign. In case of body corporate, the company seal should be affixed, and certified copies of the necessary Board resolutions/Corporate authorizations should be attached.

Place:                                       Date:

                                                                                       Tear along this line

Acknowledgement Slip — JB Chemicals Limited - Open Offer

Received from Mr./Ms./M/s.

Address:

Form of Acceptance-cum-Acknowledgement for JB Chemicals Limited — Open Offer as per details below:

Copy of delivery instruction to depository participant of DP ID/Client ID               for            Equity Shares

Date of Receipt:                                     Place of Receipt:

Stamp of Selling Broker:                                  Signature of Official:

INSTRUCTIONS

Capitalized terms used and not defined in these instructions will have the same meaning as provided in the Letter of Offer dated [•].

1.              PLEASE NOTE THAT THE FORMS OF ACCEPTANCE-CUM-ACKNOWLEDGEMENT OR ANY OTHER DOCUMENTS SHOULD NOT BE SENT TO THE ACQUIRER, THE PAC, THE TARGET COMPANY OR TO THE MANAGER TO THE OFFER.

2.              The Form of Acceptance-cum-Acknowledgement should be legible and should be filled-up in English only.

3.              All queries pertaining to this Open Offer may be directed to the Registrar to the Offer.

4.              AS PER THE PROVISIONS OF REGULATION 40(1) OF THE SEBI LODR REGULATIONS AND SEBI PR 49/2018 DATED 3 DECEMBER 2018, REQUESTS FOR TRANSFER OF SECURITIES SHALL NOT BE PROCESSED UNLESS THE SECURITIES ARE HELD IN DEMATERIALISED FORM WITH A DEPOSITORY W.E.F. 1 APRIL 2019. ACCORDINGLY, THE PUBLIC SHAREHOLDERS WHO ARE HOLDING EQUITY SHARES IN PHYSICAL FORM AND ARE DESIROUS OF TENDERING THEIR EQUITY SHARES IN THE OFFER CAN DO SO ONLY AFTER THE EQUITY SHARES ARE DEMATERIALISED. SUCH PUBLIC SHAREHOLDERS ARE ADVISED TO APPROACH ANY DEPOSITORY PARTICIPANT TO HAVE THEIR EQUITY SHARES DEMATERIALISED.

5.              Eligible Shareholders who desire to tender their Equity Shares in the dematerialized form under the offer would have to do so through their respective selling member by indicating the details of Equity Shares they intend to tender under the offer

6.              In case of Equity Shares held in joint names, names should be filled up in the same order in the On Market Form of Acceptance-cum-Acknowledgement as the order in which they hold the Equity Shares, and should be duly witnessed. This order cannot be changed or altered nor can any new name be added for the purpose of accepting the Offer.

7.              If the Offer Shares tendered are rejected for any reason, the Offer Shares will be returned to the sole/first named Public Shareholder(s) along with all the documents received at the time of submission.

8.              The Procedure for Acceptance and Settlement of this Offer has been mentioned in the Letter of Offer in Section IX (Procedure for Acceptance and Settlement of the Open Offer).

9.              The Letter of Offer along with the On Market Form of Acceptance-cum-Acknowledgement is being dispatched to all the Public Shareholders as on the Identified Date. In case of non-receipt of the Letter of Offer, such Public Shareholders may download the same from the SEBI website (www.sebi.gov.in) or obtain a copy of the same from the Registrar to the Offer.

10.       All the Public Shareholders should provide all relevant documents, which are necessary to ensure transferability of the Equity Shares in respect of which the acceptance is being sent.

11.       All the Public Shareholders are advised to refer to Section X (Compliance with Tax Requirements) in the Letter of Offer. However, it may be noted that Shareholders should consult with their own tax advisors for the tax provisions applicable to their particular circumstances, as the details provided in Section X (Compliance with Tax Requirements), as referred to above, are indicative and for guidance purposes only.

12.       All documents/remittances sent by or to Public Shareholders will be at their own risk. Public Shareholders are advised to adequately safeguard their interests in this regard.

13.       The Selling Broker(s) shall print the Transaction Registration Slip (TRS) generated by the Exchange Bidding System.

14.       In case any person has submitted Equity Shares in physical mode for dematerialisation, such Public Shareholders should ensure that the process of getting the Equity Shares dematerialised is completed well in time so that they can participate in the Open Offer before close of Tendering Period.

15.       The Procedure for Acceptance and Settlement of this Offer has been mentioned in the Letter of Offer at Section IX (Procedure for Acceptance and Settlement of the Offer).

16.       The Letter of Offer along with the On-Market Form of Acceptance-cum-Acknowledgement is being dispatched to all the Public Shareholders as on the Identified Date. In case of non-receipt of the Letter of Offer, such Public Shareholders may download the same from the SEBI website (www.sebi.gov.in) or obtain a copy of the same from the Registrar to the Offer on providing suitable documentary evidence of holding of the Offer Shares.

17.       The Tender Form and TRS is not required to be submitted to the Acquirer, the PACs, the Manager to the Offer or the Registrar to the Offer. Shareholders holding shares in demat mode are not required to fill the On Market Form of Acceptance-cum-Acknowledgment unless required by their respective selling broker. Equity Shares under lock-in will be required to fill the respective On Market Form of Acceptance-cum-Acknowledgment

18.       If non-resident Public Shareholders had required any approval from the RBI or any other regulatory body in respect of the Offer Shares held by them, they will be required to submit such previous approvals that they would have obtained for holding the Offer Shares, to tender the Offer Shares held by them pursuant to this Open Offer. Further, non-resident Public Shareholders must obtain all approvals required, if any, to tender the Offer Shares in this Open Offer (including without limitation, the approval from the RBI) and submit such approvals, along with the other documents required in terms of the Letter of Offer, and provide such other consents, documents and confirmations as may be required to enable the Acquirer and/or PACs to purchase the Offer Shares so tendered. In the event any such approvals are not submitted, the Acquirer and the PACs reserve the right to reject such Offer Shares tendered in this Open Offer. If the Offer Shares are held under general permission of RBI, the non-resident Public Shareholder should state that the Offer Shares are held under general permission and whether they are held on repatriable basis or non-repatriable basis.

19.       Interest payment, if any: In case of interest payments by the Acquirer and the PACs for delay in payment of Offer consideration or a part thereof, the final decision to deduct tax or not on the interest payments for delay in payment of consideration, or the quantum of taxes to be deducted rests solely with the Acquirer and the PACs depending on the settlement mechanism for such interest payments.

20.       Public Shareholders who wish to tender their Equity Shares must submit the following documents to the Registrar to the Offer.

21.       For resident Public Shareholders:

☐            Self-attested copy of PAN card

☐            Certificate from the income tax authorities under Section 197 of the Income Tax Act, wherever applicable, in relation to payment of interest, if any, for delay in payment of consideration (certificate for deduction of tax at lower rate)

☐            Self-declaration in Form 15G/Form 15H (in duplicate), if applicable

☐            For specified entities under Section 194A(3)(iii) of the Income Tax Act, self-attested copy of relevant registration or notification (applicable only for interest payment, if any)

☐            Self-attested declaration in respect of residential status and tax status of Public Shareholders (e.g. individual, Hindu Undivided Family (HUF), firm, company, Association of Persons (AOP), Body of Individuals (BOI), trust or any other — please specify);

22.       For non-resident Public Shareholders:

☐            Self-attested copy of PAN card

☐            Certificate under Section 195(3) or Section 197 of the Income Tax Act, wherever applicable (certificate for deduction of tax at lower rate) from the income tax authorities under the Income Tax Act, indicating the amount of tax to be deducted by the Acquirer and the PACs before remitting the amount of interest

☐            Tax Residency Certificate and Form 10F and other information or documents as may be required to claim relief under the provisions of applicable double taxation avoidance agreement

☐            Self-attested declaration that it does not have a Permanent Establishment in India either under the IT Act or applicable between India and any other foreign country or specified Territory (as notified under Section 90 or Section 90A of the Income Tax Act) of which the Public Shareholder claims to be a tax resident

☐            Self-attested declaration in respect of residential status and tax status of Public Shareholders (e.g. individual, Hindu Undivided Family (HUF), firm, company, Association of Persons (AOP), Body of Individuals (BOI), trust or any other — please specify)

☐            Tax certificate issued by the income tax/statutory authorities of the overseas jurisdiction where the non-resident Public Shareholder is a resident for tax purposes, indicating the quantum of Overseas Tax along with any other information as may be relevant for this transaction.

In an event of non-submission of NOC or certificate for deduction of tax at nil/lower rate, tax will be deducted up to the maximum marginal rate as may be applicable to the relevant category, to which the Public Shareholder belongs, by the Acquirer and the PACs.

FOR DETAILED PROCEDURE IN RESPECT OF TENDERING OFFER SHARES IN THIS OPEN OFFER, PLEASE REFER TO THE LETTER OF OFFER.

All future correspondence, if any, should be addressed to the respective Selling Broker, or to the Registrar to the Offer at the following address:

LINK INTIME INDIA PRIVATE LIMITED

C-101, 247 Park, L.B.S. Marg, Vikhroli (West), Mumbai — 400 083

Tel: +91 22 4918 6170/72 Fax: +91 22 4918 6195

Email: jbchem.offer@linkintime.co.in

Contact Person: Mr. Sumeet Deshpande

SEBI Registration No.: INR000004058

OFF-MARKET FORM OF ACCEPTANCE-CUM-ACKNOWLEDGEMENT

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

(Please send this form with enclosures to Link Intime India Private Limited at any of the collection centres mentioned in the Letter of Offer)

(Capitalized terms and expressions used herein but not defined, shall have the same meaning as ascribed to them in the Letter of Offer)

TENDERING PERIOD FOR THE OFFER

OPENS ON	21 August 2020; Friday
CLOSES ON	3 September 2020; Thursday

To,

The Acquirer and PACs

C/o Link Intime India Private Limited

Unit: JB Chemicals Limited — Open Offer C-101, 247 Park, LBS Marg,

Vikhroli (W), Mumbai -400 083, India

Contact person: Mr.Sumeet Deshpande

Tel: +91 22 4918 6170/72,

Fax: +91 22 4918 6195

Email:  jbchem.offer@linkintime.co.in

Dear Sir/Madam,

SUB: OPEN OFFER FOR ACQUISITION OF UP TO 20,093,346 (TWENTY MILLION NINETY-THREE THOUSAND THREE HUNDRED FORTY-SIX) FULLY PAID-UP EQUITY SHARES OF FACE VALUE OF ₹ 2 (INDIAN RUPEES TWO ONLY) EACH (THE “EQUITY SHARES”) OF J.B. CHEMICALS & PHARMACEUTICALS LIMITED (THE “TARGET COMPANY”), REPRESENTING 26% (TWENTY-SIX PER CENT.) OF THE VOTING SHARE CAPITAL FROM THE PUBLIC SHAREHOLDERS OF THE TARGET COMPANY BY TAU INVESTMENT HOLDINGS PTE. LTD. (“ACQUIRER”), TOGETHER WITH TAU HOLDCO PTE. LTD. (“PAC 1”) AND KKR ASIA III FUND INVESTMENTS PTE. LTD. (“PAC 2”) (PAC 1 AND PAC 2 ARE COLLECTIVELY REFERRED TO AS THE “PACS”), IN THEIR CAPACITY AS PERSONS ACTING IN CONCERT WITH THE ACQUIRER, WITH AN INTENTION TO ACQUIRE CONTROL OVER THE TARGET COMPANY, PURSUANT TO AND IN COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE BOARD OF INDIA (SUBSTANTIAL ACQUISITION OF SHARES AND TAKEOVERS) REGULATIONS, 2011, AS AMENDED (THE “SEBI (SAST) REGULATIONS”) (THE “OPEN OFFER”).

I/We refer to the Letter of Offer dated for acquiring the Equity Shares held by me/us in J.B. Chemicals & Pharmaceuticals Limited. Capitalised terms not defined here shall have the meanings ascribed to them under the Letter of Offer.

I/We, the undersigned, have read the Public Announcement, the Detailed Public Statement and the Letter of Offer and understood its contents and unconditionally accepted the terms and conditions as mentioned therein.

I/We acknowledge and confirm that all the particulars/statements given herein are true and correct.

Details of Public Shareholder:

Name (in BLOCK LETTERS)	Holder	Name of the Shareholder	Permanent Account Number (PAN)
(Please write names of the joint holders in the same order as appearing in the Equity Share certificate(s)/demat account)	Sole/First Second Third

Contact Number(s) of the First Holder	Tel No. (with ISD/STD Code):		Mobile No.:

Full Address of the First Holder (with pin code)

Email address of the First Holder

Date & Place of incorporation (if applicable)

FOR EQUITY SHARES HELD IN DEMATERIALISED FORM:

I/We, are holding the Equity Shares in dematerialized form, and accept the Offer and enclose a photocopy of the Delivery Instruction in “Off-market” mode, duly acknowledged by my/our DP in respect of my/our Equity Shares as detailed below:

DP Name	DP ID	Client ID	Name of Beneficiary	No. of Equity Shares

I/We have executed an off-market transaction for crediting the Equity Shares to the Escrow Demat Account with “Ventura Securities Limited as the DP in NSDL styled LIIPL JB CHEMICALS OPEN OFFER ESCROW DEMAT ACCOUNT whose particulars are:

DP Name: Ventura Securities Limited	DP ID: IN303116	Client ID: 13110541

Public Shareholders having their beneficiary account with CDSL will have to use inter-depository slip for the purpose of crediting their Equity Shares in favour of the Escrow Demat Account with NSDL.

FOR ALL PUBLIC SHAREHOLDERS:

I/We confirm that the Equity Shares which are being tendered herewith by me/us under this Offer, are free from any pledges, liens, charges, equitable interests, non-disposal undertakings or any other form of encumbrances and are being tendered together with all rights attached thereto, including all rights to dividends, bonuses and rights offers, if any, declared hereafter.

I/We confirm that the sale and transfer of the Equity shares held by me/us will not contravene any applicable law and will not breach the terms of any agreement (written or otherwise) that I/we are a party to.

My/Our execution of this Off-Market Form of Acceptance-cum-Acknowledgement shall constitute my/our warranty that the Equity Shares comprised in this application are owned by me/us and are sold and transferred by me/us free from all liens, charges, claims of third parties and encumbrances. If any claim is made by any third party in respect of the said Equity Shares, I/we will hold the Acquirer and PACs harmless and indemnified against any loss they or either of them may suffer in the event of the Acquirer acquiring these Equity Shares.

I/We have obtained any and all necessary consents to tender the Offer Shares on the foregoing basis.

I/We declare that there are no restraints/injunctions or other order(s) of any nature which limits/restricts in any manner my/our right to tender Offer Shares in this Open Offer and that I/we am/are legally entitled to tender the Offer Shares in this Open Offer.

I/We also note and understand that the obligation on the Acquirer and/or PACs to accept the Equity Shares tendered by me/us and pay the purchase consideration arises only after verification of the certification, documents and signatures submitted along with this Off-Market Form of Acceptance-cum-Acknowledgment by the Public Shareholders, and subject to the adherence of the aforementioned Instructions.

I/We undertake to return to the Acquirer and/or PACs any purchase consideration wrongfully received by me/us.

I/We declare that regulatory approvals, if applicable, for holding the Offer Shares and/or for tendering the Offer Shares in this Open Offer are enclosed herewith.

I/We confirm that I/We are not persons acting in concert with the Acquirers or the PACs.

I/We give my/our consent to the Acquirer and the PACs to file any statutory documents, if any, on my/our behalf in relation to accepting the Offer Shares in this Open Offer.

I/We confirm that I/we are in compliance with the terms of the Open Offer set out in the Public Announcement, the Detailed Public Statement, and the Letter of Offer.

I/We undertake to execute any further documents and give any further assurances that may be required or expedient to give effect to my/our tender/offer and agree to abide by any decision that may be taken by the Acquirer and the PACs to effectuate this Open Offer in accordance with the SEBI (SAST) Regulations.

I/We are/am not debarred from dealing in shares or securities.

I/We confirm that there are no tax or other claims pending against me/us which may affect the legality of the transfer of Equity Shares under the Income Tax Act including but not limited to Section 281 of the Income Tax Act. I/We confirm that no notice has been issued by the income tax authorities impacting the rights to transfer the shares. I/We are not debarred from dealing in Equity Shares.

I/We confirm that in case the Acquirer and/or the PACs is/are of the view that the information/documents provided by the Public Shareholder is inaccurate or incomplete or insufficient, then tax may be deducted at source at the applicable maximum rate on the entire consideration paid to the Public Shareholders.

I/We confirm that in the event of any income tax demand (including interest, penalty, etc.) arising from any misrepresentation, inaccuracy or omission of information provided/to be provided by me/us, or as a result of income tax (including any consequent interest and penalty) on the income arising from tendering of the Offer Shares. I/we will indemnify the Acquirer and the PACs for such income tax demand (including interest, penalty, etc.) and provide the Acquirer and the PACs with all information/documents that may be necessary and co-operate in any proceedings before any income tax/appellate authority.

I/we confirm that the sale and transfer of the relevant Equity Shares will be complete on the date of the remittance of the purchase consideration by the Acquirer and/or PACs to me/us in any of the modes as set out above. Any delay in the receipt of the purchase consideration by me/us will not make the sale and transfer of the Equity Shares void or voidable.

I/We note and understand that the Equity Shares would lie in the Escrow Demat Account by the Registrar to the Offer on behalf of the Public Shareholders who have accepted this Offer, till completion of formalities relating to this Offer. I/We also note and understand that the purchase consideration will be paid only to those Public Shareholders who have validly tendered their Equity Shares in this Offer, in accordance with the terms of the Letter of Offer.

I/We authorise the Acquirer and/or the PACs to accept the Equity Shares so offered or such lesser number of Equity Shares which it/they may decide to accept in consultation with the Manager to the Offer and in terms of the Letter of Offer and I/we further authorize the Acquirer and/or the PACs to return to me/us, Equity Shares in respect of which the offer is not found valid/not accepted without specifying the reasons thereof.

•                  I/We authorise the Acquirer/PACs, and the Registrar to the Offer to make payment to me/us in respect of the Offer Shares, which are being accepted in the Offer, by electronic transfer of funds in full and final settlement due to me/us, by obtaining the bank account details from the beneficiary position download provided by the depositories, or send across the crossed account payee cheque, demand draft, or pay order, in full and final settlement due to me/us, and/or other documents or papers or correspondence to the sole/first holder at the address mentioned above by registered post or ordinary post, at my/our sole risk,

•                  return to me/us by registered post or ordinary post, unaccepted documents, if any, at my/our sole risk, without specifying the reasons thereof;

•                  credit such number of Equity Shares to the same demat account from which they were tendered, to the extent that the Equity Shares tendered by me/us are not found valid/accepted, in each case at my/our sole risk, without specifying the reasons thereof.

PUBLIC SHAREHOLDERS ARE REQUESTED TO NOTE THAT THE OFF-MARKET FORM OF ACCEPTANCE-CUM-ACKNOWLEDGEMENT/EQUITY SHARES THAT ARE RECEIVED BY THE REGISTRAR AFTER THE CLOSE OF THE OFFER I.E., THURSDAY, 3 SEPTEMBER 2020 SHALL NOT BE ACCEPTED UNDER ANY CIRCUMSTANCES AND HENCE ARE LIABLE TO BE REJECTED.

For all Public Shareholders

I/We, confirm that our residential status for the purposes of tax is:

☐ Resident           ☐ Non-resident, if yes please state country of tax residency:

(If none of the above box is ticked, the residential status of the Public Shareholder will be considered as non-resident, for withholding tax purposes)

I/We, confirm that our status is:

☐ Individual	☐ Domestic Company	☐ Foreign Company	☐ FII/FPI - Corporate	☐ FII/FPI - Others
☐ QFI	☐ FVCI	☐ Partnership/Proprietorship firm/LLP	☐ Private Equity Fund/AIF	☐ Pension/Provident Fund
☐ Sovereign Wealth Fund	☐ Foreign Trust	☐ Financial Institution	☐ NRIs/PIOs - repatriable	☐ NRIs/PIOs - non- repatriable
☐ Insurance Company	☐ OCB	☐ Domestic Trust	☐ Banks	☐ Association of person/Body of Individual
☐ Any others, please specify:

I/We, have enclosed the following documents:

☐                                    Cancelled cheque or a photocopy of a cheque associated with the particular bank account where payment is desired, with MICR/IFSC code of the bank branch clearly mentioned on the cheque, if payment of consideration through ECS is required

☐                                    Self-attested copy of PAN card

☐                                    Photocopy or counterfoil of the delivery instructions in “off market” mode duly acknowledged by the Shareholders’ DP, in favour of the Escrow Demat Account

☐                                    NOC/Tax clearance certificate under Section 195(3) or Section 197 of the Income Tax Act from income tax authorities for deduction of tax at lower rate/NIL rate (“TDC”), wherever applicable

☐                                    Duly attested power of attorney if any person apart from the Public Shareholder has signed the application form and/or share transfer form(s)

☐                                    Corporate authorization in case of Companies along with Board Resolution and Specimen Signatures of Authorised Signatories

☐                                    Duly attested Death Certificate and Succession Certificate/probate/letter of administration (in case of single Shareholder) if the original Public Shareholder is deceased

Additional confirmations and enclosures for Resident Public Shareholders

I/We, have enclosed the following documents:

☐                                    Self-declaration form in Form 15G/Form 15H, if applicable to be obtained in duplicate copy (applicable only for interest payment, if any)

☐                                    Self-attested copy of PAN card

☐                                    Self-attested declaration in respect of residential status, status of Public Shareholders (e.g. individual, firm, company, trust, or any other - please specify)

☐                                    TDC from income tax authorities for deduction of tax at lower rate/NIL rate (applicable only for interest payment, if any)

☐                                    For Mutual funds/Banks/Notified Institutions under Section 194A(3)(iii) of the Income Tax Act, attested copy of relevant registration or notification (applicable only for interest payment, if any)

(Note: All Resident Public Shareholders are advised to refer to the Section X (Compliance with Tax Requirements) of the Letter of Offer regarding important disclosures on taxation of the consideration to be received by them. However, it may be noted that Shareholders should consult with their own tax advisors for the tax provisions applicable to their particular circumstances, as the details provided in Section X, as referred above, are indicative and for guidance purposes only)

Additional confirmations and enclosures for FII/FPI Public Shareholders

I/We, confirm that the Equity Shares of the Target Company are held by me/us on (select whichever is applicable):

☐                                    Investment/Capital Account and income arising from sale of shares is in the nature of capital gain

☐                                    Trade Account and the income arising from sale of shares is in the nature of business income

☐                                    Any other (please specify)

(Note: For determination of the nature and period of holding, kindly enclose a proof for date of purchase such as demat account statement or brokers note.)

Declaration for treaty benefits (please ☐ the box if applicable):

☐                                    I/We confirm that I/we am/are tax resident/s of                        and satisfy all conditions to claim benefits under DTAA entered into by India and the country of which I am/we are tax resident/s.

(Note: If this box is not ticked, tax will be deducted without considering treaty benefits at the maximum rate applicable to the category to which such FII/FPI belongs)

In order to avail benefit of lower rate of tax deduction under the DTAA, if any, kindly enclose a tax residence certificate stating that you are a tax resident of your country of residence/incorporation and that you do not have a permanent establishment in India in terms of the DTAA entered into between India and your country of residence, along with Form 10F as prescribed in terms of Section 90(5) of the Income Tax Act. In case there is a permanent establishment in India, kindly enclose a certificate from Indian tax authorities, specifying the rate of tax to be deducted failing which tax will be deducted up to the maximum marginal rate.

I/We confirm that: (select whatever is applicable)

☐                                   No RBI, FIPB, or any other regulatory or other approval, was required by me/us for holding Equity Shares that have been tendered in this Offer and the Equity Shares are held under general permission of the RBI

☐                                   Copies of all approvals required by me/us for holding Equity Shares that have been tendered in this Offer are enclosed herewith

I/We, have enclosed self-attested copies of the following documents:

☐                                    SEBI Registration Certificate for FIIs/FPI (mandatory to be submitted by FIIs/FPIs. If this is not furnished then the tax will be deducted at the maximum rate as may be applicable under the Income Tax Act, on the gross consideration for acquisition of shares, payable to such FIIs/FPIs under the Offer)

☐                                    Self-attested copy of PAN card

☐                                    Declaration that the investment in the Equity Shares is in accordance with the applicable SEBI regulations (mandatory to be submitted by FIIs/FPIs. If this is not furnished then the tax will be deducted at the maximum rate as may be applicable under the Income Tax Act, on the gross consideration for acquisition of shares, payable to such FIIs/FPIs under the Offer)

☐                                    RBI, FIPB, or any other regulatory or any other approval for acquiring Equity Shares of the Target Company tendered herein, if applicable

☐                                    Proof for period of holding and the price paid for acquisition of Equity shares such as demat account statement and brokers note

☐                                    Self-declaration for no permanent establishment in India or no business connection in India

☐                                    Tax residency certificate from Government of the Country or Specified Territory of which you are tax resident

☐                                    TDC from income tax authorities, for deduction of tax at a lower rate/NIL rate on income from sale of shares and interest income, if any, wherever applicable

☐                                    Form 10F and such other documents and information as prescribed in terms of Section 90(5) of the Income Tax Act

☐                                    Other documents and information as mentioned in Section X (Compliance with Tax  Requirements) of the Letter of Offer.

☐                                    FII/FPI Certificate (self-attested declaration certifying the nature of income arising from the sale of Equity Shares, whether capital gains or business income)

☐                                    Other relevant documents (please specify)

Additional confirmations and enclosures for other Non-resident Public Shareholders (except FIIs/FPI)

I/We, confirm that the Equity Shares tendered by me/us are held on (select whichever is applicable):

☐ Repatriable basis                            ☐ Non-repatriable basis

I/We, confirm that the tax deduction on account of Equity Shares of Target Company held by me/us is to be deducted on:

☐                                    Long-term capital gains (Equity Shares are held by me/us for more than 12 (twelve) months)

☐                                    Short-term capital gains (Equity Shares are held by me/us for 12 (twelve) months or less)

☐                                    Trade Account     ☐ Any other (please specify)

(Note: For determination of the nature and period of holding, kindly enclose a proof for date of purchase such as demat account statement or brokers note. In case the Equity Shares are held on trade account, kindly enclose a certificate obtained from Indian tax authorities under Section 195(3) or 197 of the Income Tax Act, specifying the rate at which tax shall be deducted. In the absence of such a certificate tax will be deducted at the maximum applicable tax rate, applicable to the category to which such non-resident shareholders other than FII/FPI belongs, on the entire consideration payable)

Declaration for treaty benefits (please ☐ if applicable):

☐                                    I/We confirm that I/we is/are tax resident/s of                                    and satisfy all conditions to claim benefits under DTAA entered into by India and the country of which I am/we are tax resident/s.

(Note: If this box is not ticked, tax will be deducted without considering treaty benefits at the maximum rate applicable to the category to which such Public Shareholder belongs.)

In order to avail benefit of lower rate of tax deduction under the DTAA, if any, kindly enclose a tax residence certificate stating that you are a tax resident of your country of residence/incorporation and that you do not have a permanent establishment in India in terms of the DTAA entered into between India and your country of residence, along with such other documents and information as prescribed in terms of Section 90(5) of the Income Tax Act. In case there is a permanent establishment in India, kindly enclose a certificate from Indian tax authorities, specifying the rate of tax to be deducted failing which tax will be deducted at the applicable tax rate.

I/We confirm that: (select whatever is applicable)

☐                                   No RBI, FIPB, or any other regulatory or other approval, was required by me/us for holding Equity Shares that have been tendered in this Offer and the Equity Shares are held under general permission of the RBI

☐                                   Copies of all approvals required by me/us for holding Equity Shares that have been tendered in this Offer are enclosed herewith

I/We, have enclosed the following documents (select whichever is applicable):

☐                                    Self-declaration for no permanent establishment in India or no business connection in India

☐                                    Self-attested copy of PAN card or, alternatively a) name, email id, contact number; b) address in the country of residence; c) Tax Residency Certificate; and d) tax identification number in the country of residence

☐                                    Tax Residency Certificate from Government of the Country or Specified Territory of which you are tax resident

☐                                    TDC from income tax authorities, for deduction of tax at a lower rate/NIL rate on income from sale of shares and interest income, if any, wherever applicable

☐                                    Copy of RBI/FIPB approval, if any, for acquiring Equity Shares of Target Company hereby tendered in the Offer and RBI approval evidencing the nature of shareholding, i.e., repatriable or non-repatriable basis, if applicable

☐                                    Proof for period of holding and the price paid for acquisition of Equity shares such as demat account statement and brokers note

☐                                    Form 10F and such other documents and information as prescribed in terms of Section 90(5) of the Income Tax Act (also refer to Section X (Compliance with Tax Requirements) of the Letter of Offer)

☐                                    Other documents and information as mentioned in Section X (Compliance with Tax Requirements) of the Letter of Offer.

☐                                    Copy of RBI approval for OCBs tendering their Equity Shares in the Offer. Also mention the source of funds for initial acquisition of Equity Shares and the nature of the holding of Equity Shares (repatriable/non-repatriable basis).

☐                                    Copy of RBI approval (For NRI Public Shareholders tendering their Equity Shares in the Offer held on a non-repatriable basis) if any, permitting consideration to be credited to a NRE bank account

☐                                    Other relevant documents (please specify)

BANK DETAILS

For Equity Shares that are tendered in dematerialized form, the bank account details as contained from the beneficiary position provided by the depository will be considered for the purpose of payment of Offer consideration through electronic means and the draft/warrant/cheque, if required, may be issued with the bank particulars mentioned herein below.

In order to avoid fraudulent encashment in transit, the Public Shareholders holding shares in physical form are requested to provide details of bank account of the sole/first Shareholder and the consideration payment will be drawn accordingly.

Name of the bank
Branch Address and PIN Code
Type of Account	Savings/Current/NRE/NRO/Others (tick whichever is applicable)
Account Number
9 digit MICR code
IFSC Code (for RTGS/NEFT transfers)
Other relevant details for remittance of funds to non-resident shareholders

If payment is through RTGS / NEFT, please also enclose a photo-copy of a cheque drawn on the account in which payments will be made.

Yours faithfully,

Signed and Delivered,

	Full name(s) of the holder	PAN	Signature(s)
First/Sole Holder
Joint Holder 1
Joint Holder 2
Joint Holder 3

Note: In case of joint holdings, all holders must sign. In case of body corporate, the company seal should be affixed and necessary Board resolutions should be attached.

Place:                                     Date:

                                                                                 Tear along this line

Acknowledgement Slip (To be filled in by the Public Shareholder)          JB Chemicals Limited - Open Offer

Sr. No.

Received from Mr./Ms./

M/s.

Address

Demat shares: Number of Shares                  ; DP ID                             ; Client ID

Off-Market Form of Acceptance-cum-Acknowledgement along with (Please put tick mark in the box whichever is applicable):	Collection Centre Stamp

☐ Demat shares: Copy of delivery instruction for shares enclosed; and copy of inter-depository delivery slip (for beneficiary holders maintaining an account with CDSL).

Date of Receipt                                                   Signature of Official

INSTRUCTIONS

Capitalized terms used and not defined in these instructions will have the same meaning as provided in the Letter of Offers.

1.         PLEASE NOTE THAT NO EQUITY SHARES/FORM-OF-ACCEPTANCE-CUM-ACKNOWLEDGEMENT OR ANY OTHER DOCUMENT SHOULD BE SENT DIRECTLY TO THE ACQUIRER, THE PACs, THE TARGET COMPANY OR TO THE MANAGER TO THE OFFER.

2.         The Off-Market Form of Acceptance-cum-Acknowledgement should be legible and should be filled-up in English only.

3.         All queries pertaining to this Open Offer may be directed to the Registrar to the Offer.

4.         AS PER THE PROVISIONS OF REGULATION 40(1) OF THE SEBI LODR REGULATIONS AND SEBI PR 49/2018 DATED 3 DECEMBER 2018, REQUESTS FOR TRANSFER OF SECURITIES SHALL NOT BE PROCESSED UNLESS THE SECURITIES ARE HELD IN DEMATERIALISED FORM WITH A DEPOSITORY W.E.F. 1 APRIL 2019. ACCORDINGLY, THE PUBLIC SHAREHOLDERS WHO ARE HOLDING EQUITY SHARES IN PHYSICAL FORM AND ARE DESIROUS OF TENDERING THEIR EQUITY SHARES IN THE OFFER CAN DO SO ONLY AFTER THE EQUITY SHARES ARE DEMATERIALISED. SUCH PUBLIC SHAREHOLDERS ARE ADVISED TO APPROACH ANY DEPOSITORY PARTICIPANT TO HAVE THEIR EQUITY SHARES DEMATERIALISED.

In case any person has submitted Equity Shares in physical mode for dematerialisation, such Public Shareholders should ensure that the process of getting the Equity Shares dematerialised is completed well in time so that they can participate in the Open Offer before close of Tendering Period.

5.         The Public Shareholders are advised to ensure that their Equity Shares are credited in favour of the Escrow Demat Account, before the closure of the Tendering Period i.e., 3 September 2020. The Off-Market Form of Acceptance-cum-Acknowledgement of such dematerialized Equity Shares not credited in favour of the Escrow Demat Account, before the closure of the Tendering Period will be rejected.

6.         Public Shareholders should enclose the following:

•                                          The Off-Market Form of Acceptance-cum-Acknowledgement (in the form attached herewith) duly completed and signed in accordance with the instructions contained therein, by all the beneficial owners whose names appear in the beneficiary account, as per the records of the Depository Participant (‘DP’).

•                                          Photocopy of the delivery instruction in “Off-market” mode or counterfoil of the delivery instruction in “Off-market” mode, duly acknowledged by the DP as per the instruction in the Letter of Offer.

•                                          Photocopy of the inter-depository delivery instruction slip if the beneficiary holders have an account with CDSL.

•                                          A copy of the PAN card, power of attorney, corporate authorization (including board resolution/specimen signature) and no self-attested certificate/tax clearance certificate from income tax authorities, as applicable.

Please note the following:

•                                          For each delivery instruction, the beneficial owners should submit separate Off-Market Form of Acceptance- cum-Acknowledgement.

•                                          The Registrar to the Offer is not bound to accept those acceptances, for which corresponding Equity Shares have not been credited to the Escrow Demat Account or for Equity Shares that are credited in the Escrow Demat Account but the corresponding Off-Market Form of Acceptance-cum- Acknowledgment has not been received as on the date of closure of the Offer.

In case of non-receipt of the aforesaid documents, but receipt of the Equity Shares in the Escrow Demat Account, the Acquirer/PACs may (at its sole discretion) deem the Offer to have been accepted by the Public Shareholder in case of a resident Public Shareholder.

7.         In case of Equity Shares held in joint names, names should be filled up in the same order in the Off-Market Form of Acceptance-cum-Acknowledgement as the order in which they hold the Equity Shares, and should be duly witnessed. This order cannot be changed or altered nor can any new name be added for the purpose of accepting the Offer.

8.         If the Offer Shares tendered are rejected for any reason, the Offer Shares will be returned to the sole/first named Public Shareholder(s) along with all the documents received at the time of submission.

9.         The Procedure for Acceptance and Settlement of this Offer has been mentioned in the LoF in Section IX (Procedure For Acceptance and Settlement of the Open Offer).

10.  The LoF along with the Off-Market Form of Acceptance-cum-Acknowledgement is being dispatched to all the Public Shareholders as on the Identified Date. In case of non-receipt of the LoF, such shareholders may download the same from the SEBI website (www.sebi.gov.in) or obtain a copy of the same from the Registrar to the Offer.

11.  All the Public Shareholders should provide all relevant documents, which are necessary to ensure transferability of the Equity Shares in respect of which the acceptance is being sent. Such documents may include (but not be limited to):

•                                          Duly attested death certificate and succession certificate/probate/letter of administration (in case of single Public Shareholder) in case the original Public Shareholder is dead.

•                                          Duly attested power of attorney if any person apart from the Public Shareholder has signed the Off-Market Form of Acceptance-cum-Acknowledgement.

12.  All the Public Shareholders are advised to refer to Section X (Compliance with Tax Requirement) in the Letter of Offer in relation to important disclosures regarding the taxes to be deducted on the consideration to be received by them. However, it may be noted that Public Shareholders should consult with their own tax advisors for the tax provisions applicable to their particular circumstances, as the details provided in Section X (Compliance with Tax Requirement), as referred to above, are indicative and for guidance purposes only.

13.  The Off-Market Form of Acceptance-cum-Acknowledgement should be sent only to, the Registrar to the Offer and not to the Manager to the Offer, the Acquirer, the PACs or the Target Company.

14.  Public Shareholders having their beneficiary account in CDSL have to use “inter depository delivery instruction slip” for the purpose of crediting their Equity Shares in favour of the Escrow Demat Account with NSDL.

15.  All Public Shareholders, (including resident or non-resident shareholders) must obtain all requisite approvals required, if any, to tender the Offer Shares (including without limitation, the approval from the RBI, if applicable) held by them, in the Open Offer and submit such approvals, along with the other documents required to accept this Open Offer. In the event such approvals are not submitted, the Acquirer and the PACs reserve the right to reject such Equity Shares tendered in this Open Offer. Further, if the holders of the Equity Shares who are not persons resident in India had required any approvals (including from the RBI, or any other regulatory body) in respect of the Equity Shares held by them, they will be required to submit such previous approvals, that they would have obtained for holding the Equity Shares, to tender the Offer Shares held by them, along with the other documents required to be tendered to accept this Offer. In the event such approvals are not submitted, the Acquirer and PACs reserve the right to reject such Offer Shares.

16.  NRI Public Shareholders tendering their Equity Shares in the Offer and holding such Equity Shares on a repatriable basis (in which case the consideration can be remitted abroad) should: (i) provide relevant proof of such holding on a repatriable basis viz. RBI approval (if applicable) or proof that such Equity Shares were purchased from funds from a Non-Resident External (“NRE”) bank account or by way of foreign inward remittance; and (ii) furnish details of the type of the relevant bank account, i.e., NRE bank account, to which the consideration should be credited.

17.  NRI Public Shareholders tendering their Equity Shares in the Open Offer and holding such Equity Shares on a non-repatriable basis should provide details of their Non-Resident (Ordinary) (“NRO”) bank account, based on which the cheque or demand draft constituting payment of purchase consideration will be drawn. In the event that details of a NRO bank account are not furnished, the Equity Shares tendered by such NRI Public Shareholders would be rejected. Alternatively, if such an NRI Public Shareholder wishes to receive the consideration in a NRE bank account, such NRI Public Shareholder should provide a specific RBI approval permitting consideration to be credited to such bank account, based on which the cheque or demand draft constituting payment of purchase consideration will be drawn. In the event that such a specific RBI approval and the details of such designated bank account are not furnished, the Equity Shares tendered by such NRI Public Shareholders would be liable for rejection.

18.  Non-resident Public Shareholders should enclose NOC/certificate for deduction of tax at a lower rate from the income tax authorities under the Income Tax Act indicating the tax to be deducted if any by the Acquirer and/or the PACs before remittance of consideration. Otherwise tax will be deducted at the maximum applicable rate as may be applicable to the category and status of the Public Shareholder (as registered with the depositories/Target Company) on full consideration payable by the Acquirer and/or the PACs).

19.  Erstwhile FIIs, and FPIs are requested to enclose their respective valid registration certificates with SEBI. In case of a company, a stamp of the company should be affixed on the Off-Market Form of Acceptance- cum-Acknowledgement. A company/erstwhile FII/FPI/erstwhile OCB should furnish necessary authorization documents along with specimen signatures of authorised signatories.

20.  All documents/remittances sent by or to Public Shareholders will be at their own risk. Public Shareholders are advised to adequately safeguard their interests in this regard. Equity Shares to the extent not accepted will be credited back to the beneficial owners’ depository account with the respective depository participant as per the details furnished by the beneficial owner in the Off-Market Form of Acceptance-cum-Acknowledgement.

21.  Neither the Acquirer, the PACs, the Manager to the Offer, the Registrar to the Offer nor the Target Company will be liable for any delay/loss in transit resulting in delayed receipt/non-receipt by the Registrar to the Offer of your Off-Market Form of Acceptance-cum-Acknowledgement or for the failure to deposit the Equity Shares to the Escrow Demat Account or for any other reason.

22.  The Off-Market Form of Acceptance-cum-Acknowledgement and other related documents should be submitted at the collection centres of Link Intime India Private Limited, the Registrar to the Offer, as mentioned below.

23.  The Off-Market Form of Acceptance-cum-Acknowledgement along with enclosures should be sent only to the Registrar to the Offer either by Registered Post or Courier or hand delivery so as to reach the Registrar of the Offer on or before the date of closure of the Tendering Period at the collection centres mentioned below on all Working Days (excluding Saturdays, Sundays and Public holidays) during the business hours. For hand delivery the collections centre timings will be all Working Days anytime between Monday to Friday 10:00 AM to 1:00 PM and 2:00 PM to 4:30 PM, except public holidays.

24.  All the Public Shareholders should provide all relevant documents which are necessary to ensure transferability of the Equity Shares in respect of which the acceptance is being sent.

25.  In case the Acquirer and/or the PACs is/are of the view that the information/documents provided by the Public Shareholder is/are inaccurate or incomplete or insufficient, then tax may be deducted at source at the maximum applicable rate on the entire consideration paid to the Public Shareholders.

26.  Payment of Consideration: Public Shareholders must note that on the basis of name of the Public Shareholders, Depository Participant’s name, DP ID, Beneficiary Account number provided by them in the Off-Market Form of Acceptance-cum-Acknowledgement, the Registrar to the Offer will obtain from the Depositories, the Public Shareholder’s details including address, bank account and branch details. These bank account details will be used to make payment to the Public Shareholders. Hence Public Shareholders are advised to immediately update their bank account details as appearing on the records of the Depository Participant. Please note that failure to do so could result in delays of payment or electronic transfer of funds, as applicable, and any such delay shall be at the Public Shareholders sole risk and neither the Acquirer, the PACs, the Manager to the Offer, Registrar to the Offer nor the Escrow Agent shall be liable to compensate the Public Shareholders for any loss caused to the Public Shareholders due to any such delay or liable to pay any interest for such delay.

The tax deducted under this Offer is not the final liability of the Public Shareholders or in no way discharges the obligation of Public Shareholders to disclose the consideration received pursuant to this Offer in their respective tax returns.

All Public Shareholders are advised to consult their tax advisors for the treatment that may be given by their respective assessing officers in their case, and the appropriate course of action that they should take. The Acquirer/PACs and the Manager to the Offer do not accept any responsibility for the accuracy or otherwise of such advice. The tax rates and other provisions may undergo changes.

Collection Centres

S. No.	City	Contact Person	Address	Telephone/email/fax	Mode
1.	Mumbai	Mr. Sumeet Deshpande	Link Intime India Pvt. Ltd., C-101, 247 Park, LBS Marg, Vikhroli (W), Mumbai -400 083	Tel: 022- 4918 6170/72 E-mail: jbchem.offer@linkintime.co. in Fax: 022 - 4918 6195	Hand Delivery/courier/registered post

2.	New Delhi	Mr. Bharat Bhushan	Link Intime India Pvt. Ltd., Noble Heights, 1st Floor, Plot NH2,C-1 Block LSC ,Near Savitri Market , Janakpuri, New Delhi -110058	Tel: 011-41410592/93/94 E-mail: jbchem.offer@linkintime.co. in Fax: 011-41410591	Hand Delivery

3.	Kolkata	Mr Kuntal Mustafi	Link Intime India Pvt. Ltd., Fort Burlow, 3rd Floor, Room No. 5 59-C, Chowringhee Road, Kolkata — 700020	Tel: (033) 2289 0539/2289 0540 E-mail: jbchem.offer@linkintime.co. in Fax: (033) 2289 0539	Hand Delivery

4.	Chennai	Mrs. Solly Soy	Link Intime India Pvt. Ltd., C/o SAS Partners Corporate Advisors Private Limited, #12, 3rd Floor, RMS Apartments, Gopalakrishna Street, Pondy Bazar, T Nagar, Chennai-17	Tel: 044-2815 2672/2815 2673 E-mail: jbchem.offer@linkintime.co. in Fax: 022 - 4918 6195	Hand Delivery

5.	Bangalore	Mr. Nagendra Rao	Link Intime India Pvt. Ltd., 543/A, 7TH Main, 3rd Cross, S.L.Bhyrappa Road, Hanumanthanagar, Bangalore - 560 019	Tel: 080-26509004 E-mail: jbchem.offer@linkintime.co. in Fax: 022 - 4918 6195 Tele Fax: 080-26509004	Hand Delivery

For hand delivery the collections centre timings will be all Working Days anytime between Monday to Friday 10:00 AM to 1:00 PM and 2:00 PM to 4:30 PM, except public holidays.

Applicants who cannot hand deliver their documents at the Collection Centres, may send their documents only by Registered Post/Courier, at their own risk, to the Registrar to the Offer at the Collection Centres situated at Mumbai so as to reach the Registrar to the Offer on or before the last date of acceptance i.e., Thursday, 3 September 2020.

PUBLIC SHAREHOLDERS ARE REQUESTED TO NOTE THAT THE OFF-MARKET FORM OF ACCEPTANCE-CUM-ACKNOWLEDGEMENT/EQUITY SHARES THAT ARE RECEIVED BY THE REGISTRAR AFTER THE CLOSE OF THE OPEN OFFER I.E., 3 SEPTEMBER 2020, THURSDAY SHALL NOT BE ACCEPTED UNDER ANY CIRCUMSTANCES AND HENCE ARE LIABLE TO BE REJECTED.

All future correspondence, if any, should be addressed to the Registrar to the Offer at the following address:

Link Intime India Private Limited

Unit:  JB Chemicals Limited - Open Offer

C-101, 247 Park, LBS Marg, Vikhroli (W), Mumbai -400 083, India

Contact person: Mr.Sumeet Deshpande

Tel: +91 22 4918 6170/72, Fax: +91 22 4918 6195

Email: jbchem.offer@linkintime.co.in